Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.4

EXECUTION VERSION

[***] SITE

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

by and between

[***]

and

POWERSECURE SOLAR, LLC

dated as of July 15, 2014

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

v

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBITS

A	Statement of Work
B	Contractor Deliverables Table
C	Applicable Permits
D	Environmental, Health and Safety Plan
E	Site Description
F	Lien Waivers
	F-1	Contractor’s Interim Waiver and Release Upon Payment
	F-2	Subcontractor/Supplier’s Interim Waiver and Release Upon Payment
	F-3	Contractor’s Waiver And Release Upon Final Payment
	F-4	Subcontractor/Supplier’s Waiver And Release Upon Final Payment
G	Requirements for Progress Report
H	Commissioning Process and Testing
I	Milestone Payment Schedule
J	Contract Schedule
K	Approved Major Subcontractors
L	Quality Assurance Plan
M	Form of Performance and Payment Bonds
N	Reserved
O	Reserved
P	Form of Change Order
Q	Substantial Completion and Final Completion Notices
	Q-1	Notice of Substantial Completion
	Q-2	Notice of Final Completion
R	Form of Contractor’s Invoice
S	Insurance Requirements
T	Owner’s Site Rules

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

This ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT is made and entered into as of this 15th day of July, by and between [***], a [***] corporation (“Owner”), and POWERSECURE SOLAR, LLC, a Delaware Limited Liability Company (“Contractor”). Each entity is sometimes individually referred to herein as a “Party” and the entities are sometimes collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, Owner is developing the Project at the Site; and

WHEREAS, Owner desires to engage Contractor to design, engineer, procure, install, construct, test and commission the Project for the Contract Price, and Contractor desires to provide such services, all in accordance with the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the sums to be paid to Contractor by Owner and of the covenants and agreements set forth herein, the Parties agree as follows:

AGREEMENT

1.	DEFINITIONS AND RULES OF INTERPRETATION

1.1 Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings.

“AC” means alternating current.

“Actual PV Module Price” shall have the meaning set forth in Section 5.2.1.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is under common Control with, or is Controlled by such specified Person.

“Agreement” means this Engineering, Procurement and Construction Agreement, including all Exhibits hereto, as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof.

“Applicable Law” means and includes any statute, license, law, rule, regulation, code, ordinance, judgment, arbitral award, Permit Requirement, decree, writ, legal requirement or order, of any national, federal, state or local court or other Governmental Authority, and the official, written judicial interpretations thereof, applicable to the Work, the Site, the Project or the Parties.

“Applicable Permit” means each federal, state, county, municipal, local or other license, consent, appraisal, authorization, ruling, exemption, variance, order, judgment, decree, declaration, regulation, certification, filing, recording, permit (including, where applicable, conditional permits), right of way or other approval with, from or of any Governmental Authority, that is required by Applicable Law for the performance of the Work or ownership, operation or maintenance of the Project, including those set forth on Exhibit C.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“[***] Representative” means an individual or individuals authorized to inspect the Site and the Project pursuant to the Easement Agreement.

[***]

“Bankrupt” means with respect to any entity, such entity (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) makes an assignment or any general arrangement for the benefit of creditors, (iii) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (iv) generally does not pay its debts as they fall due.

“Business Day” means any day except a Saturday, Sunday, or a Federal Reserve Bank holiday. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. in [***].

“Change In Work” means a change in the Work as defined in Section 15.1.

“Change Order” means the form in respect of a Change In Work attached as Exhibit P.

“Claim Notice” shall have the meaning set forth in Section 22.5.

“Code” shall have the meaning set forth in Section 5.2.3(b).

“Commissioning Plan” shall have the meaning set forth in Section 12.1.

“Confidential Information” shall have the meaning set forth in Section 23.1.

“Contract Interest Rate” shall have the meaning set forth in Section 6.5.1.

“Contract Price” has the meaning set forth in Section 5.1, as the same may be adjusted pursuant to the terms hereof.

“Contract Schedule” means the Level II Gantt Chart set forth on Exhibit J, that represents the plan for accomplishing the Work, as updated from time to time pursuant to the terms of this Agreement, and which shall be the baseline schedule document that forms the basis of all measurement of progress of Work under this Agreement.

“Contractor” shall have the meaning set forth in the preamble.

“Contractor Deliverables” means all of the deliverables set forth on the Contractor Deliverables Table.

“Contractor Deliverables Table” means the table of Contractor Deliverables attached hereto as Exhibit B.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Contractor Event of Default” shall have the meaning set forth in Section 18.1.

“Contractor Indemnitee” shall have the meaning set forth in Section 22.2.

“Contractor Lien” shall have the meaning set forth in Section 27.1.

“Contractor Party” means Contractor, its Subcontractors and their respective directors, officers, employees and agents.

“Contractor Permits” means (i) all Applicable Permits set forth on Part I of Exhibit C and (ii) all Applicable Permits that are required for the performance of the Work in accordance with this Agreement other than Owner Permits.

“Contractor’s Interconnection Facilities” means the equipment and facilities up to the high side of the generation step-up transformer needed to interconnect the Project to the adjacent transmission facilities owned by [***] as described in more detail in Exhibit A.

“Contractor’s Invoice” means an invoice from Contractor to Owner prepared by Contractor and in a form attached as Exhibit R.

“Contractor’s Project Manager” means [***], or any other project manager appointed by Contractor.

“Contractor’s Termination Invoice” means an invoice from Contractor to Owner described in Section 19.4.

“Control” means (including with correlative meaning the terms “Controlled”, “Controls” and “Controlled by”), as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Defect Warranty” means the warranties of Contractor under Section 16.1.1.

“Defect Warranty Period” shall have the meaning set forth in Section 16.2.1.

“Delay Liquidated Damages” means twenty thousand Dollars ($20,000) per day.

“Delay Notice” shall have the meaning set forth in Section 8.2.

“Design Warranty” shall have the meaning set forth in Section 16.1.2.

“Design Warranty Period” shall have the meaning set forth in Section 16.2.2.

“Disclosing Party” shall have the meaning set forth in Section 23.1.

“Dollars,” “dollars” or “$” means, unless otherwise specified in this Agreement, United States Dollars.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Easement Agreement” means that certain [***] Easement for Solar Photovoltaic Renewable Energy Generation System Located on [***].

“Effective Date” shall have the meaning set forth in Section 7.1.

“Electrical Subcontractor” means the Subcontractor performing substantially all of the above-ground and below-ground (including trenching and other underground work) electrical installation Work for the Project pursuant to a Subcontract entered into by and between Contractor and such Subcontractor.

“Environmental Attributes” means any and all environmental characteristics that are attributable to renewable energy, including but not limited to credits; credit towards achieving local, national or international renewable portfolio standards; green tags; renewable energy credits; greenhouse gas or emissions reductions, credits, offsets, allowances or benefits; any avoided emissions of pollutants to the air, soil, or water, including sulfur oxides (SO2), nitrogen oxides (NOx), carbon dioxide (CO2), carbon monoxide (CO), methane (CH4), nitrous oxide, carbon, volatile organic compounds (VOC), mercury, and other emissions; and any and all other green energy or other environmental benefits associated with the generation of solar energy (regardless of how any present or future law or regulation attributes or allocates such characteristics); provided, that Environmental Attributes do not include tax credits.

“Environmental Law” means any Applicable Law relating to the environment, and Hazardous Materials or to occupational health and safety.

“Event of Default” means either a Contractor Event of Default or an Owner Event of Default, as the context may require.

“Excluded Taxes” shall have the meaning set forth in Section 5.4.1.

“FERC” means the Federal Energy Regulatory Commission or its successor.

“Final Completion” means satisfaction by Contractor or waiver by Owner of all of the conditions for Final Completion set forth in Section 13.4.

“Final Completion Date” shall have the meaning set forth in Section 13.5.

“Final Completion Payment” means the Milestone Payment associated with the achievement of Final Completion, which shall be equal to [***].

“Final Lien Waiver” means, as applicable, (i) a lien waiver to be delivered by Contractor pursuant to Section 27.2 in the form of Exhibit F-3 to this Agreement and (ii) a lien waiver to be delivered by all Major Subcontractors pursuant to Section 27.2 in the form of Exhibit F-4 to this Agreement.

“Final Contractor’s Invoice” shall have the meaning set forth in Section 6.6.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Five Consecutive Day Operational Test” shall have the meaning set forth in Exhibit H.

“Five Day Performance Ratio Test” shall have the meaning set forth in Exhibit H.

“Force Majeure Event” means any occurrence, nonoccurrence or set of circumstances that prevents a Party, in whole or in part, from performing any of its obligations or satisfying any conditions under this Agreement and that is beyond the reasonable control of such Party and is not caused by such Party’s negligence, lack of due diligence, or failure to follow Prudent Industry Practices. The term Force Majeure Event shall not include: (i) the inability to comply with Applicable Law or an Applicable Permit or a change in any Applicable Law or Applicable Permit; (ii) a site-specific strike, walkout, lockout or other labor dispute at the Project; (iii) equipment failure or equipment damage, in the case of the Project only, except where such equipment failure or equipment damage results directly from an event that would otherwise constitute a Force Majeure Event hereunder; (iv) changes in market conditions that affect the cost or availability of equipment, materials, supplies or services, unless such costs or availability changes result directly from an event that would otherwise constitute a Force Majeure Event; (v) failures of Contractor’s Subcontractors or Suppliers, unless such failures are caused by an event that would otherwise constitute a Force Majeure Event if experienced directly by Contractor; (vi) unavailability, variability or lack of adequate solar insolation; or (vii) lack of finances.

“[***] Representatives” means any representative appointed or selected by [***] to monitor the construction of the Project.

“Governmental Authority” means applicable national, federal, state, county, municipal and local governments and all agencies, authorities, departments, instrumentalities, courts, corporations, other authorities lawfully exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or other subdivisions of any of the foregoing having a regulatory interest in or jurisdiction over the Site, the Project, the Work or the Parties.

“Guaranteed Performance Ratio” shall have the meaning set forth in Exhibit H.

“Guaranteed Substantial Completion Date” means August 1, 2016.

“Hazardous Materials” means any chemical, substance, emission or material regulated or governed by any Applicable Permit or Applicable Law that is now or hereafter deemed by any Governmental Authority to be a “regulated substance,” “hazardous material,” “hazardous waste,” “hazardous constituent,” “hazardous substance,” “toxic substance,” “radioactive substance” or “pesticide.”

“Indemnitee” means an Owner Indemnitee or a Contractor Indemnitee, as the context may require.

“Industry Standards” means those standards of construction, workmanship, Project Hardware and components specified in Exhibit A. Solely with respect to Section 16.3(a)(1), “Industry Standards” shall mean those standards of care and diligence normally practiced by entities that operate and maintain PV power plants.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Inspector” shall have the meaning set forth in Section 11.1(c).

“Installation Services Warranty” shall have the meaning set forth in Section 16.1.3.

“Installation Services Warranty Period” shall have the meaning set forth in Section 16.2.3.

“Intellectual Property Claim” means a claim or legal action for actual or alleged misappropriation of any trade secret or infringement of any United States patent, United States copyright, United States trademark or United States service mark arising from Contractor’s performance (or that of its Affiliates or Subcontractors) under this Agreement that: (a) concerns any Project Hardware or other services provided by Contractor, any of its Affiliates, or any Subcontractor under this Agreement; (b) is based upon or arises out of the performance of the Work by Contractor, any of its Affiliates, or any Subcontractor; or (c) is based upon or arises out of the design or construction of any item by Contractor or any of its Affiliates or Subcontractors under this Agreement or the use, operation, maintenance or repair of any item according to directions embodied in Contractor’s final process design, or any revision thereof, prepared or approved by Contractor; provided, that such claim or legal action does not result from (i) Contractor’s following the Written Instructions of Owner to use, incorporate, or install the subject matter of the claim or legal action or offending or infringing process or item; (ii) any modification or alteration of any Project Hardware or the Work that is not performed by Contractor, any of its Affiliates, or any Subcontractor; (iii) the combination of Project Hardware or the Work with any materials not provided by Contractor, any of its Affiliates, or any Subcontractor unless such combination is reasonably contemplated by the Parties, or (iv) Owner’s variation from Contractor’s recommended procedures for using the Project Hardware or Work or any such item, or (v) the Work or such item being manufactured to designs or specifications of Owner, except to the extent such designs or specifications were proposed or suggested by Contractor, any of its Affiliates, or any Subcontractor in writing.

“Intellectual Property Rights” means all trade secrets, copyrights, patents, trademarks and other intellectual property rights necessary or reasonably contemplated for the ownership, use, operation, maintenance and repair of the Project or embodied in Project Hardware (including any associated or embedded software) or the Work.

“Interim Lien Waiver” means, as applicable, (i) a lien waiver to be delivered by Contractor pursuant to Section 27.2 in the form of Exhibit F-1 to this Agreement and (ii) a lien waiver to be delivered by all Major Subcontractors (except the Suppliers of the PV modules and the inverters for the Project) pursuant to Section 27.2 in the form of Exhibit F-2.

“Investment Tax Credit” means the federal income tax credit for solar energy property under Section 48(a)(5) of the Internal Revenue Code.

“Invention” shall have the meaning set forth in Section 24.1.

“Inverter Warranty” means the original equipment manufacturer’s warranty provided by the Major Subcontractor supplying the inverters for the Project.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“ITC Property” means that portion of the Project that is described in Code section 48(a)(3)(A)(i).

“Labor Dispute” means work stoppages, slowdowns, strikes, disputes, disruptions, boycotts, walkouts and other labor difficulties or shortages.

“Limited Notice to Proceed” shall have the meaning set forth in Section 7.2.

“Losses” means, subject to Section 29.1, any and all actions, suits, claims, demands, costs, charges, expenses, liabilities, losses or damages.

“Major Subcontractor” means (a) a Subcontractor who enters into a Subcontract with Contractor for the supply of inverters, PV modules, PV Interconnection Switchgear and PVCS, (b) a Subcontractor that enters into a Subcontract with Contractor for preparing the plan for erosion, sediment, and pollution control pursuant to Applicable Permits, (c) the Electric Subcontractor, (d) the Site Preparation Subcontractor and (e) any Qualifying Subcontractor. An initial list of approved Major Subcontractors is attached as Exhibit K.

“Mechanical Completion” means the satisfaction of all of the following conditions: (a) the Project is mechanically, electrically and functionally complete and ready for initial operations, adjustment and testing, except for Non-Critical Deficiencies, and that the Contractor has completed the design, engineering, procurement, permitting, assembly, construction and installation of the same, in accordance with this Agreement, including: (i) the connection of all such equipment to other applicable equipment as required by way of wiring, controls, and safety systems; and (ii) ensuring that all instruments and relays are installed and functional and all required protective and control features are operational; (b) Contractor has commissioned the Project in accordance with the Commissioning Plan; (c) the Meteorological Stations have been installed and placed into operation by Contractor; (d) the telemetry system has been installed and placed into operation by Contractor; and (e) the telecommunications system has been installed and placed into operation by Contractor.

“Mediation Notice” shall have the meaning set forth in Section 30.1.

“Meteorological Stations” means the meteorological stations to be installed at the Site, which shall meet the specifications set forth in Exhibit A.

“Milestone” means a discrete portion of the Work identified as a “Milestone” on the Milestone Payment Schedule.

“Milestone Payment(s)” means a discrete portion of the Contract Price payable pursuant to the Milestone Payment Schedule as a payment due upon completion of a Milestone in accordance with Section 6.1.

“Milestone Payment Schedule” means the Milestone payment schedule attached hereto as Exhibit I.

“MW” means 1,000,000 watts of electric power (expressed as alternating current).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“NERC” means the North American Electric Reliability Corporation or a successor organization that is responsible for establishing reliability criteria and protocols.

“NERC Reliability Requirements” means those requirements set forth in the NERC Reliability Standards for Bulk Electric Systems in North America, as amended from time to time.

“Non-Critical Deficiencies” means each item of Work that: (a) Owner or Contractor identifies as requiring completion or containing defects; (b) does not impede the safe operation of the Project; and (c) has an immaterial effect on the capacity, efficiency, reliability, operability, safety or mechanical or electrical integrity of the Project.

“Notice” or “Notification” means a written communication between authorized representatives of the Parties required or permitted by this Agreement and conforming to the requirements of Article 28.

“Notice of Final Completion” means a Notice from Contractor to Owner stating that Contractor has satisfied the requirements for Final Completion under Section 13.6, substantially in the form attached hereto as Exhibit Q-2.

“Notice of Substantial Completion” means a Notice from Contractor to Owner stating that Contractor has satisfied the conditions precedent for Substantial Completion under Section 13.2, substantially in the form attached hereto as Exhibit Q-1.

“Notice to Proceed” shall have the meaning set forth in Section 7.3(a).

“Notify” means to provide a Notice or Notification.

“OFAC” shall have the meaning set forth in Section 3.14.1.

“OSHA” means the Occupational Safety and Health Act of 1970.

“Owner” shall have the meaning set forth in the preamble.

“Owner-Caused Delay” means (a) a failure by Owner to perform any of its obligations under this Agreement, including any failure to timely respond to Notices of Contractor under this Agreement where a specified period is provided (unless a deemed response to such Notice is provided for hereunder), that materially impacts the ability of Contractor to perform the Work or (b) Owner’s disruption of or interference with the performance of the Work without the right to do so under this Agreement in a manner that materially impacts the ability of Contractor to perform Work.

“Owner Event of Default” shall have the meaning set forth in Section 18.3.

“Owner Financing Party” means (a) any and all Persons, or the agents or trustees representing them, providing senior or subordinated debt, lease or equity financing or refinancing to Owner; or (b) any Person providing letters of credit, guarantees or other credit support to Owner, in each case, in connection with the Project or a portfolio of projects that includes the Project.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Owner Indemnitee” shall have the meaning set forth in Section 22.1.

“Owner-Instituted Change” shall have the meaning set forth in Section 15.2.

“Owner’s Interconnection Facilities” shall have the meaning set forth in Section 2.2.

“Owner Party” means Owner, its subcontractors (other than Contractor or its Subcontractors) and their respective directors, officers, employees and agents.

“Owner Permits” means all Applicable Permits set forth on Part II of Exhibit C.

“Owner Representative” means the Owner’s representative designated by Owner pursuant to Section 2.1.

“Owner’s Certificate of Final Completion” means a certificate of Owner certifying that Final Completion has occurred.

“Owner’s Certificate of Substantial Completion” means a certificate from Owner certifying that Substantial Completion has occurred.

“Owner’s Engineer” means any engineering firm or firms or other engineer or engineers selected and designated by Owner.

“Party” and “Parties” shall have the meanings set forth in the preamble.

“Performance and Payment Bonds” shall have the meaning set forth in Section 3.17.1.

“Performance Test Procedures” means those procedures for the Performance Tests developed in accordance with Section 12.2.

“Permit Expenses” means the actual costs payable to a Governmental Authority and Clean Water Act mitigation costs incurred in connection with the application for, issuance of, modification of, and maintaining of an Applicable Permit.

“Permit Requirement” means any requirement or condition on or with respect to the issuance, maintenance, renewal, transfer of, or otherwise relating to, any Applicable Permit or any application therefor.

“Person” means any individual, corporation, company, voluntary association, partnership, incorporated organization, trust, limited liability company, or any other entity or organization, including any Governmental Authority. A Person shall include any officer, director, member, manager, employee or agent of such Person.

“Placed in Service” shall mean, unless otherwise agreed to in writing by the Parties, the following have been achieved for the Project: (1) the required licenses and permits relating to the operation of the Project have been obtained; (2) the Project has been synchronized into the electric power grid for generating and transmitting electricity; (3) the critical tests for the various components of the Project have been completed: (4) the Project has been place into the control of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Owner by Contractor; and (5) the Project has begun regular daily operation (notwithstanding continuing testing for defects), as these factors have been interpreted and applied under United States federal income tax law.

“Post-2016 ITC” means the energy tax credit under Code section 48(a)(1) for ITC Property that is placed in service after December 31, 2016.

“Pre-2017 ITC” means the energy tax credit under Code section 48(a)(1) for ITC Property that is placed in service prior to January 1, 2017.

“Pre-Existing Contamination” means any Hazardous Materials, coal combustion byproducts or construction and demolition waste or other solid waste present on, at or under the Site that was introduced before the Effective Date.

“Prime Rate” means the prime rate as published in the “The Money Rates” Section of The Wall Street Journal (U.S. Edition); provided that, if the Wall Street Journal (U.S. Edition) is discontinued, the Parties shall use a comparable rate published by a responsible financial periodical reasonably selected by Contractor and reasonably approved by Owner.

“Progress Report” means a written progress report prepared by Contractor addressing the topics set out in Exhibit G.

“Project” means the [***] power plant to be designed, engineered, procured, constructed, tested and commissioned under this Agreement.

“Project Hardware” means all materials, supplies, apparatus, devices, equipment, machinery, tools, components, instruments and appliances that are to be incorporated into the Project, whether provided by Contractor, any Subcontractor or Owner.

“Property Taxes” means any real or personal property Taxes imposed on the Site, the Project Hardware or any material, equipment or other property that will be incorporated into the Project under this Agreement.

“Proposed Punchlist” shall have the meaning set forth in Section 13.1.1(b).

“Prudent Utility Practice” means any practices, methods and acts (i) required by Industry Standards, the National Electric Safety Code or NERC, whether or not the applicable Party is a member thereof, or (ii) otherwise engaged in or approved by a significant portion of the utility electric generation industry during the relevant time period or any of the practices, methods and acts that in the exercise of commercially reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Utility Practice is not intended to be the optimum practice, method or act to the exclusion of all others, but rather is intended to be any of the practices, methods and/or actions generally accepted in the region.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Punchlist” means a schedule or schedules of Non-Critical Deficiencies developed pursuant to Section 13.1.1(c).

“Punchlist Amount” means the cost or estimated cost to complete any Punchlist item as approved or deemed approved by the Parties under Section 13.1.1.

“Punchlist Holdback” means an amount equal to [***] of the Punchlist Amount for each Punchlist item.

“PV” means photovoltaic.

“PV Modules” means the photovoltaic modules to be installed in accordance this Agreement and meeting the technical specifications set forth in Exhibit A.

“PV Module Manufacturer” means the manufacturer of the PV Modules.

[***]

“PV Module Supply Agreement” shall have the meaning set forth in Section 7.2(a).

[***]

“PVCS” means the PV combining switchgear which collects the generated power from the power conversion station (which consists of the static power inverters, inverter step up transformers, cabling and grounding systems).

“Qualified Surety” means a surety authorized and licensed to transact suretyship business in the state of [***], included on the United States Department of the Treasury list (Department Circular 570) of surety companies qualified to write surety bonds on Federal Government projects, and rated by A.M. Best Company with a financial strength rating of “A-” or better and a financial size rating of Class X or larger.

“Qualifying Subcontractor” means a Subcontractor whose compensation under the respective Subcontract is expected to exceed or actually exceeds five hundred thousand Dollars ($500,000).

“Receiving Party” shall have the meaning set forth in Section 23.1.

“Release” means the release, discharge, deposit, injection, dumping, spilling, leaking or placing of any Hazardous Material into the environment so that such Hazardous Material or any constituent thereof may enter the environment, or be emitted into the air or discharged into any waters, including ground waters under applicable Environmental Law.

“Remedial Plan” means a plan prepared by Contractor regarding the actions to be taken and the schedule to remedy failures to achieve Substantial Completion by the Guaranteed Substantial Completion Date as submitted to and approved by Owner pursuant to Section 14.2.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Required Manuals” means operation and maintenance manuals which are reasonably necessary to safely and efficiently operate, maintain and shut down the Project, as set forth on Exhibit B.

“Required Regulatory Approvals” shall have the meaning set forth in Section 7.3(b).

“Safety Procedures” means those procedures and protocols set out in the Environmental, Health and Safety Plan in Exhibit D.

“SCADA” means the supervisory control and data acquisition system (including all necessary monitoring/control hardware and software, field instrumentation and communication devices) owned and operated by Owner, and any replacement thereto, as more particularly described in Exhibit A.

“Senior Management Notice” shall have the meaning set forth in Section 30.1.

“Site” means the Project site, as more particularly described in Exhibit E.

“Site Policies” shall have the meaning set forth in Section 3.10.2.

“Site Preparation Subcontractor” means the Subcontractor performing substantially all of the Site preparation Work at the Site pursuant to a Subcontract entered into by and between Contractor and such Subcontractor, including fencing for the Site.

“Site Representative” shall have the meaning set forth in Section 2.2.

“Statement of Work” means the requirements regarding the Work set forth in Exhibit A.

“Subcontract” means any contract for performance of any portion of the Work entered into with a Subcontractor.

“Subcontractor” means any Person, directly or indirectly, and of any tier (other than Contractor, but including any Affiliate of Contractor), including any Supplier, that performs any portion of the Work on behalf of Contractor in furtherance of Contractor’s obligations under this Agreement.

“Substantial Completion” means the satisfaction of all of the conditions set forth in Section 13.2.

“Substantial Completion Date” shall have the meaning set forth in Section 13.3.

“Substantial Completion Payment” means the Milestone Payment associated with the achievement of Substantial Completion, which shall be equal to [***].

“Successfully Run” means that the Five Consecutive Day Operational Test was completed in accordance with the procedures, conditions and requirements for the proper performance of such test as set forth in Exhibit H.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Supplier” means a Person that supplies Project Hardware directly to Contractor in connection with the performance of the Work (including any Affiliate of Contractor).

“Tax” or “Taxes” means any and all forms of taxation, charges, duties, imposts, levies and rates whenever imposed by any Governmental Authority, including sales tax, use tax, gross receipts tax, income tax, withholding taxes, corporation tax, franchise taxes, capital gains tax, capital tax, capital transfer tax, inheritance tax, value added tax, customs duties, capital duty, excise taxes, betterment levy, stamp duty, stamp duty reserve tax, payroll tax, social security or other similar taxes, and generally any tax, duty, impost, levy, goods and services tax, or rate or other amount, and any interest, penalty, fine or other amount due in connection therewith, but excluding any Permit Expenses.

“Unforeseeable Site Conditions” means the presence or the discovery of Hazardous Materials, archeological artifacts, liens or encumbrances, the presence of endangered or threatened species, or religious, historical, cultural, archeological or biological resources, coal combustion byproducts or construction and demolition waste or other solid waste, or any unknown physical conditions at, above or below the surface of the Site that prevents the performance of any material obligation arising under this Agreement after the Effective Date that could not have been discovered through reasonable diligence by Contractor.

“Warranty” means the Defect Warranty, the Design Warranty or the Installation Services Warranty, as the context requires.

“Warranty Claim Notice” shall have the meaning set forth in Section 16.5.3.

“Warranty Period” means the Defect Warranty Period, the Design Warranty Period or the Installation Services Warranty, as the context requires.

“Work” means all of the Contractor’s obligations set forth in Exhibit A.

“Working Outstanding Items List” shall have the meaning set forth in Section 13.1.1(a).

“Written Instructions” means instructions by Owner in writing that are prepared at Owner’s volition without input or suggestion from a Contractor Party. Written Instructions do not include this Agreement or any instructions specified in this Agreement.

1.2 Exhibits. This Agreement includes the Exhibits annexed hereto and any reference in this Agreement to an “Exhibit” by letter designation or title shall mean one of the Exhibits identified in the table of contents and such reference shall indicate such Exhibit herein. Each Exhibit attached hereto is incorporated herein in its entirety by this reference.

1.3 Interpretation.

(a)

Terms defined in a given number, tense or form shall have the corresponding meaning when used in this Agreement with initial capitals in another number, tense or form. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b)	The terms such as “hereof,” “herein,” “hereto,” “hereinafter” and other terms of like import are not limited in applicability to the specific provision within which such references are set forth but instead refer to this Agreement taken as a whole.

(c)	When a reference is made in this Agreement to an Article, Section, subsection or Exhibit, such reference is to an Article, Section, subsection or Exhibit of this Agreement unless otherwise specified.

(d)	The word “include,” “includes,” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” and, unless otherwise specified shall not be deemed limited by the specific enumeration of items, but shall be deemed without limitation. The term “or” is not exclusive.

(e)	A reference to either Party in this Agreement or in any other agreement or document shall include such Party’s predecessors, successors and permitted assigns.

(f)	A reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or re-enacted, and all rules and regulations promulgated thereunder.

(g)	The Parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

1.4 Headings. All headings or captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

1.5 Conflicts in Documentation. This Agreement, including the Exhibits hereto shall be taken as mutually explanatory. If either Party becomes aware of an express conflict between the provisions of this Agreement or any Exhibit hereto, such Party shall promptly Notify the other Party of such conflict. In the event of a conflict between any provision within Articles 1 through 31 of this Agreement and an Exhibit, the provisions of Articles 1 through 31 of this Agreement shall take precedence over Exhibits A and H, which shall in turn take precedence over the remaining Exhibits.

1.6 Documentation Format. This Agreement and all documentation to be supplied hereunder shall be in the English language and all units of measurement in the design process, specifications, drawings and other documents shall be specified in dimensions as customarily used in the United States of America.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.	RESPONSIBILITIES OF OWNER

Owner shall, at Owner’s cost and expense:

2.1 Owner Representative. Designate (by a Notice delivered to Contractor) an Owner Representative, who shall act as the single point of contact on behalf of Owner with respect to the prosecution and scheduling of the Work and any issues relating to this Agreement. Owner may designate a new Owner Representative from time to time by a Notice delivered to Contractor.

2.2 Electrical Interconnection. Engineer, design, construct and commission any interconnection facilities needed beyond the generation step up transformer as further described in Exhibit A (“Owner’s Interconnection Facilities”).

2.3 Site Representative. At Owner’s sole discretion, designate (by a Notice delivered to Contractor) a “Site Representative” who shall be permitted, notwithstanding Section 11.1(a) reasonable access to all portions of the Work on Site for purposes of inspection at all reasonable times. At Owner’s sole discretion, the Owner Representative may also serve as the Site Representative or the Inspector. Owner may designate a new Site Representative from time to time by a Notice delivered to Contractor.

2.4 Access to Site. Subject to the other provisions of this Agreement applicable to safety and Site requirements and to the Easement Agreement, provide access and use of the Site for the purposes of allowing Contractor to perform its obligations and exercise its rights under this Agreement. Notwithstanding the foregoing, Owner shall ensure that the Site has been cleared of all merchantable (as determined by the [***] in its sole discretion) timber on or before March 1, 2015 in such a manner as to allow Contractor to commence the Work in accordance with the Contract Schedule on the Site or portions of the Site and Owner’s failure to clear any merchantable timber from the Site as required by this Section 2.4 shall constitute an Owner-Caused Delay; provided that, for the avoidance of doubt, Contractor shall be responsible for all additional Site preparation activities (such as removal of non-merchantable timber, stump removal and grubbing) as specified in Exhibit A.

2.5 Cooperation. Cooperate and coordinate with Contractor and the Subcontractors in coordinating the work of Owner’s contractors who may be working at or near the Site with the Work being performed by Contractor and the Subcontractors. Owner shall not allow its, or its Affiliates’, operations and activities on the Site to materially interfere with the performance of the Work by Contractor.

2.6 Owner Permits; Permit Assistance. Owner shall have obtained (or shall obtain in a timely manner) and shall maintain all Owner Permits as specified in Part II of Exhibit C and shall pay or cause to be paid all Permit Expenses applicable to Owner Permits; provided, that Contractor will be responsible for all other obligations under such permits pursuant to Section 3.14. Owner shall cooperate with and provide reasonable assistance to Contractor with obtaining any Contractor Permit and any modification to any Owner Permit necessary for the completion of the Work.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.7 Review and Approval. Notwithstanding Owner’s review or Owner’s approval of any items submitted to Owner for review or approval in accordance with this Agreement, neither Owner nor any of its representatives or agents reviewing such items, including the Owner’s Engineer, shall have any liability for, under or in connection with the items such Person reviews or approves, and Contractor shall remain responsible for the quality and performance of the Work; provided that if Contractor, in its sole discretion, agrees to follow any written requests provided by Owner or Owner’s Engineer, Contractor shall not have any liability hereunder for any Loss resulting from following such requests. Owner’s review or approval of any items shall not constitute a waiver of any claim or right that Owner may then or thereafter have against Contractor. Unless otherwise expressly provided herein, Owner shall not unreasonably delay its review of any item submitted by Contractor for review or approval. The review by Owner of any Subcontractor shall not constitute any approval of the Work undertaken by any such Person, cause Owner to have any responsibility for the actions, the Work, or payment of such Person or to be deemed to be in an employer-employee relationship with any such Subcontractor, or in any way relieve Contractor of its responsibilities and obligations under this Agreement.

2.8 Taxes. Remit in a timely manner any and all Property Taxes and any such other Taxes as are Owner’s responsibility under Section 5.4.1. In the event such Taxes are paid by Contractor, or any Subcontractor or Supplier, Owner shall promptly reimburse Contractor for same.

2.9 Other Responsibilities, Duties and Obligations. Perform its other responsibilities, duties and obligations set forth in this Agreement.

3.	RESPONSIBILITIES OF CONTRACTOR

Contractor shall, at Contractor’s sole cost and expense:

3.1 General. Contractor shall perform, furnish and be responsible for all of the Work; provided, that any work provided with respect to the Project prior to the execution and effectiveness of this Agreement shall be deemed “Work” hereunder and shall be subject to the terms and conditions of this Agreement and shall be required to meet all requirements of this Agreement with respect to the Work and is incorporated into this Agreement by this reference. Contractor acknowledges and agrees that this Agreement constitutes a fixed price (subject to the terms hereof) obligation to engineer, design, procure, construct, test and commission the Project. Except for items that are expressly excluded from the Work, the Work shall be deemed to include all items required or necessary as of the Effective Date for the Work to comply with Applicable Law, Applicable Permits and Prudent Utility Practice, and any Change in Work required for the Work to so comply shall not permit any schedule or additional cost relief for Contractor. Contractor shall, as between Contractor and Owner, be solely responsible for all design, engineering and construction means, methods, techniques, sequences, procedures and safety and security programs in connection with the performance of the Work. Contractor shall design, engineer and construct the Project so that it meets the requirements of the applicable Contractor Deliverables, and is capable, as of the Substantial Completion Date, of operation in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

compliance with the terms of this Agreement. Contractor shall perform the Work and complete the Project in accordance with (i) the Contractor Deliverables, (ii) all Applicable Laws and Applicable Permits, (iii) Prudent Utility Practice; (iv) NERC Reliability Requirements that are binding, legal requirements applicable to Contractor’s performance of the Work; (v) the Statement of Work; and (vi) the Easement Agreement.

3.2 Electrical Interconnection. Engineer, design, construct and commission Contractor’s Interconnection Facilities in accordance with the specifications and requirements of [***] as transmission provider. Additionally, Contractor shall (i) prior to the Substantial Completion Date, provide Owner with all required drawings, information, documents, specifications and progress reports as required by Owner and (ii) prior to the Substantial Completion Date, perform any testing and subsequent modifications as required by Owner.

3.3 Contractor’s Project Manager. Designate a qualified individual to act as Contractor’s Project Manager who shall have full responsibility for the prosecution and scheduling of the Work and any issues relating to this Agreement. Contractor may designate a new qualified individual to act as Contractor’s Project Manager from time to time by a Notice delivered to Owner. Any such Project Manager will be responsible for furnishing information as reasonably requested by Owner, will have the authority to agree upon procedures for coordinating Contractor’s efforts with those of Owner, and shall be present or duly represented at the Site at all times when the Work is being performed.

3.4 Progress Reports and Regulatory Compliance. Until the Substantial Completion Date, provide Progress Reports in accordance with Section 7.5 and any other reports as and when reasonably required by Owner. Contractor shall also assist Owner in providing any information requested by [***] in connection with the Project.

3.5 Inspection.

(a)	Contractor shall perform all inspection and other like services (such as expediting, quality surveillance and traffic control) required for performance of the Work, including inspecting all Project Hardware. Without limiting the foregoing, Contractor shall be responsible for inspection and, to the extent Contractor deems necessary using its reasonable judgment, testing of the Project Hardware and all components thereof in accordance with Prudent Utility Practice.

(b)	Contractor shall perform detailed inspection of Work in progress, as well as expediting and quality surveillance as required for performance of the Work. Contractor shall:

(1)	keep Owner informed in all material respects of the progress and quality of all Work; and

(2)	advise Owner of any material deficiencies revealed through such inspections and of the measures proposed by Contractor to remedy such deficiencies; provided, any such Notice provided pursuant to this Section 3.5(b)(2), shall not constitute a request for adjustment, extension or modification of the Contract Schedule or Owner’s consent to any of the same.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.6 Organization. Contractor shall, in Contractor’s reasonable judgment, maintain staff that are dedicated to the completion of the Work, and that have the technical and managerial expertise to control and execute the Work in accordance with the requirements of this Agreement, including appropriate installation and commissioning representatives, supervising personnel, all equipment, tools, construction and temporary material and all other labor necessary for all of the Work to complete commissioning in accordance with Exhibit H.

3.7 Utilities and Services.

3.7.1 Provision of Services. Until the Substantial Completion Date, install, connect and maintain at its own expense all utilities, facilities and services required for the performance of the Work, either through adjoining public streets or, if they pass through adjoining private land, do so in accordance with easements (as in existence on the Effective Date) which inure to the benefit of the Owner.

3.7.2 Payment. Pay when due all utility usage charges and arrange with local authorities and utility companies having jurisdiction over the Site for the provision of utilities provided pursuant to Section 3.7.1.

3.7.3 Supply of Construction Facilities. Obtain all supplies or services required for the performance of the Work but which do not form a permanent part of the completed Work.

3.8 Hazardous Materials Disposal System. To the extent required by Applicable Law and subject to Section 26, prepare and maintain accurate and complete documentation of all Hazardous Materials used by Contractor or Subcontractors at the Site in connection with the Project, and of the disposal of any such materials, including transportation documentation and the identity of all Subcontractors providing Hazardous Materials disposal services to Contractor at the Site.

3.9 Maintenance of Site. Contractor shall at all times keep the Site reasonably free from debris, waste, rubbish and Hazardous Material (other than Pre-Existing Contamination), relating to its Work, including clearance of the Site and removal of obstructions for starting the Work. Contractor shall take reasonable steps to maintain the Site in a neat and orderly condition throughout the performance of the Work. Contractor shall employ sufficient personnel to clean its office and Owner’s office at the Site and work areas each working day and shall cooperate with the other Persons working at the Site to keep the Site clean. Subject to Section 3.8 and Section 26 with respect to Hazardous Materials, Contractor shall dispose of any such debris, waste and rubbish on the Site in accordance with Applicable Law, and Prudent Utility Practice. Contractor shall provide for the procurement of or disposal of, as necessary, all soil, gravel and similar materials required for the performance of or otherwise in connection with the Work. Owner shall be conducting other activities on the Site that may require additional coordination and safety precautions on the part of the Contractor. The Contractor shall cooperate and coordinate with, and not interfere with or obstruct, other contractors and/or plant operations and maintenance activities at the Site.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.10 Site Security.

3.10.1 Safety Procedures. Contractor shall be responsible for the security and safety of the Site at all times prior to Substantial Completion in accordance with Exhibit D. Without limiting Contractor’s other obligations as set forth in this Agreement, at all times during the performance of the Work on Site, Contractor will comply with and cause the on-Site personnel of any Contractor Party to comply with Contractor’s safety procedures as set forth in Exhibit D. Contractor’s environmental, health and safety program (set forth on Exhibit D) shall meet or exceed the requirements of the “[***] Generation and Energy Marketing Environmental, Health and Safety Policies and Procedures” manual set forth at [***]

3.10.2 Site Policies. Until the Substantial Completion Date, provide all necessary and reasonably appropriate security safeguards at the Site for the protection of the Work. Contractor acknowledges that Owner has Site and security rules at its various premises and facilities. Contractor agrees that it will ensure that the personnel of any Contractor Party, while on Site, comply with Owner’s Site and security rules set forth in Exhibit T (the “Site Policies”). If, at any time, Owner concludes that any such personnel of a Contractor Party is not in compliance with the Site Policies, Owner shall provide Contractor notice (which may be oral or by electronic means) of such non-compliance and Contractor shall correct such non-compliance right away; provided, however, if Contractor does not correct such non-compliance right away, Owner shall have the right, in its sole discretion, to refuse Site entry to (or to have removed from the work site) such non-compliant personnel of a Contractor Party. Contractor shall notify the Owner Representative upon removal of any person from the Site for violation of the Site Policies. On a bi-weekly basis (i.e., every two (2) weeks), Contractor shall provide to Owner (through the Owner Representative) a list of the on-Site personnel of any Contractor Party.

3.11 Occupational Health and Safety.

3.11.1 Compliance. Consistent with Contractor’s Safety Procedures, Contractor shall take necessary safety and other precautions to protect property and persons from damage, injury or illness arising out of the performance of the Work, and shall be responsible for the compliance by all of its agents, employees and Subcontractors with all Applicable Laws governing occupational health and safety.

3.11.2 Notice. Contractor shall provide Owner, within five (5) days following its occurrence, with written:

(a)	Notification of all OSHA recordable events;

(b)	Notifications and copies of all citations by Governmental Authorities concerning accidents or safety violations at the Site; and

(c)	copies of written accident reports for lost time accidents.

Contractor shall promptly deliver to Owner any written communication with any Governmental Authority (including any Notices) with respect to accidents that occur at the Site.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.12 Safety. At all times while any of Contractor’s employees, agents or Subcontractors are on the Site, be responsible for providing them with a safe place of employment, and Contractor shall inspect the places where its employees, agents and Subcontractors are or may be present on the Site and shall promptly take action to correct conditions which cause or may be reasonably expected to cause the Site to be or become an unsafe place of employment for them. Contractor shall provide to its employees, at its own expense, any and all safety equipment required to protect against injuries during the performance of the Work and shall ensure that its agents, employees and Subcontractors are knowledgeable of and utilize safe practices in the performance of the Work. In furtherance and not in limitation of the foregoing, Contractor shall comply with the Contractor’s Safety Procedures.

3.13 Handling, Shipping and Importation. Arrange for complete handling, shipping and importation, as necessary, of all Project Hardware and construction equipment, materials and supplies and all manufacturing and related services (whether on or off the Site) for construction of and incorporation into the Project which are required for completion of the Work in accordance with this Agreement, including quality assurance, shipping, loading, unloading, customs clearance (and payment of any customs duties in connection therewith), receiving, and any required storage and claims.

3.14 Applicable Laws and Applicable Permits. Obtain and maintain all Contractor Permits and pay all costs and expenses (including all Permit Expenses) in connection with all Contractor Permits. Contractor shall be responsible for compliance with and implementation of the Owner Permits. Contractor shall provide Owner with (i) copies of all applications and plans related thereto for those Contractor Permits that have not already been obtained as of the Effective Date at least thirty (30) days prior to submission of the application (in the case of those applications not submitted prior to the Effective Date), including the erosion, sedimentation and pollution control plan, and final Contractor Permits and plans related thereto for review and approval by Owner, (ii) all correspondence with Governmental Authorities associated with, and notices of, any alleged violations of an Applicable Permit, (iii) notification of any inspection of the Project by any Governmental Authority and (iv) notice of any dispute regarding any Contractor Permit or, to its knowledge, any Applicable Permit. During performance of the Work, Contractor shall comply, and cause the Subcontractors to comply, with (i) all Applicable Laws and all Applicable Permits relating to the Work, including those Applicable Laws and Applicable Permits relating to fire, safety, health, environmental matters, employment standards and workers’ compensation and (ii) all applicable requirements of NERC and other applicable reliability regulatory agencies relating to the Project and the Work (including those relating to construction and operation of the Project). Contractor’s [***] and Contractor shall renew or extend such license with the appropriate Governmental Authority as and when required by Applicable Law as necessary for Contractor to perform its obligations under this Agreement. Contractor shall cooperate with and provide reasonable assistance to Owner with obtaining and maintaining any Owner Permit or otherwise complying with any Applicable Law. Without limiting the generality of the foregoing obligation, Contractor agrees that it will adhere to: (a) all labor laws and regulations (including the use of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

U.S. citizens or properly documented alien workers under the Immigration Act of 1990 and the Immigration and Nationality Act of 1952, as amended, including the Department of Homeland Security’s E-Verify procedures, if required by applicable labor laws and regulations); and (b) all safety and health standards promulgated under OSHA and by any state or local health or safety authority with jurisdiction over the Work performed or to be performed under this Agreement. Contractor shall maintain records regarding its compliance with Applicable Permits, including environmental permits, as required by Applicable Law. Contractor shall make available to Owner for inspection upon reasonable advance written request and during Contractor’s normal business hours all such records.

3.14.1 Foreign Asset Control Compliance. Contractor represents and warrants as follows at all times during the term of this Agreement: (1) it is not, and it does not act on behalf of any other person that is, named on the “List of Specially Designated Nationals and Blocked Persons” maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); (2) it is not, and it does not act on behalf of any other person that is, the subject of any other sanctions programs administered by OFAC; (3) it is in material compliance with all applicable laws and regulations relating to the prevention of money laundering and the financing of terrorism.

3.14.2 Foreign Corrupt Practices Act Compliance. Contractor agrees that it will not corruptly offer, promise or give any pecuniary benefit or other thing of value, whether directly or through intermediaries, in connection with this Agreement and the transactions contemplated hereby, to a Foreign Public Official, for receipt by that Official, or for a third party on behalf of that Official, in order to influence any act or decision of that Official, that the Official act or refrain from acting in violation of the performance of his or her official duties, or in order to obtain or retain business or other improper advantage for Contractor in connection with Contractor’s work related to this Agreement. Contractor warrants and represents that, before the execution of this Agreement, neither it nor its Affiliates took any action with respect to any work related to this Agreement that would have violated this Section 3.14.2 had this Agreement been signed at that time. As used herein: (i) “Foreign Public Official” and “Official” mean any officer or employee of a foreign government, or any department, agency, or instrumentality thereof; any officer or employee of a public international organization; any foreign political party or official thereof, or any candidate for foreign political office; and (ii) “country” includes all levels and subdivisions of a government from national to local.

3.15 Quality Assurance Programs. Contractor has sole responsibility for the quality assurance and quality control of the Work, including all work of its Subcontractors. Contractor shall use effective quality assurance programs throughout the performance of the Work that are substantially similar to those set forth in Exhibit L. Within sixty (60) days after the Effective Date, Contractor shall provide for Owner’s review Site-specific quality assurance program documentation and shall incorporate all reasonable edits from Owner.

3.16 Commissioning Personnel. Provide or cause to be provided, appropriate installation and commissioning representatives, as necessary supervising personnel, all equipment, tools, construction and temporary material and all other labor necessary for all of the Work to complete commissioning in accordance with Exhibit H.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.17 Contractor Performance Security.

3.17.1 Contractor shall provide on the Effective Date surety performance and payment bonds each with a penal sum equal to the Contract Price (“Performance and Payment Bonds”), in the form of Exhibit M and issued by a Qualified Surety, as security for the Contractor’s performance and payment obligations under this Agreement. Such performance and payment bonds shall be maintained until the expiration of the Warranty Period as defined in Section 1.1 and Section 16.2 of this Agreement.

3.17.2 Owner shall be entitled to draw upon the Performance and Payment Bonds following the occurrence of a Contractor Event of Default, including Contractor’s failure to pay any liquidated damages, in the amount necessary to recover any damages to which Owner is entitled to under this Agreement. All costs associated with the Performance and Payment Bonds shall be included in the Contract Price.

3.17.3 Contractor shall promptly notify Owner of any circumstance that results in Contractor’s failure to be in compliance with the requirements of this Section 3.17. From time to time, at Owner’s written request, Contractor shall provide Owner with such evidence as Owner may reasonably request that the Performance and Payment Bonds remains in full force and effect in accordance with this Agreement.

3.18 Contractor Deliverables. Contractor shall deliver to Owner, the Contractor Deliverables specified in Exhibit B. The Contractor Deliverables shall include all drawings and documentation necessary for Contractor’s performance of the Work. The drawings shall show all features and details of the Work necessary for the proper installation and successful operation of the Project. The Contractor shall identify in the drawings or documentation the originator of the drawings and/or documentation if the originator is other than the Contractor.

3.19 Business Practices. Contractor covenants that it will not make any payment or give anything of value to any government official (including any officer or employee of any Governmental Authority) to influence his, her or its decision or to gain any other advantage for Owner or Contractor. Further, Contractor shall not make a direct or indirect contribution of any kind or nature to any Person who may be considered a candidate for the [***].

3.20 Site Conditions. Contractor has inspected and satisfied itself as to all geotechnical and physical conditions at the Site and shall be responsible for all necessary work in relation to, or because of, geotechnical and physical conditions both below and above ground (including archeological, historical, cultural, or religious sites, places and monuments, the presence of endangered species, biological resources, state buffers, waters of the United States, or Pre-Existing Contamination (other than Pre-Existing Contamination that would also constitute an Unforeseeable Site Condition)) at the Site. If Contractor desires to conduct any further investigations, studies, sampling or testing at the Site, any such investigations, studies, sampling, testing and remediation must be approved in advance by Owner (such approval within the sole discretion of Owner), such approval or non-approval to be provided within a reasonable time. No claims by Contractor for termination, additional payment or extensions of time shall be permitted

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

on the ground of any misunderstanding or misapprehension of the matters referred to in this Section 3.20. For the avoidance of doubt, nothing in Exhibit D shall affect Contractor’s obligations under this Section 3.20.

3.21 Unforeseeable Site Conditions; Religious or Archeological Findings. In the event any Unforeseeable Site Conditions are discovered or identified by Contractor at the Site during the performance of the Work, Contractor shall notify Owner of any such discovery as soon as practicable (other than notification in respect of Hazardous Materials (including Pre-Existing Contamination), which notification obligations are addressed in Section 26.3). In the event any archaeological or religious sites, places, monuments or areas are discovered or identified by Contractor during the performance of Work, Contractor shall comply with all Applicable Laws and Applicable Permits in connection with such discoveries, including, if so required, immediately stopping any Work affecting the area. Contractor shall notify Owner of any such discovery as soon as practicable. All fossils, coins, articles of value or antiquity and structures and other remains or things of geological, archaeological, historical, religious, cultural or similar interest discovered on the Site shall, as between Owner and Contractor, be deemed to be the absolute property of Owner; provided that Owner hereby acknowledges any such items discovered at the Site may belong to a party other than Owner or Contractor. Contractor shall prevent its and its Subcontractors’ personnel and any other Persons from removing or damaging any such article or thing. Any schedule delays incurred by Contractor resulting from Unforeseeable Site Conditions shall be treated as a Force Majeure Event. For the avoidance of doubt, nothing in Exhibit D shall affect Contractor’s obligations under this Section 3.21.

3.22 No Toleration of Unacceptable Behavior (Ethics). Contractor and the on-Site personnel of any Contractor Party must, at all times, conduct their business activities on Site in compliance with all Applicable Laws and must not, at any time, exhibit any of the following behaviors:

(a)	harassment or discrimination of any kind or character, including conduct or language that: (i) is derogatory to any individual on the basis of race, gender, color, religion, age, national origin, disability, veteran status, or sexual orientation; or (ii) creates an intimidating, hostile or offensive working environment. Specific examples include, but are not limited to, jokes, pranks, epithets, written or graphic material, or hostility or aversion toward any individual or group;

(b)	any conduct or act such as threats or violence that creates a hostile, abusive, or intimidating work environment (examples include, but are not limited to, fighting, abusive language, inappropriate signage, use or possession of firearms on a work site, destruction of Owner property or Owner employee property, or the threat of any of these behaviors);

(c)	use of Owner’s computers, e-mail, telephone, or voice-mail system that in any way involves material that is obscene, pornographic, sexually oriented, threatening, or otherwise derogatory or offensive to any individual on the basis of race, gender, color, religion, age, national origin, disability, veteran status, or sexual orientation;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	any conduct or act that violates Section 3.24 herein; or

(e)	engagement in any activity that creates a conflict of interest or appearance of the same, or that jeopardizes the integrity of Owner or Contractor (including, but not limited to, gifts or gratuities to Owner employees).

Contractor agrees to communicate these required behavior standards to all the on-Site personnel of any Contractor Party that assist Contractor in its performance of the Work under this Agreement. Contractor will, at a minimum, comply with these behavior standards and will require and ensure that all on-Site personnel of any Contractor Party comply with the same behavior standards in connection with Contractor’s performance under this Agreement. If any on-Site personnel of any Contractor Party observes an Owner employee doing, or is ever asked by an Owner employee to do, something that such on-Site personnel of any Contractor Party considers to be unethical, illegal, or in violation of these behavior standards, Owner expects Contractor to notify Owner management immediately or to call Owner’s workplace ethics hotline at (1-800-754-9452); provided that the failure to so notify Owner management shall not constitute a breach of this Agreement, unless such failure constitutes gross negligence or willful misconduct.

3.23 Rights of Owner. Owner reserves the right to conduct audits if Owner has a good faith belief that Contractor may not be in compliance with Exhibit D, Section 3.24 and Section 3.25 during the term of this Agreement. Neither this reservation of rights, nor the discretion to exercise those rights, will relieve Contractor of its obligation comply with Exhibit D and Sections 3.24 and 3.25, nor will it constitute control over the manner and means by which Contractor implements this Section 3.23. Owner and its Affiliates retain the exclusive right to waive any or all parts of the requirements for drug and alcohol testing and background investigations. Unless expressly waived as provided in the preceding sentence, no act or omission by Owner or Owner’s Affiliate will operate as a waiver of Owner’s right to enforce Exhibit D and Sections 3.24 and 3.25 or Contractor’s duty to comply thereunder. Notwithstanding the foregoing, in no event shall Owner have any access or audit rights to any records or other documents or information relating to any billing or payment information other than in connection with any Work performed by Contractor on behalf of Owner on (x) a time and materials basis or (y) cost pass-through basis.

3.24 Drug-and Alcohol-Free Work Place. Contractor acknowledges that Owner is committed to maintaining a drug- and alcohol-free workplace and requires that the on-Site personnel of any Contractor Party performing Work that directly impact Owner’s facilities, equipment, processes, operations, or personnel is free from the effects of alcohol or drugs that may impair work performance. Contractor must maintain a safe, secure, and drug- and alcohol-free workplace at all times during the term of this Agreement. All on-Site personnel of any Contractor Party should avoid involvement with drugs or use of alcohol that could compromise their fitness for duty or ability to work safely.

3.25 Non-English Speaking Personnel.

3.25.1 English Speaking Personnel. Contractor shall at all times assure that an English speaking on-Site employee of Contractor is provided for non-English speaking on-Site

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

personnel of any Contractor Party. The English speaking on-Site employee must have the ability to communicate with and translate the foreign language of all non-English speaking on-Site personnel of any Contractor Party to assure that the ability to communicate vital information is readily available. If the non-English speaking on-Site personnel of any Contractor Party are divided into work groups, it shall remain the responsibility of Contractor that an English speaking on-Site employee is provided so as to ensure that the ability to communicate vital information is still readily available to all non-English speaking on-Site personnel of any Contractor Party.

3.25.2 Translation. Contractor will communicate and translate to its non-English speaking on-Site personnel of any Contractor Party all information and training required by Applicable Laws and regulations and all other safety and health requirements to the extent required by such on-Site personnel of any Contractor Party obligations with respect to the Work, in addition to all job related duties of the contract. These requirements include Contractor’s Safety Procedures and any relevant manufacturer’s information such as material safety data sheets.

3.26 Federal Tax Credits. Contractor shall cooperate with Owner to optimize Owner’s ability to claim Investment Tax Credits applicable to the Project, including providing any information necessary for Owner to receive such credits, such as reporting and itemization requirements with respect to qualified property or otherwise.

4.	COVENANTS, WARRANTIES AND REPRESENTATIONS

4.1 Contractor. Contractor represents and warrants, as of the Effective Date and as of the date of execution and delivery of this Agreement by Contractor, as follows:

4.1.1 Organization, Standing and Qualification. Contractor is a Limited Liability Company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver and perform its obligations hereunder and to engage in the business it presently conducts and contemplates conducting, and is and will be duly licensed or qualified to do business and in good standing under the laws of each other jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

4.1.2 Due Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by or on behalf of Contractor and is, upon execution and delivery, the legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles.

4.1.3 No Conflict. The execution, delivery and performance by Contractor of this Agreement will not conflict with or cause any default under: (a) its organizational documents; (b) any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which Contractor is a Party or by which it or its properties may be bound or affected; or (c) any Applicable Laws.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.1.4 Government Approvals. Other than with respect to the Applicable Permits, neither the execution nor delivery by Contractor of this Agreement requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Authority. Contractor represents and warrants that all Applicable Permits required to be in Contractor’s name either (1) have been obtained by Contractor and are in full force and effect on the Effective Date and as of the date of execution and delivery of this Agreement by Contractor or (2) will be obtained and will be in full force and effect on or prior to the date on which they are required, under this Agreement and Applicable Law, so as to permit Contractor to commence and prosecute the Work to completion and that Contractor is in an will maintain material compliance with all Applicable Permits.

4.1.5 No Suits, Proceedings. There are no actions, suits, proceedings, patent or license infringements, or investigations pending or, to Contractor’s knowledge, threatened against it at law or in equity before any court or before any Governmental Authority (whether or not covered by insurance) that individually or in the aggregate could result in a material adverse effect on Contractor’s ability to perform its obligations under this Agreement. Contractor has no knowledge of any violation or default with respect to any Applicable Permit, order, writ, injunction or decree of any court or any Governmental Authority that may result in any such materially adverse effect or such impairment.

4.1.6 Plant Property. All Project Hardware furnished by Contractor shall be new and unused when installed unless the Parties agree otherwise in writing.

4.1.7 Contractor Status. Contractor is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

4.2 Owner. Owner represents and warrants, as of the Effective Date and as of the date of execution and delivery of this Agreement by Owner, as follows:

4.2.1 Organization, Standing and Qualification. Owner is a corporation duly formed, validly existing, and in good standing under the laws of the [***], and has full power and authority to execute, deliver and perform its obligations hereunder and to engage in the business Owner presently conducts and contemplates conducting, and is and will be duly licensed or qualified to do business and in good standing in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

4.2.1 Due Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by or on behalf of Owner and is, upon execution and delivery, the legal, valid, and binding obligation of Owner, enforceable against Owner in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2.2 No Conflict. The execution, delivery and performance by Owner of this Agreement will not conflict with or cause any default under: (a) its organizational documents; (b) any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which it is a Party or by which it or its properties may be bound or affected; or (c) any Applicable Laws.

4.2.3 No Suits, Proceedings. There are no actions, suits, proceedings or investigations pending or, to Owner’s knowledge, threatened against Owner at law or in equity before any court or before any Governmental Authority (whether or not covered by insurance) that individually or in the aggregate could result in a material adverse effect on Owner’s obligations under this Agreement. Owner has no knowledge of any violation or default with respect to any order, writ, injunction or any decree of any court or any Governmental Authority to which Owner is subject that may result in any such materially adverse effect or such impairment.

5.	COST OF WORK

5.1 Contract Price. Contractor hereby agrees to accept as compensation for the performance of the Work and its other obligations hereunder, [***] (as the same may be adjusted pursuant to the next sentence, the “Contract Price”). Neither shall the Contract Price be changed nor shall Contractor be entitled to any other compensation, reimbursement of expenses or additional payment of any kind without prior written authorization of Owner or as otherwise specifically set forth in this Agreement [***] Section 8.4.1 in respect of a Force Majeure Event or an Excusable Event or Section 15.4.1 in respect of an Owner-Instituted Change or a Change In Work mutually agreed to by the Parties. Payments shall be made at the times and in the manner provided in Article 6.

5.2 PV Module [***]

5.2.1 The Parties acknowledge and agree that the Contract Price has been set based on an assumed delivered PV Module price [***].

5.2.2 Within ten (10) Business days of entering into the PV Module Supply Agreement, Contractor shall supply to Owner such PV Module Supply Agreement [***]. Contractor shall retain all documentation [***] until that date that is two (2) years after the Substantial Completion Date. Owner shall have the right to request any additional documentation that it deems necessary [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2.3 [***]

5.3 Audit. Contractor shall maintain complete and accurate records and books of account, in accordance with generally accepted accounting principles and practices, consistently applied, concerning the performance of the Contract and records required for compliance with all Applicable Law. The accounting and compliance records shall be adequately safeguarded and protected at their source locations for the longer of two (2) years after Substantial Completion or as may be required by Law. Owner, its auditors and other authorized representatives shall be afforded full access to, and shall have the right to review, audit, and copy Contractor’s pertinent books, accounts, employee time sheets, ledgers, bank records, receipts, vouchers, purchase orders, policies and procedures, daily diaries, superintendent reports, drawings, memoranda, employee background check information and other records of Contractor, its parent, affiliates, subsidiaries and any Subcontractor. Contractor agrees to cooperate fully with any audit by Owner, its auditors and other authorized representatives. If such records are maintained by Contractor in electronic format, the Contractor shall provide its accounting and compliance records to Owner’s auditors in electronic format on data disks or other suitable alternative computer data exchange formats.

5.4 Taxes.

5.4.1 Taxes Excluded from Contract Price. The Contract Price excludes (i) Property Taxes and (ii) any Taxes imposed on Owner by any Governmental Authority under Applicable Law as primary obligor, such as sales and use or similar Taxes imposed on the transfer from Contractor to Owner of tangible personal property or taxable services associated with the PV Power Plant, such tangible personal property to include, but shall not be limited to the solar panels, racking systems, inverters, transformer, switches, breakers, wire, and cable, (the Taxes set forth in clauses (i) and (ii), “Excluded Taxes”), which in all cases shall be payable by Owner in accordance with Section 5.4.1.

5.4.2 Taxes Included in Contract Price. The Contract Price includes any and all Taxes imposed on Contractor or Subcontractors under Applicable Law as primary obligor, except for Excluded Taxes. Excluded Taxes shall be the sole responsibility of Owner. For the avoidance of doubt, the Contract Price includes sales and use Taxes imposed on any tangible personal property or taxable service purchased or used by Contractor (or any Subcontractor), which is incorporated into real property associated with the Work and the Project, including, but not limited to concrete, road materials, fencing, and any buildings.

5.4.1 Payment of Taxes. Contractor shall timely pay all Taxes, other than Excluded Taxes, due in connection with Work under this Agreement and shall make any and all payroll deductions required by Applicable Law. Owner shall timely pay all Excluded Taxes. In the event Contractor or the Subcontractors are required under Applicable Law to pay any

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Excluded Taxes, Contractor or the Subcontractors shall timely pay such amounts and Owner shall promptly reimburse Contractor for the same following receipt by Owner of an invoice for such amounts by Contractor in accordance with Article 6. In the event Contractor is required under Applicable Law to collect or impose any Taxes from or on behalf of Owner under clause (i) or (ii) of Section 5.4.1 on any payment under Article 6, Owner shall pay to Contractor such Taxes and Contractor shall timely remit such Taxes to the applicable Governmental Authority under Applicable Law. In the event Owner is required under Applicable Law to pay any Taxes for which Contractor is liable under this Agreement, Owner shall timely pay such amounts and Contractor shall promptly reimburse Owner for the same following receipt by Contractor of an invoice for such amounts by Owner in a manner consistent with Article 6.

5.4.2 Contractor and Owner to Cooperate. Contractor and Owner shall reasonably cooperate with each other to minimize the Tax liability of both Parties to the extent legally permissible, including separately stating taxable charges on Contractor’s Invoices and supplying resale and exemption certificates, if applicable, and other information as reasonably requested in all cases by taxing authorities. In addition, to the extent any exemptions, abatements, credits against or deferrals of any Taxes may be available to Owner or Contractor under Applicable Law, the Parties shall reasonably cooperate in order to secure any such exemptions, abatements, credits against, or deferrals of, such Taxes. At the request of either Owner or Contractor, the other Party shall cooperate in order to attempt to qualify for exemption from sales and use Tax in connection with the construction of a competitive project of regional significance pursuant to [***]. Notwithstanding the foregoing, Owner shall provide Contractor with a properly completed and [***] sales and use tax collection obligation on Contractor’s sale of any such tangible personal property or taxable services to Owner with respect to the Project. In order for Owner to properly report any such purchases on its [***], Contractor shall provide sufficient details of the items of such tangible personal property or taxable services sold to Owner with respect to the Project, including, but not limited to, a description of the tangible personal property or taxable services sold to Owner, and the associated purchase price or fair market value. Additionally, upon request, Contractor shall provide Owner such other information as may be required to comply with Applicable Law.

5.4.3 Tax Treatment of Project, Site and Project Hardware. Solely for purposes of this Agreement, Contractor represents and warrants as follows:

(a)	Contractor has not and will not claim the Investment Tax Credit with respect to any portion of the Project or the Work;

(b)	Contractor has not and will not claim depreciation deductions under section 167 or 168 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to any portion of the Project or the Work;

(c)	None of the Project Hardware is described in Code section 168(g)(1)(D);

(d)	Contractor’s intent is to acquire and hold the Project Hardware as “inventory” for federal income Tax purposes in the normal course of its business of constructing solar powered electrical generating facilities to third parties; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)	Contractor does not intend to operate the Project on a regular and continuous basis for the purpose of generating electricity for sale to third parties at wholesale or at retail.

5.4.4 ITC Loss.

(a)	If as a result of Contractor’s failure to perform its obligations under this Agreement or otherwise comply with the terms of this Agreement, the Project is not Placed in Service by 11:59 P.M. on December 31, 2016 and said failure of the Project to be Placed in Service was not caused by or did not arise out of a (i) Force Majeure Event, (ii) an Owner-Caused Delay, including, without limitation, Owner’s failure to provide backfeed power or Owner’s failure to complete Owner’s Interconnection Facilities on or before June 1, 2016 or (iii) any circumstance entitling Contractor to a Change In Work pursuant to Article 15 or (iv) Owner’s failure to provide Site access to Contractor in accordance with this Agreement (but only to the extent outside of Contractor’s control), and as a result Owner is unable to claim the Pre-2017 ITC with respect to the ITC Property, Contractor shall pay Owner as an adjustment to the Contract Price an amount equal to the (i) Pre-2017 ITC to which the ITC Property would have been entitled had the Project been Placed in Service prior to January 1, 2017, less (ii) the amount of Post-2016 ITC to which the ITC property may properly be claimed by Owner.

(b)	When Contractor believes the Project has been Placed in Service, Contractor shall deliver to Owner a certificate in writing declaring that the Project has been Placed in Service. Owner shall within three (3) Business Days after receipt of such Notice, respond in writing either accepting that the Project has been Placed in Service or specifying the conditions to Placed in Service that Contractor has failed to satisfy. Contractor shall take the appropriate corrective action in the event of such failure and any dispute regarding such Notice shall be settled in accordance with Article 30. Upon completion any applicable corrective action, Contractor shall provide to Owner a new certificate in writing declaring that the Project has been Placed in Service and this process shall be repeated on an iterative basis until Contractor has satisfied the conditions to Placed in Service. The date on which the Project is Placed in Service shall be the day on which the last of the conditions of Section 5.4.4(a) was satisfied. This section notwithstanding, if Owner fails to respond in writing to the Contractor within three (3) Business Days after its receipt of a Notice that that the Project has been Placed in Service as required in this section, the conditions of Section 5.4.4(a) shall be deemed satisfied and the Project shall be deemed Placed in Service.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	Any Contract Price adjustment required by Section 5.4.4(a) hereof shall be paid by Contractor within thirty (30) Days of Owner providing Contractor a written request setting forth the calculations required by
Section 5.4.4(a).

6.	TERMS OF PAYMENT

The Contract Price shall be paid as follows:

6.1 Milestone Payment Schedule. Contractor shall be paid in accordance with the Milestone Payment Schedule as set forth in Exhibit I. Each Milestone Payment shall be due and payable only to the extent it is supported by the completion of the corresponding individual Milestones. Each Milestone does not represent the cost of the Work included in such Milestone; accordingly, the Milestone Payments do not represent an actual measure of the progress of the Work. For the avoidance of doubt, any dates set forth in Exhibit I for the achievement of a Milestone are indicative only and shall not affect Contractor’s right to invoice or receive payment for a Milestone Payment for the achievement of the corresponding Milestone in any particular month.

6.2 Milestone Assessment. Representatives of Contractor and Owner shall periodically, and in any event at least once each month, review the Work completed and assess the progress of on-Site Work completed and completion of the related Milestones.

6.3 Contractor’s Invoices. No more than once per calendar month, Contractor shall electronically deliver to Owner a Contractor’s Invoice for each payment owing to Contractor under Article 6 and under any other provision of this Agreement. Each Contractor’s Invoice shall be reasonably detailed and shall be accompanied by reasonable supporting documentation to the extent applicable including, but not limited to, the following:

6.3.1 prior to submitting its first Invoice, Contractor shall provide a list of all Major Subcontractors performing portions of the Work or otherwise potentially having lien rights against the Project and the amount of outstanding payments owing to such Major Subcontractors, which list shall be updated with each subsequent Invoice submitted;

6.3.2 evidence that Contractor has completed all portions of the Work expressly required to be performed within the period for which payment is requested;

6.3.3 an updated or, as appropriate, revised Contract Schedule;

6.3.4 applicable Lien Waivers based on payments to date; and

6.3.5 any other evidence or documentation reasonably requested by Owner to verify Contractor’s progress in performing the Work and that Contractor has paid for all services, materials and labor used in connection with the performance of this Agreement through the period covered by payments received from Owner.

6.4 Owner Review. Within five (5) Business Days after Owner receives a Contractor’s Invoice, Owner shall Notify Contractor concerning any dispute regarding the submitted Contractor’s Invoice and the basis for such dispute (including disputes with respect to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

defective Work or third-party claims or liens resulting from the Work). If Owner has not Notified Contractor within five (5) Business Days after Contractor has provided such Contractor’s Invoice of any good faith objection thereto, Owner shall be deemed to have approved such Contractor’s Invoice; provided that Owner is not thereby waiving any rights it has under Article 16, including with respect to defects which are not identified at the time such Contractor’s Invoice is reviewed by Owner, such as, for example, defects which are not identified at Turnover and set forth on the Punchlist. Owner shall pay all undisputed portions of Contractor’s Invoices within the time provided in Section 6.5.

6.5 Payments.

6.5.1 Payments. All payments to be made to either Party under this Agreement shall be paid in Dollars and shall be paid electronically (by means of ACH or wire) in immediately available funds. Except as set forth in Section 6.5.1, Section 14.1, and Article 19 all payments shall be due within twenty-five (25) days after the paying Party’s receipt of the other Party’s invoice or, if such date is not a Business Day, on the immediately succeeding Business Day, to such account as may be designated by such Party from time to time by Notice to the other Party in accordance with Article 28; provided that banking transfer instructions have been provided by such Party to the paying Party at least five (5) Business Days before the first payment of the paying Party is due and payable. With respect to Contractor’s Invoices, Contractor shall provide one (1) Contractor’s Invoice each month. Each such Contractor’s Invoice will identify the Milestones achieved prior to the date of such Contractor’s Invoice and the Milestone Payments due for the achievement of such Milestones (as more further described in this Article 6); provided, however, that Contractor may not invoice Owner for any Milestone that is achieved more than one (1) month ahead of the scheduled date for achievement of such Milestone as set forth on Exhibit I. For the avoidance of doubt, Contractor may deliver a Contractor’s Invoice each month to Owner for Milestone Payments upon the completion of one or more Milestones achieved prior to the date of such Contractor’s Invoice. Any delinquent payment, including payment of the Contract Price, shall bear interest at the Prime Rate plus two percent (2%) per annum, until paid, but not to exceed the maximum rate permitted by Applicable Law (the “Contract Interest Rate”).

6.6 Final Completion Payment. On or after the date on which Contractor delivers to Owner a Notice of Final Completion accepted (or is deemed to have been accepted) by Owner pursuant to Section 13.5, Contractor shall submit a final Contractor’s Invoice (a “Final Contractor’s Invoice”) which shall set forth all amounts due to Contractor that remain unpaid as of the date of such invoice (including (a) any remaining Punchlist Holdback that has not been released to Contractor in accordance with Section 13.1.3 and (b) any remaining Excluded Taxes for which Owner is liable to indemnify Contractor under this Agreement. Owner shall pay to Contractor the amount due under such Final Contractor’s Invoice (the “Final Completion Payment”) in accordance with Section 6.5.1, subject to the requirements of Final Completion set forth in Section 13.4 having been met in all material respects.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.7 Owner’s Withholding Rights.

6.7.1 Owner may withhold any payment or, because of subsequently discovered evidence, nullify in whole or in part a payment previously issued, in an amount that is sufficient to pay the direct costs and expenses Owner reasonably expects to incur to protect Owner from liabilities for which Contractor is responsible and that result from:

(a)	defective construction work or materials not remedied;

(b)	failure to comply with other material provisions of the Agreement, including but not limited to failure by Contractor to pay Liquidated Damages as due;

(c)	third party claims filed or reasonable evidence that a claim will be filed;

(d)	failure of Contractor to make timely payments for labor, equipment and materials to the extent of payments for same has been received by Contractor from Owner;

(e)	damage to Owner; or

(f)	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Price.

6.7.2 To the extent Contractor is able to cure, remedy or remove any circumstances set forth in Section 6.6 for which Owner has made a withholding such that Owner has not suffered any liabilities or no longer has any risk of liabilities arising from or relating to the circumstances originally justifying any withholding, Contractor shall include such evidence reasonably requested by Owner demonstrating the cure, remedy or removal of such condition with Contractor’s next Invoice submitted following the cure, remedy or removal of such circumstances. Provided Owner verifies such cure, remedy or removal, Owner shall remit to Contractor such withheld amounts, minus any liabilities incurred by Owner for which Contractor is responsible under this Agreement, with the regularly-scheduled monthly payment for which the related Contractor’s Invoice was submitted.

6.8 Disputes Regarding Payments. Failure by Owner to pay any amount disputed in good faith until resolution of such dispute in accordance with this Agreement shall not alleviate, diminish, modify or excuse the performance of Contractor nor relieve Contractor’s obligations to perform hereunder. Contractor’s acceptance of any payment (including the Final Completion Payment), and Owner’s payment of any amount under dispute, shall not be deemed to constitute a waiver of amounts that are then in dispute. Contractor and Owner shall use reasonable efforts to resolve all disputed amounts reasonably expeditiously and in any case in accordance with the provisions of Article 30. No payment made hereunder shall be construed to constitute acceptance or approval of that part of the Work to which such payment relates or to relieve Contractor of any of its obligations hereunder. If a Contractor’s Invoice was properly submitted in accordance with all of the provisions of this Agreement and amounts disputed by Owner in regards to such invoice are later resolved in favor of Contractor, Owner shall pay interest on such disputed amounts due to Contractor at the Contract Interest Rate, from the date on which the payment was originally due pursuant to such invoice until the date such payment was received by Contractor. If amounts disputed have been paid by Owner are later resolved in favor of Owner, Contractor shall refund any such payment and pay interest on such payment at the Contract Interest Rate, from the date on which the payment was originally made by Owner until such refunded payment is received by Owner.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.9 Punchlist Holdback. After Mechanical Completion, as Contractor completes the items on the Punchlist (or is deemed to have completed items on the Punchlist), the Parties shall confirm which items have been completed (or deemed completed) pursuant to the terms of Section 13.1.2, and Owner shall release to Contractor on a weekly basis the Punchlist Amounts from the Punchlist Holdback for such completed (or deemed completed) items in accordance with the applicable Punchlist.

6.10 Set-Off. Either Party may at any time, but shall be under no obligation to, set-off any and all undisputed sums due from the other Party against undisputed sums due to such Party hereunder.

7.	COMMENCEMENT AND SCHEDULING OF THE WORK

7.1 Effectiveness of Agreement. This Agreement shall be effective as of the date of execution (the “Effective Date”) subject to the further provisions of this Article 7.

7.2 Limited Notice to Proceed. Execution of this Agreement shall be deemed to be a “Limited Notice to Proceed.” Pursuant to such Limited Notice to Proceed, Contractor shall take the following actions:

(a)	Contractor shall immediately commence efforts to enter into a firm, contractually binding agreement with the PV Module Manufacturer for the supply of the PV Modules needed for the Work (“PV Module Supply Agreement”).

(b)	[***]

7.3 Notice to Proceed.

(a)	Contractor shall commence the remainder of the Work only after receiving from Owner in writing the “Notice to Proceed.”

(b)

Owner shall not issue the Notice to Proceed until it has received all Required Regulatory Approvals. “Required Regulatory Approvals” means, as determined by Owner in its sole discretion, all approvals necessary from [***] in order for Owner to operate the Project as intended. Owner shall exert commercially reasonable efforts to obtain all Required Regulatory Approvals and shall issue the Notice to Proceed promptly upon receipt of all Required Regulatory Approvals; provided, however, that if the Required Regulatory Approvals include any Regulatory Conditions that require an amendment

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to the Agreement or a Change Order, Owner shall not be required to issue the Notice to Proceed until such amendment or Change Order is completed or agreed upon by the Parties pursuant to Section 15.5.

7.4 Scheduling of the Work.

(a)	The Contract Schedule shall represent a practical plan to achieve Mechanical Completion and Substantial Completion on or before the Guaranteed Substantial Completion Date. The Guaranteed Substantial Completion Date, not the Contract Schedule, shall control in the determination of any Delay Liquidated Damages. Contractor shall prepare and keep current a schedule of submittals as required by this Agreement and that is coordinated with the Contract Schedule.

(b)	The Contract Schedule shall meet the following requirements: (i) all schedules, must be suitable for monitoring the progress of the Work, (ii) all schedules must provide necessary data about the timing for Owner decisions and all Owner milestones and (iii) all schedules must be in sufficient detail to demonstrate adequate planning for and completion of the Work.

(c)	Acceptance or review of comments about any schedule shall not transfer responsibility for any schedule to Owner, nor imply its agreement with (i) any assumption upon which such schedule is based or (ii) any matter underlying or contained in such schedule.

(d)	Time is of the essence in the performance of each provision of this Agreement.

7.5 Progress Reporting. From and after issuance of the Notice to Proceed until the Substantial Completion Date, Contractor shall prepare a Progress Report and submit it to Owner no later than ten (10) days after the close of each calendar month. Owner shall be permitted to amend Exhibit G to reflect any reporting requirements imposed [***].

8.	FORCE MAJEURE EVENT

8.1 Certain Events. No failure or omission to carry out or observe any of the terms, provisions or conditions of this Agreement shall give rise to any claim against a Party, or be deemed to be a breach or an Event of Default under this Agreement, if such failure or omission shall be caused by or arise out of a Force Majeure Event. Notwithstanding anything to the contrary in the foregoing, the obligation to pay money in a timely manner in accordance with the terms hereof shall not be subject to the Force Majeure Event provisions hereof.

8.2 Notice of Force Majeure Event. If a Party’s ability to perform its obligations under this Agreement is affected by a Force Majeure Event (in the case of Contractor), the Party claiming relief shall as soon as practical but no later than five (5) Business Days after the date on which the affected Party has actual knowledge of a Force Majeure Event first prevents or delays

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

performance under this Agreement, give Notice (a “Delay Notice”) describing in detail the particulars of the occurrence giving rise to the claim, including an estimate of the event’s anticipated duration and effect (if reasonably estimable) upon the performance of its obligations, and any action being taken to avoid or minimize its effect. The Party claiming relief due to a Force Majeure Event shall have a continuing obligation to deliver to the other Party regular updated reports and any additional documentation and analysis supporting its claim regarding a Force Majeure promptly after such information becomes available to such Party. If a Party fails to timely notify the other Party as provided in this Section 8.2 with respect to a Force Majeure Event, such Party’s failure to timely notify the other Party of a Force Majeure Event, shall not constitute a waiver of such Party’s right to relief due to such Force Majeure Event.

8.3 Scope of Suspension; Duty to Mitigate. The suspension of, or impact on, performance due to a Force Majeure Event shall be of no greater scope and no longer duration than is required by such event; provided, that any such suspension shall be at a minimum, on a day-for-day basis, for the period of time of delay due to such Force Majeure Event. The Party claiming relief due to a Force Majeure Event shall use its commercially reasonable efforts:

(a)	to mitigate the duration of, and costs arising from, any suspension or delay in, or other impact to the performance of its obligations under this Agreement; and

(b)	to continue to perform its obligations hereunder not affected by such event.

Following the occurrence of a Force Majeure Event for which Contractor is entitled to relief, Contractor shall be entitled to invoice Owner on a monthly basis, and Owner shall pay, in accordance with Article 6, actual and substantiated costs reasonably incurred by Contractor in implementing mitigation measures pursuant to Section 8.3(a). When the Party claiming relief due to a Force Majeure Event is able to resume performance of its obligations under this Agreement, such Party shall give the other Party Notice to that effect.

8.4 Contractor’s Remedies.

8.4.1 Force Majeure Event. As Contractor’s remedy for the occurrence of a Force Majeure Event, Contractor shall be entitled to the following relief: if Contractor is delayed due to such Force Majeure Event, despite Contractor’s commercially reasonable efforts to mitigate any delays pursuant to Section 8.3(a), the Guaranteed Substantial Completion Date shall be correspondingly extended on a day-for-day basis, by the period of time of delay due to such Force Majeure Event and, for the avoidance of doubt, if any such Force Majeure Event prevents Contractor from having the Project Placed in Service prior to January 1, 2017, Owner shall not be entitled to the Contract Price adjustment set forth in Section 5.4.4.

8.4.2 Changes In Work. Upon the occurrence of a Force Majeure Event for which Contractor is entitled to a change in the Guaranteed Substantial Completion Date and any related modifications to the Work, Contractor and Owner shall prepare a Change Order in accordance with Article 15.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.	SUBCONTRACTORS

9.1 Use of Subcontractors. The Parties acknowledge and agree that Contractor shall be entitled to engage Subcontractors in respect of the performance of the Work or portion thereof. Contractor shall be solely responsible for paying each Subcontractor for services, equipment, material or supplies in connection with the Work. Subcontractors may include any affiliate of Contractor.

9.2 Owner Consent. Contractor shall not be required to obtain the consent of Owner or deliver any Notice to Owner prior to engaging any Subcontractor other than a Major Subcontractor. The engagement by Contractor of any Major Subcontractor (other than those set forth in Exhibit K) shall be subject to the prior written consent of Owner, which shall not be unreasonably delayed, conditioned or withheld; provided, if Owner fails to respond within ten (10) Business Days to the request for any additional Major Subcontractors to be added to the list, such Subcontractor shall be deemed to be added to the list of Major Subcontractors. As a condition to Owner giving its approval to additions to Exhibit K, Contractor shall provide to Owner such information as is reasonably available on the proposed Major Subcontractor’s experience, safety and net worth as Owner may reasonably request.

9.3 Assignment. No Subcontract or purchase order shall bind or purport to bind Owner. Owner shall not be deemed by virtue of this Agreement to have any contractual obligation to or relationship with any Subcontractor, but each Subcontract and purchase order with a Major Subcontractor shall provide, without requiring the prior consent of the relevant Major Subcontractor, for assignment and delegation of such Subcontracts by Contractor to Owner and, at Owner’s request, the Owner Financing Parties in the event of a Contractor Event of Default. If Owner elects to assume by assignment any Subcontract or purchase order with a Major Subcontractor as described in this Section 9.3, then (a) Contractor shall enter into reasonable assignment documentation requested by Owner which may be required to effect such assignment by Owner; and (b) the Parties shall clearly delineate Contractor’s responsibility to indemnify Owner for liabilities arising under such Subcontract prior to the date Owner assumes such Subcontract and Owner’s responsibility to indemnify Contractor for liabilities arising under such Subcontract after the date Owner assumes such Subcontract.

9.4 Effect of Subcontracts. No subcontracting of the Work shall (i) relieve Contractor of its duties, responsibilities, obligations or liabilities hereunder, (ii) relieve Contractor of its responsibility for the performance of any work rendered by any such Subcontractor or (iii) create any relationship between Owner, on the one hand, and any Subcontractor, on the other. As between Owner and Contractor, Contractor shall be solely responsible for the acts, omissions or defaults of its Subcontractors and their employees and agents (with the acts, omissions and defaults of its Subcontractors and their employees and agents being attributable to it).

10.	LABOR RELATIONS

10.1 General Management of Employees. Notwithstanding the provisions of Section 10.2, Contractor shall preserve its rights to exercise and shall exercise its management rights in performing the Work. Such management rights shall include the rights to hire, discharge, promote and transfer employees; to select and remove persons or supervision; to establish and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

enforce reasonable standards of production; to introduce labor saving Project Hardware; to determine the number of craftsmen necessary to perform a task, job or project; and to establish, maintain and enforce rules and regulations conducive to efficient and productive operations.

10.2 Personnel Documents. Contractor shall ensure that at the time of hiring, all its personnel and personnel of any Subcontractors performing the Work on the Site are in possession of all such documents as may be required by any and all Applicable Laws.

11.	INSPECTION

11.1 Inspection.

(a)	Owner and its representatives (including Owner’s Engineer), [***] shall have the right to reasonably observe and inspect the Work at the Site, including design drawings and documents with respect to all aspects of the Project (including Contractor’s Interconnection Facilities), including all Contractor Deliverables, such observations and inspections to be arranged at reasonable times. Subject to the terms of this Agreement or any Subcontract, in no case shall Contractor or any Subcontractor be obligated to disclose any of its know-how, trade secrets or other proprietary information.

(b)	Contractor shall provide Owner and its representatives (including Owner’s Engineer) with reasonable advance notice of any factory acceptance tests or other similar tests being performed by its Major Subcontractors that supply the inverters, transformers, PV modules, PV interconnection Switchgear or PVCS at the relevant off-Site locations and Owner and its representatives (including Owner’s Engineer) shall, subject to entering into a non-disclosure agreement with such Major Subcontractor, if required, have the right to attend and observe such tests; provided that Owner shall be solely responsible for all costs associated with Owner or it representatives attending such off-Site tests. Subject to the terms of this Agreement or any Subcontract, in no case shall Contractor or any Subcontractor be obligated to disclose any of its know-how, trade secrets or other proprietary information in connection with any such attendance or observation of such tests.

(c)	Owner reserves the right, but shall not be obligated, to appoint an inspector (the “Inspector”) to follow the progress of the Work. Owner may designate the Owner Representative or Site Representative to serve as the Inspector. The inspection by the Inspector shall not relieve Contractor of any responsibility for furnishing and installing the Project Hardware or performing the Work in accordance with this Agreement. Inspection by the Inspector shall not be deemed to be supervision by Owner of Contractor, its agents, servants, employees or Subcontractors, but shall be only for the purpose of reviewing the Project Hardware and the Work.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Inspector may report to the Contractor any unsafe or improper conditions or practices observed at the Site and Contractor shall take action pursuant to this Agreement to correct such conditions or practices. Notwithstanding Section 11.1(a), subject to the Inspector having completed Contractor’s safety training, the Inspector shall have free access to the Project Hardware and the Work at the Site during all hours that Contractor or its Subcontractors are on Site performing Work and the Inspector may observe the Work at the Site during such time period subject to compliance with Contractor’s Safety Procedures.

(d)	Prior to Substantial Completion, Owner may reject any Work (including any Project Hardware) that does not comply with the Agreement and the requirements hereunder. Any acceptance, approval or any failure to reject by Owner shall in no event to be deemed to constitute acceptance of the Work for any purposes of this Agreement. If Owner’s inspection reveals any such non-compliance or any other defects in any portion of Work and Owner submits a written request to Contractor to correct such defective Work, Contractor shall promptly replace or reperform all portions of such rejected Project Hardware and Work to be in compliance with this Agreement.

12.	COMMISSIONING AND TESTING

12.1 Commissioning Plan. Contractor shall develop a commissioning plan in accordance with Exhibit H (“Commissioning Plan”) and shall provide a Commissioning Plan, for Owner’s review and approval, as soon as reasonably practicable (but in no event later than sixty (60) days prior to the commencement of commissioning of the Project). Owner shall have thirty (30) days from the date it receives the Commissioning Plan to review and provide comments to Contractor. Contractor shall incorporate all of Owner’s reasonable comments into the final Commissioning Plan, which shall be approved by Owner (such approval not to be unreasonably withheld). If Owner fails to provide its comments within such thirty (30) day period, then Owner shall be deemed to have approved the Commissioning Plan. Contractor shall perform its commissioning activities in accordance with the final approved Commissioning Plan. Subject to Section 11.1, Owner and [***] Representative shall have the right to be present during any commission activities performed pursuant to this Agreement.

12.2 Performance Test Procedures. Contractor shall develop the Performance Test Procedures (for both the Five Consecutive Day Operational Test and the Five Day Performance Ratio Test) in accordance with Exhibit H and shall provide the Performance Test Procedures for Owner’s review and approval, as soon as reasonably practicable after Contractor’s receipt of the Notice to Proceed (but in no event later than sixty (60) days prior to the commencement of the first Performance to be conducted by Contractor hereunder). Owner shall have thirty (30) days from the date it receives the Performance Test Procedures to review and provide comments to Contractor. Contractor shall incorporate all of Owner’s reasonable comments into the final Performance Test Procedures, which shall be approved by Owner (such approval not to be unreasonably withheld). If Owner fails to provide its comments within such thirty (30) day period, then Owner shall be deemed to have approved the Performance Test Procedures. Contractor shall perform each Performance Test in accordance with the final approved Performance Test Procedures.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.2.1 Test Observation. Subject to Section 11.1, Owner and [***] Representative shall have the right to be present during the Performance Tests conducted in accordance with this Article 12.

12.3 Output During Start-Up, Testing and Commissioning. At all times during start-up, testing, and commissioning of the Project, the Project’s output of electricity and all Environmental Attributes attributable thereto shall be owned by Owner. Any output of electricity and any Environmental Attributes attributable thereto generated by the Project at any time, and all proceeds from the sale thereof, shall be the property of Owner.

13.	SUBSTANTIAL COMPLETION AND FINAL COMPLETION

13.1 Punchlist.

13.1.1 Creation of Punchlists.

(a)	When Contractor believes that Project has achieved Mechanical Completion and is ready for start-up, Contractor may prepare and submit to Owner a working outstanding items list, which list (a “Working Outstanding Items List”), may include those items of Work remaining to be completed. Each Party acknowledges that any such Working Outstanding Items List is not a Punchlist, regardless of any title or moniker written thereon. Initially, such Working Outstanding Items List may serve as a working tool for the Contractor to track all outstanding Work, and such Working Outstanding Items List may include not only Non-Critical Deficiencies but other uncompleted or defective Work which would not otherwise qualify as a Non-Critical Deficiency; provided, however, that any such inclusion shall be solely to accommodate Contractor and shall act neither as an agreement by Owner that such item qualifies as a Non-Critical Deficiency nor waive Owner’s right to require all defective Work or otherwise uncompleted Work which would not qualify as a Non-Critical Deficiency to be completed as a requirement to achieving Mechanical Completion.

(b)	Once Contractor believes that a finalized punchlist containing only Non-Critical Deficiencies is ready for Owner review and approval, Contractor and Owner shall jointly walk-down the Project and confer together as to the items which should be included on the finalized punchlist. Contractor shall then update the Working Outstanding Items List or create a new list to reflect the result of such joint walk down and deliver the same to Owner for its review and approval, which submitted list shall be explicitly designated as the “Proposed Punchlist”. Such Proposed Punchlist shall include only Non-Critical Deficiencies and shall include a Punchlist Amount for the completion or repair of each such Non-Critical Deficiency.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	If Owner does not deliver any changes to the Proposed Punchlist to Contractor within five (5) Business Days after the later to occur of (a) Contractor’s submission to Owner of such Proposed Punchlist, and (b) the day that the joint walk-down occurred, then such Proposed Punchlist shall be deemed approved. The Proposed Punchlist that is ultimately approved or deemed to have been approved by Owner shall be referred to as the “Punchlist”. If the Punchlist is not finalized by the Guaranteed Substantial Completion Date, the Proposed Punchlist as modified by Owner shall be deemed the Punchlist for all purposes hereunder until the Parties resolve such dispute and otherwise finalize the Punchlist. Contractor shall note on such Punchlist the items under dispute.

13.1.2 Contractor shall proceed promptly to complete and correct all items on the Punchlist. On a weekly basis after Mechanical Completion, Contractor shall revise and update the Punchlist to include the date(s) that items listed on such Punchlist are completed by Contractor and submit such updated Punchlist to Owner for acceptance. Within ten (10) Business Days of receipt of each updated Punchlist Owner shall inspect the completed Non-Critical Deficiencies and acknowledge, by notation on the updated Punchlists, that such item of Work is complete (or dispute completion of the applicable items of Work if not accepted). If Owner does not so inspect and deliver such notations on the updated Punchlists to Contractor (or dispute completion of the applicable items of Work if not accepted) within ten (10) Business Days after Contractor submits the updated Punchlist containing such Punchlist item to Owner, and Contractor has actually completed and corrected any Punchlist item listed on such Punchlist as being completed, such Punchlist items shall be deemed to have been confirmed as completed by Owner.

13.1.3 Following confirmation (or deemed confirmation) by Owner pursuant to Section 13.1.2 that items on the Punchlist have been completed, Owner shall release to Contractor, the Punchlist Holdback withheld for such completed items in accordance with Section 6.9.

13.2 Substantial Completion. The following are the conditions precedent for the Project to achieve Substantial Completion:

(a)	the Project has achieved Mechanical Completion;

(b)	the Punchlist shall be in final form or be deemed approved as provided for in Section 13.1.2 and only Non-Critical Deficiencies remain on the Punchlist;

(c)	the Five Consecutive Day Operational Test has been Successfully Run;

(d)	the results of the Five Day Performance Ratio Test reflects achievement of the Guaranteed Performance Ratio;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)	Owner has received all Contractor Deliverables (if any) as required to be delivered by the Substantial Completion Date pursuant to the Contractor Deliverables Table;

(f)	the Project has all Applicable Permits, required for the construction and continuous operation of the Project and with Applicable Laws and

(1)	to the extent required by such permits or Applicable Law, such permits are in the name of Owner;

(2)	copies of each such permit are attached to such certificate;

(3)	the Project is capable of operating in compliance with such permits and Applicable Laws;

(g)	the Owner’s Engineer has certified that the Project has been completed in all material respects in accordance with this Agreement and has achieved Substantial Completion; and

(h)	no Contractor Liens have been filed against the Project and/or Site; provided that Contractor shall be deemed to have satisfied this Section 13.2(h) if Contractor has elected to bond or satisfy such Contractor Lien (in accordance with Article 27).

13.3 Notice of Substantial Completion. When Contractor believes that it has satisfied the provisions of Section 13.2, as applicable, Contractor shall deliver to Owner a Notice of Substantial Completion. Owner shall, within five (5) Business Days after receipt of such Notice, issue an Owner’s Certificate of Substantial Completion for the Project, dated to reflect the Substantial Completion Date, or if Owner rejects Contractor’s Notice, respond in writing specifying the conditions Substantial Completion, as applicable, that Contractor has failed to satisfy as the basis for such rejection and Contractor shall take the appropriate corrective action in the event of such failure. Upon completion of such corrective action, Contractor shall provide to Owner a new Notice for approval. This process shall be repeated on an iterative basis until Contractor has satisfied the conditions Substantial Completion, as applicable, that Owner specified as the basis for its rejection and Owner issues an Owner’s Certificate of Substantial Completion, as applicable. If Contractor contends that Owner has improperly required any such corrective action, Contractor shall proceed as directed by Owner in writing, but shall in all events retain its rights to recover any costs, damages and losses in connection therewith pursuant to Article 30. Notwithstanding any time periods that elapse prior to issuance of the Certificate of Substantial Completion, the “Substantial Completion Date” of the Project, shall be the day on which the last of the conditions of Section 13.2 was satisfied or waived. If Owner fails to issue Owner’s Certificate of Substantial Completion within five (5) Business Days after receipt of the Notice of Substantial Completion and does not respond in writing within such five (5) Business Day period specifying the conditions to Substantial Completion that Contractor failed to satisfy as the basis for rejection of Contractor’s Notice of Substantial Completion, Owner shall be deemed to have approved and acknowledged Substantial Completion and issued the Owner’s Certificate of Substantial Completion.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.4 Final Completion. “Final Completion” shall be deemed to have occurred only if all of the following have occurred:

(a)	Substantial Completion shall have been achieved;

(b)	all items on the Punchlist shall have been completed by Contractor;

(c)	all Contractor’s and Subcontractors’ personnel shall have left the Site, and all Contractor’s and Subcontractors’ (i) surplus materials, (ii) waste materials, (iii) rubbish and (iv) construction facilities other than those to which Owner holds title shall have been removed from the Site;

(d)	Owner shall have received all Contractor Deliverables in relation to the Project as set forth on the Contractor Deliverables Table;

(e)	Contractor shall have delivered to Owner final record drawings of the Project;

(f)	Contractor has completed any work required with respect to any claims under the Warranties for which Contractor has been given Notice prior to completion of the Punchlist;

(g)	no Contractor Liens in respect of amounts paid to Contractor hereunder shall be outstanding against the Project and Owner shall have received all required Final Lien Waivers under Section 27.2; and

(h)	Contractor has completed performance of all other Work on the Project.

13.5 Notice of Final Completion. When Contractor believes that it has satisfied the provisions of Section 13.4, Contractor shall deliver to Owner a Notice of Final Completion. Owner shall, within five (5) Business Days after receipt of such Notice, issue an Owner’s Certificate of Final Completion, dated to reflect the Final Completion Date, or if Owner rejects Contractor’s Notice, respond in writing specifying the conditions to Final Completion that Contractor has failed to satisfy as the basis for such rejection and Contractor shall take the appropriate corrective action. Upon completion of such corrective action, Contractor shall provide to Owner a new Notice for approval. This process shall be repeated on an iterative basis until Contractor has satisfied the conditions to Final Completion that Owner specified as the basis for its rejection and Owner issues an Owner’s Certificate of Final Completion. If Contractor contends that Owner has improperly required any such corrective action, Contractor shall proceed as directed by Owner in writing, but shall in all events retain its rights to recover any costs, damages and losses in connection therewith pursuant to Article 30. The “Final Completion Date” for the Project shall be the day after the date on which the last of the conditions of Section 13.4 was satisfied or waived. If Owner fails to issue Owner’s Certificate of Final Completion within five (5) Business Days after receipt of the Notice of Final Completion and does not respond in writing within such five (5) Business Day period to such Notice of Final Completion specifying the conditions to Final Completion that Contractor failed to satisfy as the basis for rejection of Contractor’s Notice of Final Completion, Owner shall be deemed to have approved Final Completion.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.6 Contractor’s Access After Substantial Completion to Achieve Final Completion. Following Substantial Completion, Owner shall provide Contractor with reasonable and timely access to the Project to: (x) complete all remaining items on the Punchlists and (y) satisfy the other requirements with respect to the Project for Final Completion. The Parties expect that Contractor shall accomplish any necessary modification, repairs or additional work with minimal interference with commercial operation of the Project or any portion thereof and that reductions in and shut-downs of all or part of the Project’s operations will be required only when necessary, taking into consideration the length of the proposed reduction or shut-down. Provided that the correction of Non-Critical Deficiencies on the Punchlist do not require a shut-down of all or part of the Project, subject to Applicable Law, Owner agrees to permit Contractor unrestricted access to the Project between sunset and sunrise to perform such Work. Notwithstanding the foregoing, (i) should a reduction in or shut-down of all or part of the Project’s operations be required to complete any items on the Punchlist, then such reduction or shut-down shall be scheduled at the reasonable discretion of Owner, and Contractor shall complete such Work during such Owner scheduled reduction or shut-down. Contractor acknowledges that Owner may schedule such reduction or shut-down at any time including off peak hours, nights, weekends and holidays; provided that, in any event, subject to Applicable Law, Contractor shall be permitted to schedule such a reduction or shut-down between sunset and sunrise, to the extent requested by Contractor; and provided further that the Project is back on-line by sunrise of the next day.

14.	LIQUIDATED DAMAGES

14.1 Delay Liquidated Damages. Contractor agrees that Substantial Completion is not achieved by the Guaranteed Substantial Completion Date, then Contractor shall pay the amount of Delay Liquidated Damages set out the definition thereof to Owner for each day beginning on the first day after the Guaranteed Substantial Completion Date up to but not including the Substantial Completion Date. Contractor shall pay the net amount (if any) of Delay Liquidated Damages to Owner, subject to the limitations set forth in Article 29, and such amount shall be due and payable within twenty-five (25) days after Contractor’s receipt of Owner’s invoice for such net amount submitted at the end of the month following the Guaranteed Substantial Completion Date.

14.2 Remedial Plan.

14.2.1 Remedial Plan. Without affecting the requirements of Section 7.4, if Contractor fails to achieve any Milestone by the date that is ten (10) days after the date corresponding thereto in the Milestone Payment Schedule, Contractor shall submit a Remedial Plan to Owner, which shall specify the corrective actions Contractor will take and the commencement date of such corrective action, for Owner’s approval, which shall not be unreasonably withheld or delayed. The corrective actions described in the Remedial Plan that Contractor proposes to undertake with respect to the Work must be designed and intended to achieve Substantial Completion by the Guaranteed Substantial Completion Date without a material risk of damaging or diminishing the performance of any of the Work.

14.2.2 Prosecution of Remedial Plan. Contractor shall promptly and diligently pursue completion of the Remedial Plan.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.3 Sole Remedy; Liquidated Damages Not a Penalty. The amounts, if any, payable under Section 14.1, as limited by Article 29, and the other remedies provided for in this Article 14, shall be the sole and exclusive remedies of Owner for failure of Contractor or the Project to achieve Substantial Completion by the Guaranteed Substantial Completion Date. The Parties agree that Owner’s actual damages in the event of such delays or failures would be extremely difficult or impracticable to determine. After negotiation, the Parties have agreed that the Delay Liquidated Damages are in the nature of liquidated damages and are a reasonable and appropriate measure of the damages that Owner would incur as a result of such delays or failures, and do not represent a penalty.

14.4 Enforceability. The Parties explicitly agree and intend that the provisions of this Article 14 shall be fully enforceable by any court exercising jurisdiction over any dispute between the Parties arising under this Agreement. Each Party hereby irrevocably waives any defenses available to it under law or equity relating to the enforceability of the liquidated damages provisions set forth in this Article 14.

15.	CHANGES IN THE WORK

15.1 Change In Work. A “Change In Work” shall result from one of the following:

(a)	changes in the Work required by Owner as further described in Section 15.2;

(b)	the addition to, modification of, or deletion from the Work (performed or yet to be performed) during the performance of the Work, in all cases, if mutually agreed to by the Parties in writing;

(c)	the occurrence of a Force Majeure Event (as and only to the extent permitted by Section 8.4.1); or

(d)	an Owner-Caused Delay.

15.2 By Owner. Subject to Section 15.4, Owner shall have the right to make non-material changes in the Work, within the general scope thereof, whether such changes are modifications, alterations or additions to the Work, but in no event shall reductions to the Project’s expected capacity be permitted (each such change, an “Owner-Instituted Change”). All Owner-Instituted Changes shall be made in accordance with this Article 15, shall be documented in accordance with Section 15.4 and shall be considered, for all purposes of this Agreement, as part of the Work. Notwithstanding the foregoing, in no event shall Owner have the right to make any Owner-Instituted Changes, whether individually or in the aggregate, that would result in:

(a)	any portion of the Project being located at a site other than the Site;

(b)	any adverse effect on any portion of the Project being able to conduct or satisfy any of the tests provided for in this Agreement, including any Performance Test, or any other adverse effect whatsoever on the capacity or energy performance or potential capacity or energy performance of any portion of the Project or the ability of Contractor to cure any shortfalls in such capacity; or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	any adverse effect on Contractor’s ability to comply with its Warranty obligations or any of its other obligations under this Agreement or Contractor’s ability to enforce any of its rights and remedies hereunder.

15.3 Adjustment to Dates and Contract Price Due to Force Majeure Events and Owner-Caused Delay. If a Force Majeure Event and Owner-Caused Delay occurs, the Guaranteed Substantial Completion Date and the Contract Price, as applicable, shall be adjusted as and to the extent provided in Section 8.4, as the case may be set forth in the Change Order to which Contractor is entitled.

15.4 Preparation of Change Order.

15.4.1 Due to Owner-Initiated Change In Work or Change in Work Agreed to by the Parties. Upon the occurrence of any of the events set forth in Section 15.1(a) or Section 15.1(b), Owner or Contractor, as applicable, shall provide the other Party with a Notice of the occurrence of such event, and Contractor shall, as soon as practicable, prepare and submit to Owner a preliminary written estimate relating to the proposed Change In Work, including (a) any projected change in the cost of the performance of the Work and any projected modification of the Contract Price occasioned by such Change In Work, (b) the effect such Change In Work could be expected to have on the Guaranteed Substantial Completion Date and any related modifications to the Work (including adjustments necessary regarding the schedule for performing the Performance Tests in order to provide the necessary stabilization period to mitigate any transient effects on the PV modules resulting from being stored, idled or unutilized), and (c) the potential effect of such Change In Work in respect of the prohibitions set forth in Section 15.2. Contractor’s cost of any such Change in Work shall include and identify all elements of cost (without the cost of each such element) and a total lump sum cost calculated as follows: (x) the actual and substantiated costs reasonably incurred by Contractor (including all Taxes other than Taxes based on Contractor’s net income); plus (y) ten percent (10%) of such costs. All amounts payable pursuant to Change In Work issued or agreed, as applicable, pursuant to this Section 15.4.1, shall be invoiced by Contractor and paid by Owner pursuant to Article 6. Upon Owner’s request, Contractor shall prepare and provide reasonable calculations of any such charges and Subcontractor invoices, time sheets and other documents to support any such costs set forth for any Change In Work. Owner reserves the right to contest the validity or amount of any such costs. If the Parties cannot reach agreement on the matters set forth in a Change In Work pursuant to this Section 15.4.1, then such matter shall be referred to dispute resolution under Article 30.

15.4.2 Due to a Force Majeure Event or Owner-Caused Delay.

(a)

Upon the occurrence of any of the events set forth in Section 15.1(c) or Section 15.1(d), Contractor shall, as soon as practicable, prepare and submit to Owner in accordance with this Article 15 or as otherwise contemplated in Section 15.1 a proposed Change In Work, which shall include (a) any projected change in the Contract Price occasioned by such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Change In Work with respect to an Owner-Caused Delay, and (b) the effect such Change In Work could be expected to have on the Guaranteed Substantial Completion Date and any related modifications to the Work, in each case all as and to the extent provided in Section 8.4.1 (with respect to a Force Majeure Event) or as otherwise contemplated in Section 15.1 and as set forth in the Change Order to which Contractor is entitled. With respect to a Force Majeure Event, Owner shall be entitled to require that Contractor expedite the schedule of the Work as a part of a Change of Work instead of a delay in the Contract Schedule, provided that expediting the schedule is not impracticable (taking into account the availability of labor, equipment and materials (though additional cost shall not be a factor if agreed to be paid by Owner pursuant to this Section 15.4.2) and the requirements of Applicable Law or Applicable Permits) and Owner and Contractor agree on the terms of any payment and scope of work for such acceleration of the Work, and upon such agreement, the scheduled dates noted above will not be extended and the Contractor will be required to continue to meet the schedule and perform the Work as agreed to by the Parties. If Contractor and Owner reach agreement on the matters that constitute the Change In Work, then the Parties shall execute a Change Order. If the Parties cannot reach agreement on the matters listed in the Change Order submitted pursuant to this Section 15.4.2, then such matter shall be referred to dispute resolution under Article 30. Contractor shall not be required to perform any Work pursuant to a Change In Work proposed pursuant to this Section 15.4.2, unless and until the Parties have agreed to the terms of payment for any of the Work in the proposed Change In Work.

(b)	The burden of proof as to whether a Force Majeure Event or Owner-Caused Delay has occurred and whether such Force Majeure Event or Owner-Caused Delay permits a Party to seek a Change Order under this Section 15.4.2 shall be upon the Party claiming relief.

15.5 No Change Order Necessary for Emergency. Contractor shall not be obligated or required to obtain an executed Change Order if immediate action is reasonably required to address an emergency, including an emergency which endangers human health or property.

15.6 Change for Contractor’s Convenience. Without limiting Contractor’s obligations to perform the Work in accordance with this Agreement, Contractor shall have the right, at its own cost and expense, to take any action, including changing Project Hardware or making design changes, that is immaterial and generally consistent with this Agreement and that Contractor determines to be reasonably necessary to meet the requirements of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.	WARRANTIES CONCERNING THE WORK

16.1 Warranties. Contractor warrants to Owner:

16.1.1 Defect Warranty. That all Project Hardware furnished by Contractor (and any of the Subcontractors) shall:

(a)	be free from defects in material and workmanship;

(b)	be new and unused (when installed) unless the Parties agree otherwise in advance and in writing;

(c)	be of good quality and good condition (when installed); and

(d)	conform to the applicable requirements of the Statement of Work (collectively, the “Defect Warranty”).

16.1.2 Design Warranty. That the design services included as part of the Work furnished by Contractor or any Subcontractors hereunder shall be free from any defects in achieving the design requirements set forth in the Statement of Work (the “Design Warranty”).

16.1.3 Installation Services Warranty. The installation services included as part of the Work furnished by Contractor or any Subcontractors hereunder shall be free from any defects in workmanship (the “Installation Services Warranty”).

16.2 Warranty Periods.

16.2.1 Defect Warranty Period. The warranty period with respect to the Defect Warranty applicable to the Project shall commence on the Substantial Complete Date and expire three (3) years following the Substantial Completion Date (such period, a “Defect Warranty Period”); provided that the Defect Warranty Period for any portion of the Work, Project Hardware, item or part required to be re-performed, repaired, corrected or replaced following discovery of a defect or other non-compliance with the Defect Warranty during the applicable Defect Warranty Period shall continue until the end of the later of (x) the expiration of such Defect Warranty Period and (y) one (1) year from the date of completion of such repair or replacement.

16.2.2 Design Warranty Period. The warranty period with respect to the Design Warranty applicable to the Project shall commence on the Substantial Completion Date and expire three (3) years following the Substantial Completion Date (such period, a “Design Warranty Period”).

16.2.3 Installation Services Warranty Period. The warranty period with respect to the Installation Services Warranty applicable to the Project shall commence on the Substantial Completion Date and expire three (3) years following the Substantial Completion Date (such period, an “Installation Services Warranty Period”).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.3 Exclusions. The Defect Warranty, Design Warranty and the Installation Services Warranty shall not apply to:

(a)	damage to or failure of any Work or Project Hardware to the extent such damage or failure is caused by:

(1)	a failure by Owner or its representatives, agents or contractors to maintain such Work or Project Hardware in accordance with the recommendations set forth in the Required Manuals (except to the extent such failure is due to Contractor, any Affiliate or Subcontractor of Contractor, or any Affiliate of Contractor’s Subcontractor hereunder or under any Operating and Maintenance Agreement;

(2)	operation of such Work or Project Hardware by Owner or its representatives, agents or contractors in excess of or outside of the operating parameters or specifications for such Work or Project Hardware (except to the extent such failure is due to Contractor, any Affiliate or Subcontractor of Contractor, or any Affiliate of Contractor’s Subcontractor hereunder or under any Operating and Maintenance Agreement; or

(3)	a Force Majeure Event

provided, that, for the avoidance of doubt, once repair or replacement work has been completed with respect to a Force Majeure Event, the Warranties provided herein shall apply to such Work for the remainder of the Defect Warranty Period, Design Warranty Period or Installation Services Warranty Period, as applicable.

16.4 Enforcement by Owner; Subcontractor Warranties.

(a)	Commencing on the expiration of the Defect Warranty Period, Owner shall be entitled to enforce all unexpired original warranties from Subcontractors, and Contractor shall provide reasonable assistance to Owner in enforcing such warranties against Subcontractors, when and as reasonably requested by Owner. In addition, prior to the expiration of the Defect Warranty Period, Owner, at its option and upon prior Notice to Contractor, may enforce the Defect Warranty against any Subcontractor if a Contractor Event of Default exists after the Substantial Completion Date and this Agreement has been terminated in accordance with Article 19.

(b)

Contractor shall obtain original defect warranties for all Project Hardware supplied by a Major Subcontractor on commercially reasonable terms and conditions of such Major Subcontractor (which shall, in any case, be commercially reasonable terms and conditions and with respect to the module warranty terms and conditions shall be no less than those provided

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in Exhibit A) and with respect to the Inverter Warranty shall be no less than a [***]. A copy of the terms of the Inverter Warranty shall be provided to Owner as a Contractor Deliverable. If a Contractor Event of Default exists and this Agreement has been terminated in accordance with Section 18.2(a), or otherwise at the end of the Defect Warranty Period, Contractor shall assign to Owner (unless previously assigned), or otherwise hold in trust on behalf of Owner until such assignment shall occur, at the request and direction of Owner, all unexpired and assignable original warranties of such Major Subcontractor, subject to the terms and conditions of any such warranties; provided that, notwithstanding such assignment, Contractor shall be entitled to enforce each such warranty to the exclusion of Owner through the earlier of the termination of this Agreement in accordance with Section 18.2(a) and the end of the applicable Defect Warranty Period. Notwithstanding the foregoing, Contractor shall not be obligated to assign any claims of Contractor with respect to any Major Subcontractors then or thereafter existing so long as Contractor is performing its obligations under this Article 16. At Owner’s request, Contractor shall deliver to Owner, at the end of the Defect Warranty Period (unless previously provided), copies of all subcontracts containing such unexpired and assignable warranties of the Major Subcontractor with appropriate redactions of the financial and other terms thereof.

16.5 Correction of Defects.

16.5.1 Notice of Warranty Claim. Subject to Section 16.2 and Section 16.6, if, during the applicable Warranty Period, Owner provides Notice to Contractor within a reasonable time (given the nature of the defect), but prior to the expiration of the applicable Warranty Period, that any of the Work fails to satisfy the Defect Warranty during the Defect Warranty Period applicable to such Work, the Design Warranty during the Design Warranty Period applicable to such Work or the Installation Services Warranty during the Installation Services Warranty Period applicable to such Work (as the case may be), then Contractor shall have a reasonable opportunity to inspect such claimed defect, and at Contractor’s own cost and expense as promptly as practicable refinish, repair or replace, at its option, such non-conforming or defective part of the Work to Owner’s reasonable satisfaction in accordance with Prudent Utility Practice, Applicable Law, Applicable Permits, and this Agreement. Additionally, Contractor shall pay the cost of removing any defect, shipping and installation of replacement parts in respect of a defect and the cost of repairing or replacing such part of the Work as shall be necessary to cause the Work to conform to the applicable Warranty. The timing of and the work to be completed with respect to any such remediation or repair shall be subject to Owner’s approval, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing and subject to Section 16.6, if any of the Work shall fail to satisfy the applicable Warranty during the applicable Warranty Period, and such failure endangers human health or property or materially and adversely affects the operation of the Project, Contractor shall correct the failure as soon as is practicable. Notwithstanding anything to the contrary herein, Contractor shall have the right to dispute any Warranty claim.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.5.2 Correction of Defects by Owner. Contractor may request Owner to perform all or any portion of Contractor’s obligations with respect to any Warranty claim. Upon such request, Owner may elect to perform such obligations in Owner’s sole discretion, and if Owner elects not to perform such obligations, Contractor shall remain obligated to and shall perform such obligations. Contractor shall reimburse Owner for all actual and substantiated costs and expenses reasonably incurred by Owner and its Affiliates to perform Contractor’s obligations with respect to such Warranty claim within twenty-five (25) days after receiving Owner’s request for payment of such costs. If Owner elects to perform such obligations, Owner shall provide Contractor and its representatives with reasonable access to the Project to observe Owner’s and its Affiliates’ or other third party’s performance of the Warranty work.

16.5.3 Failure of Contractor to Perform Warranty Work. If Contractor does not use its reasonable efforts to proceed to complete the Warranty work, or cause any relevant Subcontractor to proceed to complete the Warranty work, required to satisfy any Warranty claim properly asserted under the terms of this Article 16, Owner shall provide Contractor with a written notice (a “Warranty Claim Notice”) detailing the nature of such Warranty claim, and shall provide Contractor with an opportunity to discuss such claim with Owner (including an opportunity for Contractor to describe why Contractor disagrees with such claim). Within five (5) days after receipt of such Warranty Claim Notice, if Owner is not satisfied that such Warranty claim has been adequately remedied or resolved, or continues to disagree with Contractor regarding such Warranty claim, Owner shall give Contractor a further written notice of Owner’s intent to perform itself or cause to be performed by third parties, the work that is the subject of such claim (an “Owner-Performance Notice”). If Contractor fails to commence, or cause any relevant Subcontractor to commence, design, engineering, procurement or other work related to such obligation within five (5) days after its receipt of such Owner-Performance Notice, Owner shall have the right to perform the necessary work or have third parties perform such work and Contractor shall bear the reasonable costs thereof (plus seven percent (7%) of such costs as an allowance for overhead and related costs); provided that Contractor shall be given the opportunity to observe, review and test the performance of such work and/or the results of such work for the purposes of satisfying itself that such work has been correctly performed in accordance with the Statement of Work and the other applicable provisions of this Agreement related to such work that Contractor, had it performed the work itself, would have observed to comply with this Agreement. If any of the Work fails to satisfy the applicable Warranty during the applicable Warranty Period and any such failure occurs under circumstances where there is an immediate need for repairs due to the endangerment of human health or property, Owner may perform such Warranty work for Contractor’s account without prior Notice to Contractor; provided that, if practicable, Owner provides reasonably prompt Notice to Contractor of such immediate need prior to performing such Warranty work and, if reasonably practicable, gives Contractor the opportunity to perform such Warranty work.

16.6 Limitations On Warranties. EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN SECTION 3.1, SECTION 3.13, THIS ARTICLE 16, AND SECTION 17.2.1, CONTRACTOR DOES NOT MAKE ANY OTHER EXPRESS WARRANTIES OR REPRESENTATIONS, OR ANY IMPLIED WARRANTIES OR REPRESENTATIONS, OF ANY KIND IN RESPECT OF PROJECT HARDWARE OR THE WORK, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE. THE REMEDIES PROVIDED FOR IN THIS ARTICLE 16 WITH

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

RESPECT TO PROJECT HARDWARE OR ANY WORK WHICH FAILS TO SATISFY THE DEFECT WARRANTY DURING THE APPLICABLE DEFECT WARRANTY PERIOD, THE DESIGN WARRANTY DURING THE APPLICABLE DESIGN WARRANTY PERIOD OR THE INSTALLATION SERVICES WARRANTY DURING THE APPLICABLE INSTALLATION SERVICES WARRANTY PERIOD (AS THE CASE MAY BE) SHALL BE THE SOLE AND EXCLUSIVE REMEDIES FOR OWNER AS A RESULT OF SUCH FAILURE.

17.	EQUIPMENT IMPORTATION; TITLE

17.1 Importation of Project Hardware. Contractor, at its own cost and expense, shall make all arrangements, including the processing of all documentation, necessary to import the Project Hardware to be incorporated into the Project. In no event shall Owner be responsible for any delays in custom clearance or any resulting delays in performance of the Work; provided, that the Contractor may be relieved there from pursuant to a claim of a Force Majeure Event, to the extent applicable.

17.2 Title.

17.2.1 Condition. Subject to Section 17.2.2, Contractor warrants good and marketable title, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever (other than those created by Owner, any third-party (other than a Subcontractor or Affiliate of Contractor or any of its subcontractors) or that result from Owner’s failure to pay Excluded Taxes hereunder), to all Work, Project Hardware and other items furnished by Contractor or any of the Subcontractors that become part of the Project or that are to be used for the operation, maintenance or repair thereof.

17.2.2 Transfer. Title to the Project Hardware and other items that become part of the Project shall pass to Owner in accordance with Section 17.2.1 upon the earlier of (i) payment for such Project Hardware or other items or (ii) delivery of such Project Hardware or other items to the Site.

17.2.3 Custody During Performance. Contractor shall have care, custody, risk of loss, and control of all Project Hardware and other items that have been installed until the earlier of (i) the Substantial Completion Date and (ii) the date of termination of this Agreement.

17.3 Transfer of Care, Custody and Control.

17.3.1 Upon Turnover. On the Substantial Completion Date, Owner shall take complete possession, care, custody, risk of loss and control and assume responsibility for the daily ownership, operation and maintenance of the Project.

17.3.2 Upon Early Termination. Upon the termination of this Agreement, Owner shall have care, custody and control of all Project Hardware and other items that have been installed as part of the Project.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.	DEFAULTS AND REMEDIES

18.1 Contractor Events of Default. Contractor shall be in default of its obligations pursuant to this Agreement upon the occurrence of any one or more events of default set forth below (each, a “Contractor Event of Default”):

(a)	Contractor or Contractor’s Surety becomes Bankrupt;

(b)	Contractor assigns or transfers this Agreement or any right or interest herein except in accordance with Article 25;

(c)	Contractor fails to maintain any insurance coverages required of it in accordance with Article 20 and Contractor fails to remedy such breach within thirty (30) days after the date on which Contractor first receives a Notice from Owner with respect thereto, except such thirty (30) day limit shall be extended if: (i) curing such failure reasonably requires more than thirty (30) days; and (ii) Contractor commences such cure within such thirty (30) day period and diligently prosecutes and completes such cure within sixty (60) days thereafter;

(d)	Contractor fails to perform any provision of this Agreement providing for the payment of money to Owner, except for any amounts disputed by Contractor in good faith, and such failure continues for twenty (20) days after Contractor has received a Notice of such payment default from Owner;

(e)	Contractor fails to perform any material provision of this Agreement not otherwise addressed in this Section 18.1 and such failure continues for thirty (30) days after Notice from Owner, except such thirty (30) day limit shall be extended if: (i) curing such failure reasonably requires more than thirty (30) days; and (ii) Contractor commences such cure within such thirty (30) day period and diligently prosecutes and completes such cure within sixty (60) days, in each case after the date on which Contractor first receives a Notice from Owner with respect thereto;

(f)	Contractor’s liability for Delay Liquidated Damages exceeds the relevant cap amounts set forth in Section 29.2.2;

(g)	Contractor fails to maintain the Performance and Payment Bonds in accordance with Section 3.17; or

(h)	Contractor’s Surety defaults in the performance of its obligations under the Performance and Payment Bonds; or

(i)	Contractor voluntarily and completely ceases Work for a period of thirty (30) consecutive days and Contractor fails to resume the Work within thirty (30) days after the date on which Contractor first receives a Notice from Owner with respect thereto;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.2 Owner’s Rights and Remedies. If a Contractor Event of Default occurs, subject to Article 29, Owner shall have the following rights and remedies and may elect to pursue any or all of them, in addition to any other rights and remedies that may be available to Owner hereunder, and Contractor shall have the following obligations:

(a)	Owner may terminate this Agreement after having given ten (10) Business Days prior Notice of such termination to Contractor;

(1)	if Owner terminates this Agreement in accordance with the provisions hereof, Contractor shall stop Work, enter into no further obligations related thereto and withdraw from the Site, shall remove such materials, equipment, tools, and instruments used by and any debris or waste materials generated by Contractor in the performance of the Work as Owner may direct, and Owner may take possession of any or all Contractor Deliverables necessary for completion of the Work (whether or not such Contractor Deliverables are complete);

(2)	upon receipt of written Notice from Owner of termination of this Agreement pursuant to Section 18.1, Contractor will in the event such Contractor Event of Default has occurred after Substantial Completion, (a) enter into no further subcontracts and purchase orders; and (b) at Owner’s instruction, to the extent Contractor may do so under the terms of such Subcontract, assign its rights under all Subcontracts to Owner or Owner’s designee;

(3)	if Owner terminates this Agreement, Owner may seek damages as provided in Section 19.1.

(b)	Owner may proceed against the Performance and Payment Bonds;

(c)	Owner may seek equitable relief solely to cause Contractor to take action, or to refrain from taking action pursuant to this Agreement; and

(d)	Owner may pursue the dispute resolution procedures set forth in Article 30 to enforce the provisions of this Agreement and to seek actual direct damages subject to the limitations of liability set out in this Agreement.

18.3 Owner Event of Default. Owner shall be in default of its obligations pursuant to this Agreement upon the occurrence of any one or more events of default set forth below (each, an “Owner Event of Default”):

(a)	Owner becomes Bankrupt;

(b)

Owner fails to perform any material provision of this Agreement not otherwise addressed in this Section 18.3 and such failure continues for thirty (30) days after Notice from Contractor, except such thirty (30) day limit shall be extended if: (i) curing such failure reasonably requires more

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

than thirty (30) days; and (ii) Owner commences such cure within such thirty (30) day period and diligently prosecutes and completes such cure within sixty (60) days, in each case after the date on which Owner first receives a Notice from Contractor with respect thereto;

(c)	Owner assigns or transfers this Agreement or any right or interest herein, except in accordance with Article 25; or

(d)	Owner fails to perform any provision of this Agreement providing for the payment of money to Contractor and such failure continues for twenty (20) days after Owner has received a Notice of such payment default from Contractor; or

18.4 Contractor’s Rights and Remedies. If an Owner Event of Default occurs, subject to Article 29, Contractor shall have the following rights and remedies and may elect to pursue any or all of them, in addition to any other rights and remedies that may be available to Contractor hereunder:

(a)	Contractor may terminate this Agreement after having given ten (10) Business Days prior Notice of such termination to Owner (in which event Contractor shall be compensated in the manner described in Section 19.2);

(b)	to pursue the dispute resolution procedures set forth in Article 30 to enforce the provisions of this Agreement and to seek actual direct damages subject to the limitations of liability set out in this Agreement; and

(c)	to suspend the Work by giving Notice of such suspension to Owner; provided that such Notice of suspension may be given by Contractor either concurrently or at any time after the Notice described in Section 18.3(d).

Notwithstanding anything to the contrary in this Section 18.4 and without limiting any of Contractor’s other rights pursuant to this Section 18.4, if Owner shall fail to pay any amount due to Contractor hereunder that is not in dispute and such failure has not been cured in full within ten (10) days after Owner receives Notice from Contractor that it failed to pay such payment by the due date, Contractor may suspend performance of the Work until the undisputed portion of such unpaid amount has been paid to Contractor in full.

18.5 Suspension. Owner may, in its sole discretion, order Contractor to suspend the Work, in whole or in part, for a period of time as Owner may determine. The suspension shall commence on the day specified in Owner’s Notice which shall be at least fifteen (15) Business Days after Owner Notifies Contractor concerning such suspension. Upon the commencement of the suspension, Contractor shall stop the performance of the suspended Work except as may be necessary to carry out the suspension and protect and preserve the Work completed prior to the suspension. The provisions of this Agreement related to Owner-Caused Delays shall be applicable to any suspension by Owner pursuant to this Section 18.5. Contractor shall initiate the resumption of any suspended Work within twenty (20) Business Days after Owner gives Contractor Notice to do so and shall use its commercially reasonable efforts to resume the Work fully as soon as reasonably practicable.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.6 Stop or Slow Work Directive.

18.6.1 Notwithstanding Section 18.5, Owner may issue a stop work or slow work directive where, in the reasonable judgment of Owner:

(a)	Contractor or any Subcontractor is performing the Work materially contrary to the conditions and terms of this Agreement;

(b)	Continued work could cause damage, or render remedial action ineffective for any product form/service provided by Contractor or Subcontractors; or

(c)	A safety issue arises that is an imminent threat to Person(s) or property.

18.6.2 Upon receipt of a stop work or slow work directive, Contractor and all Subcontractors shall cease or slow operations, as applicable, including shipments on any specified product or service, to the extent stipulated by the stop or slow work directive. Contractor and Subcontractors shall not resume Work on an activity described in a stop or slow work directive until Contractor has obtained a written authorization from Owner.

19.	TERMINATION

19.1 Termination and Damages for Contractor Event of Default. Subject to Article 29 and except as set forth in Section 19.1, upon a termination of this Agreement in accordance with Section 18.2(a), Owner shall be entitled to recover from Contractor, as damages for loss of bargain and not as a penalty, (and in addition to all other amounts Owner is entitled to recover under this Agreement, including any liquidated damages accrued prior to such termination) an amount equal to the actual and substantiated costs reasonably incurred to complete the Work (including compensation for obtaining a replacement contractor required as a consequence of such Contractor Event of Default) minus the unpaid portion of the Contract Price that would have been payable to Contractor but for such Contractor Event of Default; provided however, that if the unpaid portion of the Contract Price exceeds the cost of completing the Work, then no payment shall be required. At any time following termination and pending final determination of the actual total cost of the remaining Work, Owner may notify Contractor of its provisional assessment of the net amount (if any) which will be due from Contractor following such final determination of the actual total cost of the remaining Work, and any amount so determined shall be due and payable by Contractor to Owner within thirty (30) days of Contractor’s receipt of Owner’s provisional assessment unless Contractor notifies Owner within such thirty (30) day period that it disputes Owner’s assessment, in which case, Contractor shall pay the undisputed amount. Contractor and Owner shall use reasonable efforts to resolve such disputed amount reasonably expeditiously and in any case in accordance with the provisions of Article 30. Upon determination of the actual total cost of such remaining Work, Owner shall Notify Contractor of the amount, if any, that Contractor shall pay Owner if such costs are more than or less than the provisional assessment. If it is determined for any reason that there was not a Contractor Event of Default or that Owner was not entitled to the remedy against Contractor provided above, Owner will be liable to Contractor (i) for the amount for which Owner would be liable as if

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Contractor terminated this Agreement pursuant to Section 18.4(a) and (ii) (without duplication) any amounts then payable to Contractor that remain unpaid in connection with the Work as of the date of termination.

19.2 Payment to Contractor in the Event of Termination for Owner Event of Default. If Contractor terminates this Agreement due to an Owner Event of Default, then as sole compensation through the effective date of termination, Owner shall pay to Contractor not later than ten (10) Business Days following receipt of Contractor’s Invoice delivered pursuant to Section 19.4, an (a) amount equal to the value of all Work performed by Contractor up to the time of such termination, including in connection with any milestones that Contractor has completed or partially completed and for which Contractor has not previously been paid; plus (b) actual and substantiated costs (including sales and use Taxes) reasonably incurred in connection with: (i) equipment and materials ordered for the Work which have been delivered to Contractor or for which Contractor is legally liable to pay or accept delivery (title to all of which shall pass to Owner upon payment for same); (ii) payments made by Contractor to its Subcontractors and Suppliers in connection with the termination of any subcontracts, including any cancellation charges; (iii) protecting the Work and leaving the Site in a clean and safe condition as directed by Owner; and (iv) satisfying other obligations, commitments and claims which Contractor may have entered into in good faith with third parties directly in connection with this Agreement and which are not otherwise covered herein plus seven percent (7%); provided that Contractor takes reasonable steps to mitigate such costs, losses and damages to the extent reasonably practicable following such termination; (c) any and all demobilization costs, losses and damages incurred by Contractor or any Subcontractor or Supplier in connection with such termination plus seven percent (7%); and (d) any Excluded Taxes imposed on Contractor or any Subcontractor.

19.3 Termination for Failure to Issue Notice to Proceed. If Owner has not issued a Notice to Proceed within one hundred and twenty (120) days of the Effective Date, either Party shall have the right to issue a written notice of termination and the Agreement shall be deemed terminated as of the date of receipt of such notice of termination; provided that if a Notice to Proceed has been issued by Owner prior to Owner’s receipt of notice of termination pursuant to this Section 19.3, then Contractor shall be deemed to have waived any right to terminate this Agreement pursuant to this Section 19.3. In the event of a termination pursuant to this Section 19.3, neither Party shall have any further liability to the other except that Owner shall be obligated to pay to Contractor the non-refundable portion of the PV Module Supply Agreement Deposit [***] under the PV Module Supply Agreement.

19.4 Termination Invoices. Contractor shall submit an invoice or invoices (collectively, the “Contractor’s Termination Invoice”) to the Owner at any time within sixty (60) days after any termination pursuant to Section 18.4(a) which shall set forth all amounts due to Contractor that remain unpaid in connection with the Project (or, in the event that the Owner Event of Default shall be of the type described in Sections 18.3(a), 18.3(b) or 18.3(d), such Contractor’s Termination Invoice shall be deemed to have been given as of the date of the occurrence of such Owner Event of Default). This Section 19.4 and Section 19.2 shall survive termination of this Agreement until the payment due to Contractor has been made.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.5 Contractor Conduct. Upon issuance of a Notice of termination pursuant to either Section 18.2(a) or Section 18.4(a), Contractor shall: (a) cease operations as directed by Owner in the Notice in the case of termination pursuant to Section 18.2(a) and Section 18.2(b) take action necessary, or that Owner may reasonably direct, for the protection and preservation of the Work.

20.	INSURANCE

Contractor and Owner shall provide and maintain the insurance specified in Exhibit S in accordance with the terms and provisions of Exhibit S.

21.	RISK OF LOSS OR DAMAGE

21.1 Risk of Loss Before Substantial Completion. Until the Substantial Completion Date, subject to the provisions of this Article 21, Contractor assumes risk of loss, and, without limitation of its right to relief pursuant to Article 8, responsibility, for the cost of replacing or repairing any damage to the Project and the Work related thereto (including the Project Hardware).

21.2 Risk of Loss After Substantial Completion. Risk of loss to the Project shall pass to Owner from and after the Substantial Completion Date; provided, however, Contractor shall be responsible for damage to the Project that is (i) caused by Contractor or one of its Subcontractors or (ii) a defect covered by the Warranties provided by Contractor pursuant to Section 16.

21.3 Insurance Proceeds. Notwithstanding the foregoing provisions of this Article 21, if and to the extent the Owner Financing Parties exercise their rights to withhold or direct any trustee or agent acting on behalf of the Owner Financing Parties to withhold any insurance proceeds paid in relation to loss or damage to the Project, Contractor shall not be obligated to make good at its own cost such loss or damage pursuant to this Article 21; provided however that the release of insurance proceeds to Contractor over time without delay shall not constitute a withholding for the purpose of this Section 21.3.

22.	INDEMNIFICATION

22.1 By Contractor. Contractor shall defend, indemnify and hold harmless, Owner and its employees, agents, partners, Affiliates, shareholders, members, directors, officers, managers and permitted assigns (each, an “Owner Indemnitee”), from and against the following:

(a)	all Losses for third-party claims for property damage, personal injury, bodily injury or death arising out of or resulting from (i) any negligent, willful, reckless or otherwise tortious act or omission (including strict liability) of any Contractor Party during the performance of the Work or (ii) breach of this Agreement by Contractor (including breach of the safety and behavior standards set forth in Section 3.22);

(b)	all Losses arising out of or resulting from employers’ liability or workers’ compensation claims filed by any employees or agents of Contractor or any of its Subcontractors;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	claims by any Governmental Authority arising out of or resulting from the failure of Contractor to pay, as and when due, all Taxes, fees or charges of any kind imposed by any Governmental Authority for which Contractor is obligated to pay pursuant to the terms of this Agreement;

(d)	all fines or penalties issued by any Governmental Authority that arise or result from violation of Applicable Law or an Applicable Permit (or any third party out-of-pockets costs incurred by Owner as a direct result of investigating or defending against such fines or penalties) by Contractor, any Subcontractor or Owner as a result of the failure of Contractor or any Subcontractor to comply with Applicable Law or an Applicable Permit; and

(e)	without duplication under Section 22.1(d), any and all Losses, including claims for property damage, personal injury or bodily injury or death only with respect to third parties, or claims by a Governmental Authority for remediation or removal of Hazardous Materials, whether or not involving damage to the Project or the Site, arising out of or resulting from the use or Release of Hazardous Materials by a Contractor Party whether lawful or unlawful, during the term of this Agreement. Such use or Release of Hazardous Materials include:

(1)	any use or Release of Hazardous Materials by Contractor Parties in connection with the performance of the Work which use includes the storage, transportation, processing or disposal of such Hazardous Materials by a Contractor Party;

(2)	any Release of a Hazardous Material in connection with the performance of the Work by a Contractor Party;

(3)	any enforcement or compliance proceeding commenced by or in the name of any Governmental Authority or by any third party because of an alleged, threatened or actual violation of any Applicable Law, Environmental Law, Applicable Permit or governmental approval by a Contractor Party, including but not limited to violations as a result of the use of Hazardous Materials in connection with the performance of the Work; and

(4)	the use or Release of Hazardous Materials at the Site by a Contractor Party or the use or Release of Hazardous Materials at the Project or from any on-Site equipment by a Contractor Party during the term of this Agreement.

22.2 By Owner. Owner shall defend, indemnify and hold harmless Contractor, each of the Subcontractors and any Person acting for or on behalf of Contractor and their respective employees, agents, partners, Affiliates, shareholders, members, directors, officers, managers and permitted assigns (each, a “Contractor Indemnitee”), from and against the following:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)	all Losses from third-party claims for property damage, personal injury or bodily injury or death arising out of or resulting from (i) any negligent, willful, reckless or otherwise tortious act or omission (including strict liability) of any Owner Party or (ii) breach of this Agreement by Owner;

(b)	all Losses arising out of or resulting from employers’ liability or workers’ compensation claims filed by any employees or agents of Owner;

(c)	claims by any Governmental Authority that directly or indirectly arise out of or result from the failure of Owner to pay, as and when due, all Taxes, fees or charges of any kind imposed by any Governmental Authority for which Owner is obligated to pay pursuant to the terms of this Agreement; and

(d)	without duplication under Section 22.2(c), any and all Losses, including claims for property damage, personal injury or bodily injury or death only with respect to third parties, or claims by a Governmental Authority for remediation or removal of Hazardous Materials, whether or not involving damage to the Project or the Site, arising out of or resulting from the use or Release of Hazardous Materials by an Owner Party whether lawful or unlawful, during the term of this Agreement or the presence of Pre-Existing Contamination (including any obligations that Contractor has assumed in respect thereof pursuant to Section 3.20)). Such use or Release of Hazardous Materials shall include:

(1)	the presence or existence of Hazardous Materials at the Site brought onto or generated at the Site by Owner; or

(2)	the Release of a Hazardous Material by an Owner Party, such Hazardous Materials otherwise having been brought onto the Site by Contractor or any Subcontractor in accordance with the terms of this Agreement and all Applicable Laws; and

(3)	the presence or existence of Hazardous Materials at the Site (except as provided in Section 3.20); and

(e)	any and all fines, penalties or assessments issued by any Governmental Authority that Contractor may incur as a result of executing any applications at Owner’s request.

22.3 Patent Infringement and Other Indemnification Rights. Contractor shall defend, indemnify, and hold harmless the Owner Indemnitees against all Losses arising from or related to any Intellectual Property Claim. If Owner provides Notice to Contractor of the receipt of any such claim, Contractor shall, at its own expense settle or defend any such Intellectual Property Claim and pay all associated damages and costs, including reasonable attorney’s fees. If Owner is enjoined by a final, non-appealable judgment of a court of competent jurisdiction or as a result of injunctive relief provided by a court of competent jurisdiction from completing the Project or any part thereof, or from the use, operation, or enjoyment of the Project or any part thereof, as a

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

result of such Intellectual Property Claim, Contractor shall, at its sole expense or discretion, either: (a) procure for Owner, or reimburse Owner for procuring, the right to continue using the infringing service, Project Hardware or other Work; (b) modify the infringing service, Project Hardware or other Work so that the same becomes non-infringing; or (c) replace the infringing service, Project Hardware or other Work with non-infringing service, Project Hardware or other Work, as applicable, of comparable functionality and quality. If Contractor believes there may be a basis for an Intellectual Property Claim, Contractor may take any of the actions set forth above in (a), (b) or (c) of this Section 22.3. In no event shall Contractor take any action pursuant to (a), (b) or (c) of this Section 22.3 which adversely affects Owner’s continued use and enjoyment of the applicable service, Project Hardware, or other Work without the prior written consent of Owner. Owner’s acceptance of the supplied materials and equipment or other component of the Work shall not be construed to relieve Contractor of any obligation hereunder.

22.4 Electronic Data Files. Except where any Contractor Deliverable shall be in the form of an electronic data file, any other electronic data files furnished to Owner pursuant to this Agreement are provided only for the convenience of Owner. Owner recognizes that such electronic data files not provided to Owner as a Contractor Deliverable may not be adequate or appropriate for Owner’s needs. In the case of any discrepancies between the Contractor Deliverable represented by electronic data files and the plotted hardcopy of such files bearing the seal of Contractor’s registered professional engineer, the sealed hardcopy shall govern. Contractor assumes no responsibility for the accuracy or completeness of the electronic data files not provided to Owner as a Contractor Deliverable, and any use or reuse of such electronic data for any purpose shall be at Owner’s sole risk.

22.5 Claim Notice. An Indemnitee shall provide Notice to the indemnifying Party, within seven (7) days after receiving Notice of the commencement of any legal action or of any claims or threatened claims against such Indemnitee in respect of which indemnification may be sought pursuant to the foregoing provisions of this Article 22 or any other provision of this Agreement providing for an indemnity (such Notice, a “Claim Notice”). The delay or failure of such Indemnitee to provide the Notice required pursuant to this Section 22.6 to the other Party shall not release the indemnifying Party from any indemnification obligation which it may have to such Indemnitee except (i) to the extent that such failure or delay actually and adversely affected the indemnifying Party’s ability to defend such action or increased the amount of the loss, and (ii) that the indemnifying Party shall not be liable for any costs or expenses of the Indemnitee in the defense of the claim, suit, action or proceeding during such period of failure or delay.

22.6 Defense of Claims. In case any such claim or legal action shall be made or brought against an Indemnitee and such Indemnitee shall Notify (by sending a Claim Notice) the indemnifying Party thereof, the indemnifying Party shall be entitled to assume and control the defense of the claim (other than any Intellectual Property Claim, which shall, in all cases, be controlled by Contractor unless otherwise agreed by the Parties) that is the subject of such Claim Notice, in which case the indemnifying Party may select counsel acting reasonably, and the indemnifying Party shall pay all expenses of the conduct of such defense.

(a)	Prior to the assumption of the defense of any claim by the indemnifying Party or if the indemnifying Party fails to assume or diligently prosecute

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the defense of any claim in accordance with the provisions of this Section 22.7, the Indemnitee shall have the right to control the defense of such claim and the fees and expenses of such defense, including reasonable attorneys’ fees of the Indemnitee’s counsel and any judgment or reasonable settlement amount in connection with such claim, shall be borne by the indemnifying Party, provided that the indemnifying Party shall be entitled, at its expense, to participate in (but not control) such defense.

(b)	As between the Parties, the indemnifying Party shall control the settlement of all claims, in coordination with any insurer as required under the applicable insurance policies in Article 20 as to which it has assumed the defense; provided that to the extent the indemnifying Party, in relation to such insurer, controls settlement: (i) such settlement shall include a dismissal of the claim and an explicit release from the party bringing such claim or other proceedings of all Indemnitees; and (ii) the indemnifying Party shall not conclude any settlement without the prior approval of the Indemnitee, which approval shall not be unreasonably withheld or delayed.

(c)	Except as provided in the preceding subsection concerning the indemnifying Party’s failure to assume or to diligently prosecute the defense of any claim, no Indemnitee seeking reimbursement pursuant to the foregoing indemnity shall, without the prior written consent of the indemnifying Party, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding for which indemnity is afforded hereunder unless such Indemnitee reasonably believes that the matter in question involves potential criminal liability against such Indemnitee.

(d)	The Indemnitee shall provide reasonable assistance to the indemnifying Party when the indemnifying Party so requests, at the indemnifying Party’s expense, in connection with such legal action or claim, including executing any powers-of-attorney or other documents required by the indemnifying Party with regard to the defense or indemnity obligations.

22.7 Survival of Indemnity Obligations. The indemnities set forth in this Article 22 shall survive the Final Completion Date or the earlier termination of this Agreement.

23.	CONFIDENTIAL INFORMATION

23.1 Confidential Information. For purposes of this Agreement, the term “Confidential Information” means non-public information concerning the business, operations and assets of Owner or Contractor (as the case may be) or their respective Affiliates (collectively, the “Disclosing Party”) provided to the other Party (the “Receiving Party”), including, without limitation the terms and conditions of this Agreement or any related agreement. Confidential Information must be first disclosed in tangible form (written, electronic,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

photographic, etc.) and conspicuously marked “Confidential”, “Proprietary”, or the like at the time of disclosure or within thirty (30) days of disclosure; or first disclosed in non-tangible form and orally identified as confidential or proprietary at the time of disclosure or confirmed in writing within thirty (30) days of disclosure. Confidential Information shall not include (a) information known to Receiving Party prior to obtaining the same from Disclosing Party as reflected by the written records of Receiving Party; (b) information in the public domain at the time of disclosure by Disclosing Party; (c) information obtained by Receiving Party from a third party without any obligation of confidentiality who did not receive same, directly or indirectly, from Disclosing Party; or (d) information approved for public release by express prior written consent of an authorized officer of Disclosing Party. The Party claiming that any of the exceptions set forth in clauses (a) through (d) apply shall have the burden of proof to establish such applicability.

23.2 Use of Confidential Information.

(a)	Receiving Party hereby agrees that it shall use the Confidential Information solely for the purpose of performing its obligations under this Agreement and not in any way detrimental to Disclosing Party or its Affiliates. Receiving Party agrees to use the same degree of care to protect Confidential Information received by it as Receiving Party uses with respect to its own proprietary or confidential information, which in any event shall result in a reasonable standard of care to prevent unauthorized use or disclosure of the Confidential Information. Except as otherwise provided herein, Receiving Party shall keep confidential and not disclose or use the Confidential Information.

(b)	Notwithstanding the provisions of this Section 23.2, Receiving Party may disclose any of the Confidential Information if, but only to the extent, that, based upon reasonable advice of counsel, Receiving Party is required to do so by the disclosure requirements of any Applicable Laws. Prior to making or permitting any such disclosure, Receiving Party shall provide Disclosing Party with prompt Notice of any such requirement so that Disclosing Party (with Receiving Party’s assistance if requested) may seek a protective order or other appropriate remedy.

(c)	Subject to Section 23.2(b), Receiving Party shall not, without the prior written consent of Disclosing Party, disclose to any third party the fact that Confidential Information has been made available to Receiving Party.

(d)	Notwithstanding anything contained herein:

(1)	Contractor may provide any and all Confidential Information of Owner to Subcontractors and insurance agents to the extent necessary to perform the Work and its obligations under this Agreement, without the consent of Owner; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(2)	either Party may provide any and all Confidential Information of the other Party to its advisors, Affiliates, rating agencies, investors and potential investors, lenders and potential lenders and their respective representatives to the extent necessary in connection with the matters contemplated by this Agreement, in each case without the consent of the other Party.

(e)	Except for a disclosure pursuant to Section 23.2(b), each Party shall advise each Person to whom it provides the other Party’s Confidential Information under Section 23.2(d) of the confidentiality obligations set forth in this Section 23, and each Party shall be liable to the other Party for any breach of such confidentiality obligations by any such Person to whom it has provided the other Party’s Confidential Information.

23.3 Return of Confidential Information.

(a)	Except as is necessary for Contractor to perform the Work and its obligations under this Agreement, and subject to Section 24.1, at any time upon the request of Disclosing Party, Receiving Party shall promptly deliver to Disclosing Party or destroy if so directed by Disclosing Party (with such destruction to be certified by Receiving Party) all documents (and all copies thereof, however stored) furnished to or prepared by Receiving Party that contain Confidential Information and all other documents in Receiving Party’s possession that contain or that are based on or derived from Confidential Information (other than Contractor Deliverables provided by Contractor to Owner pursuant to this Agreement); provided that the Receiving Party may retain one copy of such Confidential Information solely for the purpose of complying with its audit and document retention policies; and provided further, that all such retained Confidential Information shall be held subject to the terms and conditions of this Agreement.

(b)	The terms of this Section 23.3 shall not apply to the Contractor Deliverables.

23.4 Protection of Confidential Information. Notwithstanding the return or destruction of all or any part of the Confidential Information, the confidentiality provisions set forth in this Agreement shall nevertheless remain in full force and effect with respect to specific Confidential Information until the date that is five (5) years after the earlier of (i) the Final Completion Date or (ii) the termination of this Agreement.

23.5 Export. Any export of Confidential Information disclosed under this Agreement shall be prohibited without the express written consent of the Disclosing Party. Before exporting or re-exporting any of the Disclosing Party’s Confidential Information, the Receiving Party must comply with all applicable regulations of the U.S. Department of Commerce Office of Export Administration and any other applicable agencies.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

23.6 Confidential Information Remedy. The Parties acknowledge that the Confidential Information is valuable and unique, and that damages would be an inadequate remedy for breach of this Article 23 and the obligations of each Party under this Article 23 are specifically enforceable. Accordingly, the Parties agree that a breach or threatened breach of this Article 23 by either Party, shall entitle the other Party to seek an injunction preventing such breach, without the necessity of proving damages or posting any bond. Any such relief shall be in addition to, and not in lieu of, monetary damages (including consequential damages) or any other legal or equitable remedy available to such Party or its Affiliates.

24.	INVENTIONS AND LICENSES

24.1 Invention; License. Any idea, invention, work of authorship, drawing, design, formula, algorithm, utility, tool, pattern, compilation, program, device, method, technique, process, improvement, development or discovery (collectively, “Invention”), whether or not patentable, copyrightable or entitled to legal protection as a trade secret or otherwise, that Contractor may conceive, make, develop, create, reduce to practice or work on, in whole or in part, in the course of performing the Work, shall be owned and retained by Contractor. Subject to the provisions of Article 23, Contractor hereby grants to Owner, effective with respect to the Project as of the Substantial Completion Date, a perpetual paid-up, irrevocable, non-transferable (except as set forth in Article 25), non-exclusive, non-sublicensable, royalty-free license to use all Inventions, and all Intellectual Property Rights of Contractor which, in each case, are embodied in the Work and/or the Contractor Deliverables for Owner’s use as needed for the operation, maintenance and repair of the Project or components thereof in connection with the Project. Owner shall further have the right to alter the Project or components thereof. Contractor shall, prior to directing any Subcontractor to produce any design or engineering work in connection with the Project, obtain a valid license of any Intellectual Property Rights from such Subcontractor on terms substantially similar to those that obligate Contractor to Owner as expressed in this Section 24.1.

24.2 Suitability of Contract Design, Engineering and Computer Programming Information. All Contractor Deliverables and computer software prepared by Contractor pursuant to this Agreement are instruments of service in respect of the Project. They are not intended or represented to be suitable for reuse by Owner or others on extensions of the Project or on any other project. Without any limitation on the provisions set forth in Article 23, any such unauthorized reuse without prior written verification or adaptation by Contractor for the specific purpose intended will be at Owner’s sole risk and without liability or legal exposure to Contractor. Owner shall defend, indemnify, and hold harmless Contractor and Contractor Indemnitees against all Losses arising out of or resulting from such reuse.

24.3 Contractor Deliverables. Subject to Section 24.1, upon Substantial Completion of the Project, the Contractor Deliverables accumulated or developed in respect of the Project by Contractor, its employees or any Subcontractors and delivered to Owner prior to or as a condition to Substantial Completion, as applicable, shall become the property of Owner without any further consideration to be provided therefor. Contractor or Subcontractors, as applicable, will maintain ownership of all Intellectual Property Rights and Inventions embodied within the Contractor Deliverables.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24.4 Software Licenses. To the extent Contractor purchases or provides any software, which software is necessary or otherwise desirable for the continued operation of the Project after Substantial Completion, Contractor shall register Owner as the licensee of such software with the applicable Subcontractor and provide any other reasonable assistance necessary to procure the rights for Owner to use such software. In the event that Contractor becomes Bankrupt, or ceases business operations, Contractor shall provide (or cause to be provided) a copy of all object code and all associated source code for all software (other than third party “off the shelf” generally available software) delivered in connection with this Agreement, including all relevant documentation and instructions necessary to maintain, duplicate, and compile the source code.

25.	ASSIGNMENT

25.1 Assignment to Other Persons. Except as otherwise provided in this Section 25.1, neither Party may assign this Agreement to any third party, without the prior written consent of the other Party; provided that nothing in this Agreement shall prevent Contractor from engaging Affiliates or subcontractors in connection with the performance of its obligations under this Agreement (other than its respective payment obligations). Notwithstanding the foregoing, Contractor may assign this Agreement to any Affiliate of Contractor (provided that Owner receives written certification from Contractor’s Surety that the Performance and Payment Bonds remains in full force and effect and that such Affiliate has the requisite expertise to fulfill Contractor’s obligations under this Agreement). Notwithstanding the first sentence of this Section 25.1, (i) Owner may collaterally assign its rights, title and interest under this Agreement to any Owner Financing Party, who, subject to any consent entered into by Contractor with the Owner Financing Parties, may further assign such rights, title and interest under this Agreement upon exercise of remedies by an Owner Financing Party following a default by Owner under the financing agreements entered into between Owner and the Owner Financing Parties and, in connection therewith, Contractor shall execute and deliver a usual and customary consent (which shall include customary and reasonable additional cure periods for the benefit of Owner Financing Parties), a customary legal opinion and other certificates reasonably requested by Owner; provided, however, that Contractor shall not be obligated without a Change In Work to accept any undertaking imposed by any Owner Financing Party which Contractor reasonably believes will increase its obligations under the Agreement, whether such increased obligations be technical, economic, schedule or otherwise; or (ii) Owner may assign this Agreement to another entity that is acquiring the Project, whether through asset acquisition, stock acquisition, merger or otherwise, provided that such entity (x) has the same or better creditworthiness as Owner and (y) has the technical and operational capabilities to perform the obligations of Owner under this Agreement (either by itself or through a third party). Any attempted assignment or delegation in violation of this Section 25.1 shall be null and void and shall be ineffective to relieve either Party of its obligations hereunder.

25.2 Indemnitees; Successors and Assigns. Upon any assignment by either Party hereunder, the definition of “Owner Indemnitee” or “Contractor Indemnitee”, as applicable, shall be deemed modified to include the assignor and permitted assignee under such assignment and each of their respective employees, agents, partners, Affiliates, shareholders, officers, directors, members, managers and permitted assigns.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26.	HAZARDOUS MATERIALS

26.1 Use by Contractor. Contractor shall not and shall not permit any of the Subcontractors, directly or indirectly, to permit the manufacture, storage, transmission or presence of any Hazardous Materials on the Site, and Contractor shall not and shall not permit any of the Subcontractors to Release or otherwise dispose of any Hazardous Materials on the Site, in each case except in accordance with Applicable Laws and Applicable Permits and this Agreement and as required for the performance of the Work. Neither Contractor nor any Contractor Party shall bring any Hazardous Materials onto the Site without approval from Owner. In the event that it is necessary for Contractor or any Contractor Party to bring Hazardous Materials onto the Site, Contractor shall provide information to Owner regarding the intended use of the Hazardous Materials, expected waste and the safety data sheets and all other relevant records and documentation. Contractor shall be responsible for the proper handling, labeling, use, storage, and management of Hazardous Materials by Contractor and Subcontractors in connection with the Work in compliance with all Applicable Laws and this Agreement. Contractor shall cooperate with all reasonable requests of Owner regarding disposal of any Hazardous Materials used on the Site.

26.2 Remediation by Contractor. Contractor shall be responsible for all investigations, studies, sampling, testing and remediation of the Site as required by Applicable Laws and Applicable Permits in connection with the Release of Hazardous Materials by Contractor or any Subcontractor in breach of this Agreement unless such Release is caused by Owner, any Person for which Owner is responsible, or any third party; provided that for the avoidance of doubt, Contractor shall not responsible for such investigations in connection with Pre-Existing Contamination. Any such investigations, studies, sampling, testing and remediation must be approved in advance by Owner (such approval not to be unreasonably withheld). Contractor shall promptly comply with all lawful orders and directives of all Governmental Authorities regarding Applicable Laws relating to the use, transportation, storage, handling, presence or Release by Contractor, any Subcontractor or any Person acting on its or their behalf or under its or their control of any Hazardous Materials brought onto or generated at the Site by Contractor or any Subcontractor, except to the extent any such orders or directives are being contested in good faith by appropriate proceedings in connection with the Work. Contractor shall not and shall not permit any of its Subcontractors, directly or indirectly, to permit the manufacture, storage, transmission or presence of any Hazardous Materials on the Site, and Contractor shall not and shall not permit any of its Subcontractors to use any Hazardous Materials on the Site, in each case except in compliance with Applicable Laws. To the extent required by Applicable Law, Contractor shall prepare and maintain accurate and complete documentation of all Hazardous Materials brought onto the Site, generated or used by Contractor or Subcontractors at the Site in connection with the Facility, and of the disposal of any such materials, including transportation documentation and the identity of all Subcontractors providing Hazardous Materials disposal services to Contractor at the Site. Contractor shall not be entitled to any extension of time or additional compensation hereunder for any delay or costs incurred by Contractor as a result of the existence of such Hazardous Materials, except where such Hazardous Materials were Released by an Owner Party, or the presence of such Hazardous Materials is caused by an Owner Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26.3 Notice of Hazardous Materials. Contractor will take all measures required under Applicable Laws to prevent the Release of any Hazardous Materials at the Site or adjacent areas in violation of Applicable Laws. If Contractor discovers, encounters or is notified of (i) any Release of any Hazardous Materials or (ii) Pre-Existing Contamination, in each case, at the Site:

(a)	Contractor shall immediately contact the Site Representative and also promptly provide written Notification to Owner thereof and restrict access to the area containing such Hazardous Materials or Pre-Existing Contamination, as applicable, as required by Applicable Law or Applicable Permits;

(b)	if Contractor or any Subcontractor has brought such Hazardous Materials onto the Site or generated such Hazardous Materials, Contractor shall notify Owner of its remedial plan and, upon approval of such remedial plan by Owner, promptly remove such Hazardous Materials from the Site and remediate the Site in accordance with such plan and all Applicable Laws and Applicable Permits (to the extent the Applicable Permits relate to the Work) in each case at Contractor’s sole cost and expense, except where such materials were Released by an Owner Party; and

(c)	if Contractor or any Subcontractor has brought such Hazardous Materials onto the Site or generated such Hazardous Materials, Contractor shall not be entitled to any termination, extension of time or additional compensation hereunder for any delay or costs incurred by Contractor as a result of the existence of such Hazardous Materials, except where such materials were Released by an Owner Party.

27.	NON-PAYMENT CLAIMS

27.1 Liens. To the extent payment by Owner has been made in accordance with Article 6 (including any disputed payments resolved in favor of Contractor): (a) Contractor shall not directly or indirectly create, incur, assume or suffer to be created by it or any Subcontractor, employee, laborer, materialman or other supplier of goods or services any right of retention, mortgage, pledge, assessment, security interest, lease, advance claim, levy, claim, lien, charge or encumbrance on the Work, the Project Hardware, the Project, the Site or any part thereof or interest therein (each a “Contractor Lien”); (b) Contractor shall keep the Work, the Project, the Site and the Project Hardware, including all Subcontractor equipment and materials free of Contractor Liens; and (c) Contractor shall promptly bond, pay or discharge, and discharge of record, any such Contractor Lien or other charges which, if unpaid, might be or become a Contractor Lien. Contractor shall Notify Owner as soon as practicable of the assertion of any such Contractor Lien. If any Owner Indemnitee becomes aware of any such Contractor Lien, such Owner Indemnitee shall so Notify Contractor, and Contractor shall then, to the extent payment by Owner has been made in accordance with Article 6 bond or satisfy and obtain the release of such Contractor Lien. If Contractor does not within ten (10) Business Days after such Notice, bond or satisfy such Contractor Lien, then any Owner Indemnitee shall have the right, at its option, after Notification to Contractor, and subject to Applicable Law, to cause the release of, pay, or settle such Contractor Lien, and Owner at its sole option may: (1) require Contractor

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to pay, within five (5) days after request by Owner; or (2) withhold other amounts due or to become due to Contractor (in which case Owner shall, if it is not the applicable Owner Indemnitee, pay such amounts directly to Owner Indemnitee causing the release, payment, or settlement of such liens or claims), all reasonable and direct costs and expenses incurred by Owner Indemnitee in causing the release of, paying, or settling such Contractor Lien, including reasonable administrative costs and reasonable attorneys’ fees. Contractor shall have the right to contest any such Contractor Lien.

27.2 Lien Waivers. Contractor shall deliver, together with each Contractor’s Invoice, (i) an Interim Lien Waiver from Contractor in the form of Exhibit F-1 and (ii) an Interim Lien Waiver from the Electric Subcontractor and the Site Preparation Subcontractor in the form of Exhibit F-2, each of (i) and (ii) in respect of work performed on the Site and invoiced to Owner pursuant to the applicable Contractor’s Invoice and (iii) a Final Lien Waiver from the Supplier(s) of PV modules for the Project and the Supplier(s) of inverters for the Project in the form of Exhibit F-4 in respect of materials delivered to the Site and invoiced to Owner pursuant to the applicable Contractor’s Invoice and (vi) with respect to each Major Subcontractor for which a lien waiver is not required pursuant to subsections (ii) and (iii) of this Section 27.2, an Interim Lien Waiver in the form of Exhibit F-2. Upon its application for the Final Completion Payment, Contractor shall deliver to Owner (i) a Final Lien Waiver from Contractor in the form of Exhibit F-3 and (ii) a Final Lien Waiver from all Major Subcontractors in the form of Exhibit F-4.

28.	NOTICES AND COMMUNICATIONS

28.1 Requirements. Any Notice made pursuant to the terms and conditions of this Agreement shall be: (a) delivered personally; (b) sent by certified mail, return receipt requested; (c) sent by a recognized overnight mail or courier service, with delivery receipt requested; or (d) sent by confirmed facsimile transmission, followed by confirmation in one of the other accepted methods in parts (a), (b), or (c) of this Section 28.1 to the following addresses:

If to Contractor:	PowerSecure Solar LLC
1609 Heritage Commerce Court
Wake Forest, NC 27587
Attention: [***]
Facsimile: Fax: (919) 556-3596

If to Owner:	[***]

with a copy to:	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

28.2 Representatives. Any technical or other communications pertaining to the Work shall be with the Contractor’s Project Manager and the Owner Representative. The Contractor’s Project Manager and the Owner Representative each shall have knowledge of the Work and be available at all reasonable times for consultation. Each such Party’s representative shall be authorized on behalf of such Party to administer this Agreement and agree upon procedures for coordinating the efforts of the Parties.

28.3 Effective Time. Any Notice or Notification given personally, through overnight mail or through certified letter shall be deemed to have been received on delivery, any Notice given by express courier service shall be deemed to have been received the next Business Day after the same shall have been delivered to the relevant courier, and any Notice given by facsimile transmission shall be deemed to have been received on confirmed dispatch.

29.	LIMITATIONS OF LIABILITY AND REMEDIES

29.1 Limitations on Damages. Except (i) for liquidated damages as expressly set forth in this Agreement, (ii) for any breach by either Party of its obligations under Article 23 or Article 24 resulting in consequential damages, (iii) to the extent a termination payment made pursuant to Section 19.1 or Section 19.2 constitutes consequential damages, (iv) to the extent damages claimed by third parties (other than Owner Indemnitees or Contractor Indemnitees) for which Contractor or Owner has a duty to indemnify hereunder as expressly provided in Article 22 are shown to be consequential in nature, (v) damages attributable to a Party’s fraud gross negligence or willful misconduct or (vi) to the extent that the Contract Price adjustment contemplated in Section 5.4.4 is deemed to constitute indirect, incidental, consequential, exemplary, punitive or special damages, notwithstanding anything else in this Agreement to the contrary, neither Party (nor that Party’s subcontractors) shall be liable to the other Party for any loss, damage or other liability otherwise equivalent to or in the nature of any indirect, incidental, consequential, exemplary, punitive or special damages arising from performing or a failure to perform any obligation under this Agreement, whether such liability arises in contract (including breach, indemnity or warranty), tort (including fault, negligence or strict liability), or otherwise, including for any loss of profits, loss of revenue, or loss of use of Project Hardware or the Project, downtime costs, increased expense of operation or maintenance of the Project Hardware or the Project, loss of opportunity or goodwill, cost of purchased or replacement power, loss of use of equipment or systems, cost of capital, claims of customers or counterparties for such damages, any governmental fines, penalties or sanctions imposed.

29.2 Limitations on Contractor’s Liability

29.2.1 Overall Liability Cap. Prior to Substantial Completion, in no event shall Contractor’s aggregate liability under this Agreement exceed [***]; provided that such maximum aggregate liability shall increase on a dollar for dollar basis for any increase in the Contract Price pursuant to Article 15 or as otherwise agreed to by the Parties. After Substantial Completion, in no event shall Contractor’s aggregate liability under this Agreement exceed [***]; provided that such maximum aggregate liability shall increase by [***] of every dollar of increase in the Contract Price pursuant to Article 15 or as otherwise agreed to by the Parties. [***] purposes of this Article 29 shall at all times be the initial Contract Price plus, if applicable, any increased pursuant to Article 15 or as otherwise agreed to by the Parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

29.2.2 Liquidated Damages and ITC Loss Sub-Cap. Notwithstanding anything to the contrary set forth in this Section 29.2, in no event shall the sum of the amounts owed by Contractor to Owner pursuant to (i) Section 5.4.4 as a result of Contractor’s failure to ensure the Project is Placed in Service as required by Section 5.4.4 or (ii) Section 14.1 as result of Contractor’s failure to achieve Substantial Completion by the Guaranteed Substantial Completion Date exceed [***]. Any liquidated or other damages owed by Contractor under this Agreement shall apply toward the caps on liability stated in Sections 29.2.1 and, for the avoidance of doubt, the liability cap described in this Section 29.2.2 does not increase the overall liability cap set forth in Section 29.2.1.

29.3 Releases, Indemnities and Limitations. The releases, indemnities, waivers, subrogation, assumptions of and limitations on liabilities and limitations on remedies expressed in this Agreement, subject to the terms hereof, shall apply even in the event of fault, negligence, or strict liability of the Party released or indemnified, or whose liability is limited or assumed or against whom rights of subrogation are waived and shall extend to such Party’s subcontractors, and in each case to such Party’s and its subcontractors’ Affiliates, officers, directors, members, managers, employees, licensees, agents and partners.

29.4 Limitation on Remedies. Except as otherwise expressly provided herein, the rights and remedies of each Party as set forth in this Agreement shall be the exclusive rights and remedies of the Parties.

30.	DISPUTES

30.1 Management Negotiations. Following notice from either Party setting forth a dispute arising from or relating to this Agreement (“Senior Management Notice”), the Parties shall use good faith efforts to settle disputes through negotiation between authorized members of each Party’s senior management with the power and authority to resolve any such dispute. A meeting at a mutually agreed upon hour and location, whether by phone or in person, between each Party’s senior management shall be held within fifteen (15) Business Days following a Party’s receipt of any Senior Management Notice. If the dispute is not resolved within thirty (30) days of the delivery of any Senior Management Notice, either Party may, by written notice to the other Party, refer the issues set forth in the Senior Management Notice to meditation pursuant to Section 30.2 (“Mediation Notice”).

30.2 Compulsory Mediation. Following any Mediation Notice delivered in accordance with Section 30.1, the Parties shall cooperate in selecting a qualified neutral mediator from among a panel of neutral persons proposed by the American Arbitration Association, or any other mutually acceptable organization, and in scheduling the time and place of the mediation within thirty (30) days from the Mediation Notice. Within ten (10) days from the Mediation Notice, the Parties shall agree on a single neutral mediator. The Parties agree to participate in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the mediation in good faith and to share the costs of the mediation, including the mediator’s fee, equally, but such shared costs shall not include each Party’s own attorneys’ fees and costs, which shall be borne solely by such Party. If the Parties are unable to resolve their dispute through mediation within sixty (60) days following the Mediation Notice, then either Party may pursue any other remedies available at law or in equity, including liens, with respect to those issues set forth in the Mediation Notice. Notwithstanding anything to the contrary in this Section 30.2, in the event Contractor’s lien rights under Applicable Law would expire prior to the end of the foregoing sixty-day period following the Mediation Notice, then Contractor shall be entitled to take such actions as are necessary to timely preserve its lien rights under Applicable Law during such sixty-day period.

30.3 Confidentiality. All communication, offers and statements, whether oral or written, and documents and other writings exchanged between the Parties in connection with the management negotiations pursuant to Section 30.1 and any mediation pursuant to Section 30.2 shall be confidential and shall not be discoverable, admissible in evidence or used or referred to in any subsequent binding adjudicatory process between the Parties; provided, however, that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in such negotiations.

30.4 Work Notwithstanding Disputes. Unless otherwise agreed to in writing, Contractor shall diligently carry on the Work during the pendency of any dispute so long as all undisputed amounts payable to Contractor have been paid. Upon resolution of such dispute, whether by agreement of the Parties or through a dispute proceeding, any amounts found to be owing by either Party will be promptly paid by the Party owing payment to the other Party, together with interest at the Interest Rate or the highest rate permitted by Applicable Laws, from the day following the date of the overpayment or underpayment, as applicable, until and including the date of repayment in full.

31.	MISCELLANEOUS

31.1 Severability. The invalidity or unenforceability of any portion or provision of this Agreement shall in no way affect the validity or enforceability of any other portion or provision hereof. Any invalid or unenforceable portion or provision shall be deemed severed from this Agreement and the balance of this Agreement shall be construed and enforced as if this Agreement did not contain such invalid or unenforceable portion or provision. If any such provision of this Agreement is so declared invalid, the Parties shall promptly negotiate in good faith new provisions to eliminate such invalidity and to restore this Agreement as near as possible to its original intent and effect.

31.2 Governing Law; Venue; Submission to Jurisdiction. This Agreement shall be governed by the laws of the [***], without regard to the laws regarding conflict of laws thereof that would require the laws of another jurisdiction to apply. The Parties irrevocably accept and submit to the jurisdiction of the federal courts (and in the absence of jurisdiction therein the [***] courts) located in [***] with respect to any suit, action or proceeding in aid of arbitration, including an action for an order of interim, provisional or conservatory measures to maintain the status quo and prevent irreparable harm and for recognition and enforcement of any award rendered by the arbitral tribunal, and the Parties

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

irrevocably waive any objection to the laying of venue or defense that the forum is inconvenient with respect to any such suit, action or proceeding for such purpose. The Parties’ right to apply for such judicial relief in aid of arbitration and the commencement of any such suit, action or proceeding in aid of arbitration shall not be deemed incompatible with, or a waiver of, the Parties’ agreement to arbitrate. This consent to jurisdiction is being given solely for purposes of this Agreement, and it is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a Party may become involved. The Parties acknowledge and agree that terms and conditions of this Agreement have been freely, fairly and thoroughly negotiated.

31.3 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION RELATED TO THIS AGREEMENT. Each Party (i) certifies that no representative of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 31.3.

31.4 No Oral Modification. No oral or written amendment or modification of this Agreement by any officer, agent, member, manager or employee of Contractor or Owner, either before or after execution of this Agreement, shall be of any force or effect unless such amendment or modification is in writing and is signed by a duly authorized representative of the Party to be bound thereby.

31.5 No Waiver. A Party’s waiver of any Event of Default, breach or failure to enforce any of the terms, covenants, conditions or other provisions of this Agreement at any time shall not in any way affect, limit, modify or waive that Party’s right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision hereof, any course of dealing or custom of the trade notwithstanding. All waivers must be in writing and signed on behalf of Owner and Contractor in accordance with Section 31.5.

31.6 Third Party Beneficiaries. This Agreement and all rights hereunder are intended for the sole benefit of the Parties hereto and shall not imply or create any rights on the part of, or obligations to, any other Person.

31.7 Assurances. Owner and Contractor will each use its reasonable efforts to implement the provisions of this Agreement, and for such purpose each, at the reasonable request of the other, will, without further consideration, promptly execute and deliver or cause to be executed and delivered to the other such assistance, or assignments, consents or other instruments in addition to those required by this Agreement, in form and substance satisfactory to the other, as the other may reasonably deem necessary or desirable to implement any provision of this Agreement.

31.8 Binding on Successors, Etc. Subject to Article 25, this Agreement shall be binding on the Parties and on their respective successors, heirs and assigns.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

31.9 Merger of Prior Contracts. This Agreement supersedes any other agreements, whether written or oral, that may have been made or entered into between Owner and Contractor or by any office or officer of such Party relating to the Project or the Work. This Agreement and the Exhibits attached hereto constitute the entire agreement between the Parties with respect to the engineering, procurement and construction of the Project, and there are no other agreements or commitments with respect to the Project except as set forth herein and therein.

31.10 Counterparts. This Agreement may be executed in any number of counterparts, and either Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart by facsimile or electronic mail hereof signed by the other Party. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or emailed signatures.

31.11 Attorneys’ Fees. If any action by legal proceeding shall be instituted between Owner and Contractor in connection with this Agreement, each Party shall bear its own costs and expenses incurred in connection with such action by legal proceeding, including its own attorneys’ fees.

31.12 Announcements; Publications.

31.12.1 Prior Approval. Subject to Section 23.2, Contractor shall not (either directly or indirectly) issue or make any public release or announcement with respect to or concerning any matter the subject of, or contemplated by, this Agreement without the prior written consent of Owner and affording Owner a reasonable opportunity to provide comments on such proposed release or announcement; provided that, subject to the provisions of this Section 31.12.1, nothing in this Agreement shall prevent Contractor from independently making such public disclosure or filing as it determines upon reasonable advice of counsel is required by Applicable Law.

31.12.2 Marketing; Advertising; Public Announcements. Notwithstanding anything to the contrary in this Section 31.12, Contractor shall not (either directly or indirectly) show, by photograph or otherwise, in any marketing, advertising or other materials, the Project under construction or as completed (including any related Project Hardware), without first obtaining the prior consent of Owner. Notwithstanding anything to the contrary herein, Contractor shall not (either directly or indirectly) permit any of its Affiliates to videotape or otherwise record any of the Work, including the installation and/or construction work performed by Contractor hereunder, or show to any other Person any photographs (or similarly recorded images) of such construction or installation work, without obtaining the prior written consent of Owner.

31.13 Independent Contractor. Contractor is an independent contractor, and nothing contained herein shall be construed as constituting any relationship with Owner other than that of owner and independent contractor, or as creating any relationship whatsoever between Owner and Contractor’s employees. Neither Contractor nor any of its employees is or shall be deemed to be an employee of Owner.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(SIGNATURES ON FOLLOWING PAGE)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

POWERSECURE SOLAR, LLC

By:	/s/ Benjamin Schneider
Name:	Benjamin Schneider
Title:	Vice President

[***]

[***] Site-Signature Page to Engineer, Procurement and Construction Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit A Statement of Work

Exhibit A

Scope of Work	[***]

EXHIBIT A

[***]

[***]

[***] Installation

PREPARED BY:                            [***]                                 DATE:             12/05/13

REVIEWED BY:

Title	Initials	Date
Technical Services
Electrical Design
Civil Design
New Generation Projects

APPROVED BY:                            W. Zach Looney                                DATE:

No.	Description	Prepared By	Reviewed By	Approved By	Date
0	Agreement Execution	LRM	SLD	RBH	6-6-14

1	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

Contents

1.0	Overview	4
1.1	Site Description	4
1.1.1	Site Layout	4
1.1.2	Geotechnical Information	4
1.1.3	Site Topographic Mapping	4
1.2	Minimum Operation Requirements	4
1.3	Size and Capacity	4
1.4	Sound Criteria	5
1.5	Site Design Parameters	6
1.6	Project Milestones/Schedule	6
1.7	Nomenclature	6

2.0	Owner’s Scope of Work	7
2.1	Site Control, Site Access, and Landowner Property Rights	7
2.2	Studies and Reports	7
2.3	Permitting	7
2.5	Construction Observation	7
2.6	Owner’s Facilities During Construction	7

3.0	Contractor’s Scope of Work	8
3.1	Scope of Work Overview	8
3.1.1	Minimum Photovoltaic Plant Requirements	8
3.2	PV Power Plant Hardware	9
3.2.1	PV Modules	9
3.2.2	PV Mounting System and Tracker Hardware	9
3.2.3	DC Solar Field	9
3.2.4	Inverter Station / Power Conversion Station	9
3.2.5	Meteorological Station and Performance Monitoring Equipment	9
3.2.6	SCADA System	9
3.2.7	Security System	9
3.2.8	AC Collection (Distribution System)	10
3.3	Project Substation and other Facilities	10
3.3.1	Metering Equipment	11
3.4	Site Work (Civil Infrastructure)	12
3.5	Site Building	12

2	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

3.6	Future Site Use	12
3.7	Temporary Construction Telecommunications (Internet and phone service)	12
3.8	Permanent Facilities (Wide Area Network (WAN) and phone service)	13
3.9	Work Excluded	13

4.0	General	13
4.1	Project Management	13
4.2	Project Employment and Resources	13
4.3	Site Performance Standards	13
4.4	Public Roads	13
4.5	Testing	14
4.6	Engineering and Design	14
4.7	Procurement	14
4.8	Construction	14
4.9	Commissioning	15
4.10	Owner Operator Training	15
4.11	Commissioning and Acceptance Testing	16
4.11.1	General Specifications:	16
4.12	Drawing Review and Approval	17
4.12.1	Drawing Review and Approval - General	17
4.12.2	Contractor Specified Equipment Packages	17
4.12.3	[***] Specified Equipment Packages	17

4.13	Project Controls Requirement	17
4.13.1	General	17
4.13.2	Scheduling: Level 1 (Master) Engineering Schedule	18
4.13.3	Scheduling: Level 2 (Intermediate) EPC Schedule	18
4.13.4	Scheduling: Level 3 (Detail) Engineering Schedule	18
4.13.5	Progress Information: Monthly	18
4.13.6	PIMS	18

5.0	Scope Clarifications	18

	Exhibit 1 – Minimum Technical Requirements for Solar PV Plant

	Exhibit 2 – Reserved

	Exhibit 3 – Reserved

3	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

1.0	Overview

The scope of work herein is a summary description of the work and services required to implement the [***] Solar Project at [***] and includes all exhibits attached hereto.

The Project shall include the development of the site into one power plant producing up to [***] from solar photovoltaic modules mounted on a fixed tilt. The Project requires collection of PV plant power and interconnection at 34.5kV or 46kV (Contractor’s option) with Owner. Transmission and interconnection work at the existing substation to deliver grid power at 115kV will be by Owner. The Project shall be constructed in one phase.

The scope shall include an EPC warranty on the Project, an Operational Test and Performance Ratio Test and an Adjusted Energy Performance Test as specified in Exhibit H to the Agreement. Equipment warranties shall be offered as follows:

•	Module warranty of 10 years for workmanship, 25 years on power output.

•	Inverter warranty of 10 years.

•	The Minimum Technical Requirements for the project as described in Exhibit 1.

1.1	Site Description

The Site is located on the [***]. The Site includes two 227 acre sites for consideration – A-18 Site and A-18 Site Option 2 as shown on maps included in Appendix E. [***]

1.1.1	Site Layout

Site layout drawings can be found in Appendix A. The layout drawings show the project boundary lines, property line, roadways and other general environmental and topographical details. Other maps showing potential red-cockaded woodpecker habitats and GIS layers are included for reference and information in Appendix E.

1.1.2	Geotechnical Information

Prior to performance of any drilling at the site, contractor shall develop a Geotechnical Investigation Plan for Owner’s review. Copies of boring logs and test data obtained from any investigation shall be provided to Owner for review and inclusion in Owner’s project files.

1.1.3	Reserved

1.2	Minimum Operation Requirements

Design Life of Facility: 35 years

Only proven, utility-grade technology is acceptable.

1.3	Size and Capacity

The Project shall include the development of the Site into one solar power plant producing up to [***] from solar photovoltaic modules mounted on a fixed tiltas further described in this Exhibit A and the Agreement.

4	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

1.4	Sound Criteria

The noise level design is not to exceed a maximum sound pressure level of 85 dBA @ 3-ft in all directions.

5	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

1.5	Site Design Parameters

Site design parameters per ASCE 7; IBC 2012 and [***] Amendments

maximum elevation	[***]

minimum/maximum dry bulb temperature (ASHRAE 50 year/50 year)	[***]

outside dry bulb design temperature (for SCC HVAC design)	[***]

minimum/maximum (ASHRAE annual design conditions)	[***]

design maximum rainfall	[***]

frost depth	[***]

design snow load (ground snow load)	[***]

design wind load (3 second gust)	[***]

seismic criteria	See Appendix B

occupancy class	II

Wetlands	See site Environmental Assessment

Floodplains	See site Environmental Assessment

Corrosion classification	See Appendix B

Subsurface conditions	See Appendix B

1.6	Project Milestones/Schedule

Guaranteed Substantial Completion Date	August 1, 2016

1.7	Nomenclature

AHJ	Authority Having Jurisdiction

DC	Direct Current

DSS	Document Submittal Specification.

[***]	[***]

kV	kilovolts

kW	measure of instantaneous power measured in kilowatts AC

MTR	Minimum Technical Requirements (Exhibit 1)

PCS	Power Conversion Station(s), consisting of power inverter(s), inverter step-up transformer(s), cabling system(s) and grounding system.

PIMS	[***] Project Information Management System.

POI	Point of Interconnection – defines the location of the physical electrical interconnection to the participating TO.

6	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

SCADA	supervisory control and data acquisition system that provides data acquisition, monitoring, archiving and operator station functions for the PV power plant.

SCC	site communication center, which shall be the central data communication equipment for the SCADA

TO	Transmission Organization

VDSS	Vendor Document Submittal Schedule.

2.0	Owner’s Scope of Work

Owner has provided general location of the Project, the preliminary plant site survey work (PDF) and shall provide environmental studies and development permitting. In addition to these documents, the services and supplies specified in this Section 2.0 are to be provided by Owner.

2.1	Site Control, Site Access, and Landowner Property Rights

Owner is responsible for obtaining site control and providing site access as described in the Agreement. The Contractor shall be responsible for incorporating the Easement Agreement requirements into the Work.

2.2	Studies and Reports

The Owner will provide studies and reports in association with the Site and Work in the Appendices listed below:

Appendix A – Site layout drawings

Appendix B – Geotechnical Reports

Appendix C –Not used

Appendix D – Generator facility tie-in route/options

Appendix E – Reserved

2.3	Permitting

In accordance with Section 2.6 and 3.14 of the Agreement, Contractor shall comply with all permits Owner Permits and be responsible for acquisition of and compliance with all Contractor Permits.

2.4	Interconnection

Owner shall perform all engineering work related to obtaining approvals from the Participating Transmission Organization (“TO”), utility and/or applicable agencies for electrical interconnection with support from Contractor. Owner shall file the necessary documents and pay any associated fees. Owner shall be responsible for all cost and schedule impacts resulting from the Participating TO’s studies.

2.5	Construction Observation

Owner shall have a representative(s) present at the jobsite at all times during the construction of the Project. The representative shall be responsible for overseeing the overall construction of the Project and coordination and communicating with the Contractor.

2.6	Owner’s Facilities During Construction

Contractor shall provide Owner with an office in one of the Contractor’s field office trailers with electrical, telephone, and internet service.

7	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

3.0	Contractor’s Scope of Work

This project entails the full scope engineering, procurement and construction of the Project. With the exception of those Owner obligations specifically enumerated herein or in the Agreement, the Contractor’s Scope of Work for the Project includes the provision of all engineering design services, procurement, installation, testing, and commissioning for the Project.

It is the Contractor’s responsibility to review all pertinent Project requirements and criteria, as contained in the entirety of the scope of work. However, the Contractor shall not rely on the physical description contained in the scope documents to identify all Project components. The Contractor shall determine the full scope of the Project through thorough examination of the supplied documents, the Site, the reference materials provided during the Request for Proposals process, and any reasonable inferences to be gathered there from.

3.1	Scope of Work Overview

The Project shall be engineered and constructed in accordance to the performance and design requirements identified in the Scope of Work, Exhibits, and Appendices and other documents referenced herein.

The Project shall be designed to meet a minimum 35 year design life, considering the Site specific conditions and expected operating conditions.

Contractor shall provide or cause to be provided materials, equipment, machinery, tools, labor, demolition, disposal, transportation, construction fuels, chemicals, construction utilities, administration, and other services and items required to complete the Project per the requirements set forth in this Exhibit A.

Contractor shall provide an Energy Production Estimate based upon their proposed design using the latest version of PVSyst simulation software.

Solar Irradiance information should be obtained from National Renewable Energy Laboratory (NREL) Solar Power Prospector at http://maps.nrel.gov/prospector , (Average Annual GHI) for the Site.

The facility shall be oriented physically to optimize annual energy production. The PV module arrangement, inverter locations and internal access roads (sufficient to allow module washing as required to meet Contractor’s predicted performance) shall be determined by Contractor. Contractor shall design the solar field layout with reference to any required setbacks along the Project property boundary (and sufficient for a security patrol road around the perimeter of the Project).

3.1.1	Minimum Photovoltaic Plant Requirements

Plant Nameplate Capacity            [***]

DC:AC Ratio    1.418.

DC Solar Field shall be fixed tilt

The Project shall be designed for fully automatic normal operation.

The Plant shall be designed to meet the requirements of the receiving transmission system, including the capability to operate within the power factor range of 0.95 leading to 0.95 lagging at the Point of Interconnection with the Participating TO at continuous rated power output and follow a voltage schedule.

8	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

3.2	PV Power Plant Hardware

3.2.1	PV Modules

Contractor shall furnish and install all PV Modules. Module supplier to be determined by Contractor based on Recommended Supplier List provided as Appendix A to Exhibit 1. Number of PV Modules required shall be determined by Contractor with a guaranteed minimum total module dc installed capacity.

PV Modules shall have a minimum 10 year workmanship warranty and 25 year linear power output warranty.

3.2.2	PV Mounting System and Tracker Hardware

Contractor shall furnish and install the entirety of the module mounting

3.2.3	DC Solar Field

Contractor shall furnish and install the entirety of the DC solar field. The solar field shall consist of PV Modules mounted at a fixed tilt. The rows of modules shall be electrically connected in series, in groups referred to as “Strings.” Groups of Strings shall feed power to a common DC Combiner located near the tracker rows. A group of Strings shall be referred to as a “Combiner Block.” Groups of Combiner Blocks shall be referred to as “Arrays” and feed DC power to one (1) Inverter Station as defined below.

Contractor shall develop an optimized Array, per final Inverter Station specifications. The Array shall be optimally designed to minimize system losses and reliability and shall be subject to testing requirements specified in Exhibit H of the Agreement.

3.2.4	Inverter Station / Power Conversion Station

Contractor shall furnish and install the entirety of the Power Conversion Stations (“PCS”). The PCSs shall consist of central inverters, Step-Up Transformers, and associated electrical equipment such as recombiners and AC disconnects (if required) (together the “Inverter Station” or PCS). The PCS shall additionally house SCADA/monitoring controls integrated with the inverter, tracker motor power and control, and an auxiliary power station. The inverter stations shall convert power from one (1) Array into power for collection to the substation.

Contractor shall determine the number and sizing of the Power Conversion Stations.

3.2.5	Meteorological Station and Performance Monitoring Equipment

Contractor shall furnish and install the entirety of this equipment and interface it to the SCADA system. This equipment shall provide data for determining the performance of the solar array with respect to meteorological conditions.

3.2.6	SCADA System

The Contractor shall provide and install a complete Supervisory Control and Data Acquisition (‘SCADA”) system for monitoring and remotely controlling the Project.

3.2.7	Security System

Contractor shall furnish and install the entirety of the permanent Security System. The “Security System” shall secure the operation of the Project and shall consist of a perimeter fence and substation yard lighting.

9	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

3.2.8	AC Collection (Distribution System)

Contractor shall furnish and install the entirety of the AC Collection. The “AC Collection” shall consist of the wiring and associated electrical hardware required to feed power from the inverter station to the substation. The Collection System shall primarily consist of buried power cable and the necessary connections, non-load break elbows, load break elbows, termination kits, and junction boxes/sectionalizer cabinets to connect the inverter stations to the substation.

3.3	PV Project Substation, Transmission Tie-line and other Facilities

Contractor shall engineer, design, procure, and construct, test and commission the PV Plant Substation and PV interconnection conductors and equipment in accordance with this Exhibit A, the included Minimum Technical Requirements, and in accordance with the applicable requirements of the receiving transmission system.

PV Plant Substation Interconnect Facilities – The Project shall be supported by one GSU transformer used to connect to the 115 kV transmission interconnection service. Supply and installation of the GSU is by Owner. Per Appendix D, approximately 1.9 miles of overhead 115kV transmission tie line is required. Supply and installation of the transmission tie line and final connection to the transmission service is by Owner.

Transmission Interconnect Facilities - The Project shall be supported by one GSU transformer used to connect to the 115 kV transmission interconnection service. Supply and installation of the GSU is the responsibility of Owner. Per Appendix D, supply and installation of the transmission tie line downstream of the 46 kV breaker and final connection to the transmission service is the responsibility of Owner.

The GSU(s) to be purchased by Owner will be based upon engineering details provided by the Contractor for the Project.

The PV Plant Substation scope shall include, but not be limited to:

1.	Substation design engineering and drawing packages for construction permitting, installation and record documentation

2.	TBDkV dead-end structure (if applicable).

3.	TBDkV disconnects.

4.	TBDkVcircuit breaker.

5.	TBDkVbus racks and support structures.

6.	One (1) low side open-air disconnect switch to GSU transformer.

7.	Metal-clad switchgear or air insulated breakers used to connect at least three (3) underground PV solar field MV feeder circuits (or number required per contractors proposed design) to the low side of the GSU.

8.	Low voltage station auxiliary power transformer

9.	Substation lighting

10.	Substation Lightning protection

11.	All CTs and PTs required for protection and metering.

12.	All required communication equipment (hardware and software) to connect and interface with the host utility.

13.	All necessary structural supports and concrete pads, control house, secondary distribution power line.

10	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

14.	All insulators, connectors, interconnecting cables and wire, splices, bolts, straps, and misc. hardware.

15.	SCADA and ancillary hardware required to connect and operate listed equipment.

16.	Provide all SCADA points from Contractor provided SCADA rack to Owner provided and installed SCADA rack. Provide a location for Owner supplied SCADA rack, which shall be co-located with Contractor supplied SCADA rack. Contractor’s SCADA shall be capable of OPC, and modbus/TCP protocols.

17.	Substation construction, including demolition, and fencing.

18.	Project and construction management relating to the work, including quality assurance/quality control, environmental compliance, Site safety, Site material control and management of all Subcontractors.

19.	Substation commissioning and testing in accordance with referenced documents and guidelines.

20.	Substation turnover including Owner’s operator training and Substation, , and MVOAC operations and maintenance documentation in hardcopy and electronic PDF format.

Contractor should assume a maximum 40k amp fault interrupting capability (Fault Current from Grid to be confirmed by EPC as part of final design).

Interconnection protection scope required and to be developed with Owner.

3.3.1	Reserved

3.3.2	Metering Equipment

The metering equipment shall provide revenue and retail service energy production data to Owner. Contractor shall install the entirety of the metering equipment.

11	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

3.4	Site Work (Civil Infrastructure)

Contractor shall construct site infrastructure required to access the Project for construction and to facilitate the long term operations & maintenance. Contractor’s Work in this respect shall include, but not be limited to, the following:

1.	Stump removal/grubbing/demolition including removal of spoil material.

2.	The drainage study.

3.	Grading plan/finish grading (by Contractor)

4.	Additional studies and geotechnical information as the Contractor sees fit.

5.	Transformer oil containment (GSU only).

6.	Site Permitting requirements set forth in Exhibit C.

7.	Excavation, filling, backfilling, and disposal of excess soils (SPOIL) if applicable.

8.	Soil erosion, sediment control, final stabilization.

9.	Access, perimeter and interior roadways. Roadways shall consist of (2) - 6” lifts of compacted Graded Aggregate Base (GAB) material per [***] DOT.

10.	Seeding and landscaping as required for soil stabilization and sediment control.

11.	Laydown area as needed.

12.	Restoration of site including laydown area and roads.

13.	Chemical, hazardous material storage/containment.

14.	All required foundations and equipment pads. Designed to applicable codes and design requirements of the AHJ for wind speed, snow/ice load, importance factors, and seismic requirements.

15.	Concrete testing as required.

16.	All Project security fencing including gates and appurtenances.

3.5	Site Building

Contractor shall design, construct and fit out a single prefabricated metal building for the site. This building shall be a combination of the substation control center (“SCC”) and other required site building spaces. The SCC shall be expanded to include a separate areafor PV plant monitoring and O&M support functions. The SCC shall include a building, control and monitoring workstation, and minimal storage facilities. Contractor shall design and install all utilities, including power, and communications. Potable water and waste water/sewage facilities are not required. The control and monitoring workstation shall be equipped for real-time detailed monitoring of Project performance.

3.6	Reserved

3.7	Temporary Construction Telecommunications (Internet and phone service)

Contractor will be responsible for providing Internet and telephone for the temporary facilities for the use of Contactor and Owner. Contractor shall calculate ground potential rise for the phone company’s use in selecting their protection equipment.

12	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

Consideration should be given to installing a temporary solution which can be converted into the permanent one show below.

3.8	Permanent Facilities (Wide Area Network (WAN) and phone service)

Contractor shall provide underground conduit (approved by service provider) from plant boundary to a point inside the control/office building to be considered the demarcation point for the network interface. Where ever possible the conduit for the Temporary Construction Telecommunications should be reused.

Local Service Provider will run their lines in Contractor’s conduit up to this demarc point. Contractor shall provide a Service Provider approved plywood backboard at the demarc point on which the phone company can mount their termination and protection equipment. All wiring and equipment beyond this point is by Contractor.

Contractor shall calculate ground potential rise for the phone company’s use in selecting their protection equipment.

Owner will be responsible for arranging WAN and telephone connectivity for the permanent facility from service provider.

If the area of the site is so remote that a land based circuit is not feasible and a microwave shot shall have to be established, the Owner’s telecom engineers shall design, build, and install the permanent solution.

3.9	Work Excluded

Contractor’s Work shall not include:

a)	Land acquisition

b)	Timber cutting and removal

c)	Transmission interconnection

4.0	General

4.1	Project Management

The Contractor shall serve as the Project Manager and shall provide and lead a project management team.

4.2	Reserved.

4.3	Site Performance Standards

Contractor shall perform (and cause its Subcontractors to perform) all Work in a safe, diligent, expeditious, and workmanlike manner, using new equipment, parts and components, and in accordance with the Agreement.

4.4	Public Roads.

Contractor shall be required to, maintain and repair all public roads utilized during construction including, but not limited to roads used by: concrete trucks, gravel trucks, and material delivery trucks. Contractor agrees to perform and be responsible for all duties and obligations of Owner in any Public Road Agreements, which relate to the construction of the Project and completion of the Work

13	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

Contractor shall comply with all Applicable Laws, specifications, road agreements and the arquirements, and Contractor shall maintain the public roads and signage, including dust control as needed. Contractor shall comply (and cause any of its Subcontractors to comply) with all Applicable Laws regarding weight limits on public roads and access roads and Contractor shall be responsible for and shall indemnify and hold harmless Owner against any penalty or fine assessed for such noncompliance.

Contractor shall repair and maintain the access roads and public roads on an ongoing basis to allow for consistent and uninterrupted vehicular traffic, including the delivery of Project components and public traffic. After completion of the proposed improvements, Contractor shall repair damage to the public roads and access roads to the satisfaction of the County and Owner at no additional costs.

Contractor shall provide during construction alternative methods for public traffic to by-pass construction activities.

Contractor acknowledges and agrees that the access roads may be used by other Persons performing work at the Site.

4.5	Testing

All testing/inspections shall be performed (or cause to be performed) by the Contractor or, Owner-approved third party unless otherwise noted. Contractor shall coordinate testing with Owner and/or representative as specified in the Agreement. Owner may observe testing at their discretion.

4.6	Engineering and Design

Contractor shall proceed with the engineering and design of the Project upon issuance of the Notice to Proceed under the Agreement. Contractor shall independently research applicable codes and engineering references to comply with City, County, State, and Federal requirements. Contractor shall provide Project design documents for review/comments/acceptance by the Owner per the requirements in the Minimum Technical Requirements (Exhibit 1).

Systems should be designed so that they can preassembled/prepackaged as much as possible to make plug and play systems in an effort to reduce on site labor requirements. The use of prepackaged inverter/MV transformer skids, plug in combiner boxes are desired.

4.7	Procurement

Contractor shall procure all required equipment in accordance with the final drawings and specifications that are accepted by the Owner. Contractor’s scope shall include timely order, tracking supply, unloading, staging, managing, and secure storage of all equipment and supplies required for the successful completion of the Project.

4.8	Construction

Contractor shall provide all services required to construct the Project. This includes but is not limited to the following:

1.	Provide temporary facilities required for construction, these facilities may include but are not limited to power supply, construction trailers with appropriate accommodations (for Contractor, Subcontractors, and Owner), water supply, and access

2.	Provide secure storage for Project equipment during construction

14	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

3.	Obtain and comply with all permits required for construction

4.	Conduct training of project labor force, subcontractors and staff.

5.	Complete all Project site work, including grubbing, SWPPP, dust control, earthwork, grading and drainage, fencing and gates

6.	Provide site security and lighting for the Project

7.	Install all Project fencing required

8.	Construct and install racking systems

9.	Install all PV Modules

10.	Install all AC and DC power collection systems

11.	Install all inverter pads and inverters

12.	Install 34.5 kV or 46 kV PV substation interconnection

13.	Utility Telemetry and Metering

14.	System SCADA/Monitoring System

4.9	Commissioning

Contractor shall provide descriptions of the various processes their company have developed in regard to commissioning of a project. All qualifications and plans shall be provided in accordance with Exhibit H of the Agreement. Contractor should provide descriptions of the following at a minimum.

1.	Standards used for coordinating commissioning with the Owner, Utility, and other parties of interest

2.	PV/Combiner/Inverter commissioning testing

3.	Start-up and operational testing

4.	Performance testing

5.	Pre-synchronization and Synchronization

6.	Commercial Operation Start-up

7.	Requirements outlined in the MTR (Exhibit 1)

4.10	Owner Operator Training

Contractor shall provide operations and maintenance training to the Owner and/or Operator of the Project after commissioning of the Project.

1.	Training: Maintenance, operation, programming, and calibration training.

2.	SCADA Training: Control and monitoring training.

3.	Maintenance: Personnel shall be provided with a maximum of one week involving the PV modules, inverter operation and displays, remote monitoring web-site, and receiving alarms and performance reports.

15	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

4.11	Commissioning and Acceptance Testing

Contractor shall furnish equipment and labor to completely commission the project in accordance with Acceptance Testing requirements set forth in Exhibit H of the Agreement. All test equipment shall have a current NIST traceable calibration. Contractor shall provide data and reports in a timely fashion. Contractor shall provide a program for in process testing and inspections as well as final acceptance and performance testing to prove the system meets the agreed upon performance ratio. Owner reserves the right to bring in a third party to confirm a sampling of the commissioning testing and verify critical performance sensor measurements.

4.11.1	General Specifications:

1.	Prior to synchronization, the system shall be commissioned via a set of functional tests undertaken by Contractor and the equipment suppliers where appropriate. A record of all test results or reports shall be provided to Owner.

2.	Contractor shall provide written certification that testing is in accordance to and fully in compliance with the agreed upon commission and acceptance test plan as outline below.

3.	Contractor shall ensure that safety-related design features are executed in the installation.

4.	Contractor shall ensure that all work outlined in the construction documents is complete prior to starting any testing.

5.	Contractor shall ensure that the installation includes all the equipment specified in the plan set and installed in the configuration specified in the plan set. Any deviations shall be noted on the project record drawings and verified with the engineer of record for compliance with local codes and the project’s design standards.

6.	Contractor shall ensure that the installation meets all applicable codes and standards. Plans may show representative or characteristic details for equipment mounting, conduit routing, etc. When this is the case, the Contractor may be permitted to make minor changes in the field to conduit routing, combiner box locations, etc. Any necessary and reasonable deviation from the plans must maintain compliance to applicable codes and standards.

7.	Contractor shall ensure that the installation was completed with acceptable quality/workmanship.

8.	Contractor shall ensure that the installation includes elements for robustness commensurate with the system’s anticipated lifetime.

9.	The following items shall be considered for the commissioning and acceptance test plan:

a.	All equipment factory test reports are to be acceptable to Owner.

b.	All testing and commissioning is to be in accordance with manufacturers standards where applicable to that equipment.

c.	SCADA system commissioning and data read.

d.	Security system commissioning.

e.	Substation commissioning.

f.	Inverter Commissioning.

g.	Meteorological station, performance sensor, and data logger commissioning.

h.	Proper function of all disconnects and safety devices.

i.	Electrical – resistance to ground measurements.

16	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

j.	High Potential Testing of buried MV AC cables.

k.	Source circuit – open circuit voltage and polarity tests.

l.	Combiner box fuse check.

m.	String I-V curves on a statistically significant sample for initial baseline of performance.

n.	Operating current and voltage test at each string.

o.	Verify system reliability prior to Performance Ratio acceptance testing.

p.	Testing in accordance with Exhibit H of the Agreement.

q.	System capacity shall be determined according to ASTM E2848-11e1.

4.12	Drawing Review and Approval

4.12.1	Drawing Review and Approval - General

Vendor drawings/documents that are provided “For Review” shall be entered into the [***] PIMS System by the vendor. All comments shall be returned to the vendor using PIMS. A detailed document control plan shall be established as agreed between the Parties after the Effective Date.

4.12.2	Contractor Specified Equipment Packages

For procurement packages produced by the Contractor, Contractor shall function as the “owner’s engineer” and conduct a thorough review and approval of the drawings/documents to verify specifications are met and to verify interfaces, interferences and details required for BOP engineering. Owner’s internal engineering organization, SCS Engineering and Construction Services [***] shall provide a cursory review of these drawings. Contractor shall be responsible for consolidating comments prior to returning them back to [***] Document Control for return to the vendor. A document control plan shall be developed to determine how comments and approvals are returned back to the vendor for Contractor produced procurement packages.

4.12.3	[***] Specified Equipment Packages (if applicable)

For procurement package produced by [***], both the Contractor and [***] shall act as the “owner’s engineer” and conduct a thorough review of the drawings/documents. [***] shall review and approve the drawings/documents to verify specifications are met. The Contractor shall review the drawings/documents to verify interfaces, interferences and details required for BOP engineering. [***] shall be responsible for consolidating comments prior to returning them back to the vendor. A document control plan shall be developed to determine how comments and approvals are returned back to the vendor for [***] produced procurement packages.

4.13	Project Controls Requirement

4.13.1	General

Owner requires specific project controls deliverables in order to assess Contractor’s plan for executing the work. In all cases, Contractor is expected to comply with Owner’s requirements.

17	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Scope of Work	[***]

4.13.2	Scheduling: Level 1 (Master) Engineering Schedule - Monthly

Contractor shall support the maintenance of a Level 1 Engineering Schedule. This schedule shall be in version 7 of Primavera (electronic and hard copy).

4.13.3	Scheduling: Level 2 (Intermediate) EPC Schedule - Monthly

Contractor shall submit a Level 2 Engineering Schedule. This schedule shall be in version 7 of Primavera (electronic and hard copy). The Level 2 Schedule shall utilize a work-day as the smallest unit of time and incorporate 100% of Contractor’s scope of work.

4.13.4	Scheduling: Level 3 (Detail) Engineering Schedule – Bi-monthly

Contractor shall submit a Level 3 Detail CPM for Engineering. This schedule shall be in version 7 of Primavera (electronic and hard copy). The Detail Engineering Schedule shall utilize a work-day as the smallest unit of time and incorporate 100% of Contractor’s scope of work. The Detail Engineering Schedule shall contain activity numbering and code structure.

Appropriate activities in the Detail Engineering Schedule shall be resource loaded with both engineering labor hours required to complete the work and numbers of drawings and documents to be produced during the detailed design phase of the project. This information should be taken from Contractor’s own estimate. Resources should be complete so that resource curves can be produced representative of the project scope.

After the schedule is submitted, a meeting shall be held for Owner review and acceptance. Both Owner and Contractor with appropriate representatives shall attend. If schedule changes or corrections which are satisfactory to Owner are identified in this meeting, a revised schedule must be submitted within one (1) week for final acceptance.

The engineering schedule shall be updated semi-monthly (i.e. twice a month). Contractor shall present to Owner a Critical Path Analysis on a monthly basis. The Critical Path Analysis must clearly identify the critical path of the project based on zero or negative float of the project. The format of the analysis must be in a narrative format, and associated with a CPM graphical depiction in P6 format.

4.13.5	Progress Information: Monthly

Contractor shall submit to Owner a Monthly Status Report in accordance with the Agreement.

4.13.6	PIMS

Contractor shall use Owner’s Project Information Management System (“PIMS”) as described in the Minimum Technical Requirements (Exhibit 1).

5.0	Reserved

18	Rev. 0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit A Statement of Work Table of Contents

EXHIBIT A

STATEMENT OF WORK

1.	Statement of Work—EPC Exhibit A

a. Exhibits to Statement of Work

i. Exhibit 1—Minimum Technical Requirements for Solar PV Plant

1. Appendices to MTR

a. Appendix A – Recommended Supplier list

b. Appendix B – Required Protective Relays

c. Appendix C – Required LV Trip Devices and Guidelines for Settings

d. Appendix D - E-1-11, Grounding

e. Appendix E - E-1-12, Design and Installation of Lightning Protection Systems

f. Appendix F – Document Submittal Specifications (DSS)

g. Appendix G – SQAR-2

b. Appendices to Statement of Work

i. Appendix A—Site Layout Drawings

ii. Appendix B – Geotechnical Reports

iii. Appendix C –Not used

iv. Appendix D – Generator facility tie-in route/options

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit 1to Statement of Work PV Solar MTR

Exhibit 1 Pages 1-51 of 51

Minimum Technical Requirements

[***]

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix A to Solar MTR Recommended Suppliers List

MTR - Appendix A Pages 1-4 of 4

RECOMMENDED SUPPLIERS LIST

[***]

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix B through G to Solar MTR

Appendix B Pages 1-12 of 12

[***]

Appendix C Pages 1-3 of 3

[***]

Appendix D Pages 1-31 of 31

[***]

Appendix E Pages 1-35 of 35

[***]

Appendix F Pages 1-5 of 5

[***]

Appendix G Pages 1-10 of 10

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix A to Statement of Work site Layout Drawings

Appendix A to Statement of Work Site Layout Drawings Page 1 of 1

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit B Contractor Deliverables Table

EXHIBIT B

CONTRACTOR DELIVERABLES TABLE

The following Contractor Deliverables shall be provided by Contractor to Owner prior to Substantial Completion:

1.	Commercial Information

a.	Equipment Warranties

i.	Module

ii.	Combiner Box

iii.	Re-combiner Box

iv.	Racking

v.	Inverter

vi.	MV Transformer

vii.	MV Collector System

viii.	Substation Protection and Controls (if applicable)

ix.	Main Power Step-up Transformer (if applicable)

b.	Subcontractor Warranties (if applicable)

2.	Certain Project Design Deliverables

a.	Preliminary O&M Manual

b.	EPC Drawings and Specifications

c.	Interim As-built Drawings (PV system, layout, single-line, etc.)

d.	System Commissioning Report

i.	Insulation Resistance Testing (IRT)

ii.	DC String Combiner Box Commissioning

iii.	DC Re-combiner Commissioning

iv.	AC Distribution Commissioning

v.	Pile Testing

vi.	High Pot/VLF Testing

vii.	Meter Commissioning

viii.	Open Circuit Voltage Test

ix.	Flash Test\

x.	Soils and resistivity Testing

xi.	Communications cabling

xii.	Factory Test Documentation

e.	Substantial Completion System Commissioning

i.	AC Distribution Commissioning

ii.	Transformer Commissioning

iii.	Pyranometer Calibration

iv.	Switchgear Commissioning

v.	Inverter Commissioing

vi.	DAS Commissioning

vii.	DC Amperage Test

viii.	Infrared (IR) Scanning

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ix.	Power Factor Test

f.	Installation, Operation and Maintenance Manuals

g.	Spare Parts lists

h.	Substantial Completion Tests

i.	All documentation associated with the Performance Tests

i.	Additional reports

i.	Capacity Bank Study Report

ii.	Tap Setting Study Report

iii.	Module Allocation Plan

iv.	Relay Settings Report

v.	Start-up and Energization Plans

j.	Contractor-performed Site Studies (if performed by Contractor)

i.	Cultural Resources Survey

ii.	Phase 1 Environmental Site Assessment

iii.	Geotechnical Report

iv.	Topographical Survey

v.	Solar Production Studies

vi.	Load test

3.	Performance and Operations Reports and Procedures

a.	QA/QC Plan & Collected Data for Construction Activities

b.	Startup Plan & Collected Data

c.	Final Report of the Five Consecutive Day Operational Test

The following Contractor Deliverables shall be provided to Owner prior to Final Completion:

4.	Supplier Documentation

a.	Vendor Instructions, Tests and Certified Drawings and Documents; Training Materials, Operations and Maintenance Manuals; Factory Test data, List of Make and Model Numbers and all other pertinent information to be supplied for the following PV plant components and plant systems:

i.	Racking

ii.	Transformers (MV and Main Power)

iii.	Modules

iv.	Inverters

v.	Metering and Monitoring System

vi.	MV Collector System

vii.	Substation Equipment, Protection, and Controls

viii.	Meteorological Stations

ix.	SCADA/DAS System

5.	Safety Documentation

a.	Final OSHA 300Log

b.	Final Incident Reports

c.	Final First Aid Logs

2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

d.	Final Root Cause Analysis Reports

e.	Final Near Miss Reports

6.	Final Acceptance Deliverables

a.	Final As-Built Engineering Drawings and Specifications

b.	Final Vendor Drawings, Equipment Data, Specifications and Instruction Manuals

c.	All Contractor Permits with copies of close-out records

3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit C Applicable Permits

EXHIBIT C

APPLICABLE PERMITS

Part I: Contractor Permits

Contractor will obtain the following Permits:

1.	Building Permit (local and state)

2.	Oversize/Overweight Roadway Permits

3.	Dust Control Permit

4.	Erosion and Sedimentation Pollution Control Plan

5.	Certificate of Occupancy (if needed)

Part II: Owner Permits

Owner will obtain the following Permits:

1.	[***]

2.	FAA approvals, if needed

3.	Utility/Right-of-Way permits

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit D EHS Plan

EXHIBIT D Pages 1-375 of

Environmental, Health and Safety Plan

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit E Site Description

EXHIBIT E—SITE DESCRIPTION Page 1 of 1

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit F Lien Waivers

EXHIBIT F

LIEN WAIVERS

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F-1

CONTRACTOR’S INTERIM WAIVER AND RELEASE UPON PAYMENT

STATE OF [***]

COUNTY OF

THE UNDERSIGNED MECHANIC AND/OR MATERIALMAN HAS BEEN EMPLOYED BY [***] (“OWNER”) TO FURNISH                                      (DESCRIBE MATERIALS AND/OR LABOR) FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS                             (TITLE OF THE PROJECT) WHICH IS LOCATED IN THE CITY OF                     , COUNTY OF                     , AND IS OWNED BY [***] AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

(DESCRIBE THE PROPERTY UPON WHICH THE IMPROVEMENTS WERE MADE BY USING EITHER A METES AND BOUNDS DESCRIPTION, THE LAND LOT DISTRICT, BLOCK AND LOT NUMBER, OR STREET ADDRESS OF THE PROJECT.)

UPON THE RECEIPT OF THE SUM OF $            , THE MECHANIC AND/OR MATERIALMAN WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND THROUGH THE DATE OF                          (DATE) AND EXCEPTING THOSE RIGHTS AND LIENS THAT THE MECHANIC AND/OR MATERIALMAN MIGHT HAVE IN ANY RETAINED AMOUNTS, ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY THE UNDERSIGNED TO OR ON ACCOUNT OF SAID CONTRACTOR FOR SAID BUILDING OR PREMISES.

GIVEN UNDER HAND AND SEAL THIS              DAY OF                     ,             .

(SEAL)

(WITNESS)

(ADDRESS)

NOTICE: [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F-2

SUBCONTRACTOR’S INTERIM WAIVER AND RELEASE UPON PAYMENT

STATE OF [***]

COUNTY OF

THE UNDERSIGNED MECHANIC AND/OR MATERIALMAN HAS BEEN EMPLOYED BY                                      (NAME OF CONTRACTOR) TO FURNISH                                          (DESCRIBE MATERIALS AND/OR LABOR) FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS                                      (TITLE OF THE PROJECT) WHICH IS LOCATED IN THE CITY OF                         , COUNTY OF                     , AND IS OWNED BY [***] (“OWNER”) AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

(DESCRIBE THE PROPERTY UPON WHICH THE IMPROVEMENTS WERE MADE BY USING EITHER A METES AND BOUNDS DESCRIPTION, THE LAND LOT DISTRICT, BLOCK AND LOT NUMBER, OR STREET ADDRESS OF THE PROJECT.)

UPON THE RECEIPT OF THE SUM OF $                    , THE MECHANIC AND/OR MATERIALMAN WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND THROUGH THE DATE OF                          (DATE) AND EXCEPTING THOSE RIGHTS AND LIENS THAT THE MECHANIC AND/OR MATERIALMAN MIGHT HAVE IN ANY RETAINED AMOUNTS, ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY THE UNDERSIGNED TO OR ON ACCOUNT OF SAID CONTRACTOR FOR SAID BUILDING OR PREMISES.

GIVEN UNDER HAND AND SEAL THIS                  DAY OF                         ,                 .

(SEAL)

(WITNESS)

(ADDRESS)

NOTICE: [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F-3

CONTRACTOR’S WAIVER AND RELEASE UPON FINAL PAYMENT

By executing and submitting its payment application and the lien waiver below, in consideration for the final payment described in the lien waiver below, and for the purpose of inducing Owner to make final payment, the Contractor, for itself, its employees, subcontractors, sub-subcontractors, mechanics, materialmen and laborers, does hereby represent and warrant as follows:

1.	All Parties Paid. It has been paid in full all amounts owed for all materials or labor furnished to the Project, and that all parties supplying labor or materials to it in connection with the Project have been paid in full for all labor, services, equipment or materials ordered or supplied.

2.	Warranty Of Work. It warrants that all work, labor and materials furnished by or through it are free from defects and fully comply with all requirements of the plans, specifications, and the Agreement and all documents related thereto.

3.	Waiver Of Claims. Upon receipt of the amount set out in the lien waiver below, it waives and releases any and all payment claims, causes of action, suits, damages, judgments, demands of any kind, character and description, whether known or unknown, against the Owner, any construction lender, and their respective directors, officers, principals, partners, employees, agents, subsidiaries, parent and related firms, successors and assigns, arising out of or pertaining in any manner to the Agreement, the property described below, or the Project.

4.	Authorization. It warrants that it is the sole owner of the claims released herein, that it has not sold, assigned or conveyed such claims to any other party, and that the individual whose signature appears below has personal knowledge of these matters and is fully authorized and qualified to make these representations on behalf of the Contractor.

5.	Scope Of Release. The representations and release contained herein are independent covenants and operate, and are effective with respect to, all labor, services, materials or equipment provided by or through the Contractor or Subcontractor or Supplier, under any agreement, whether oral or written, whether extra or additional to any such agreement, and with respect to any further labor, materials, equipment or services to be furnished with respect to the Agreement and the Project.

WAIVER AND RELEASE UPON FINAL PAYMENT

STATE OF [***]

COUNTY OF

THE UNDERSIGNED MECHANIC AND/OR MATERIALMAN HAS BEEN EMPLOYED BY [***] (“OWNER”) TO FURNISH                                                                                               (DESCRIBE MATERIALS AND/OR LABOR) FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS                                                                      (TITLE OF THE PROJECT) WHICH IS LOCATED IN THE CITY OF                     , COUNTY OF                     , AND IS OWNED BY [***], AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

(DESCRIBE THE PROPERTY UPON WHICH THE IMPROVEMENTS WERE MADE BY USING EITHER A METES AND BOUNDS DESCRIPTION, THE LAND LOT DISTRICT, BLOCK AND LOT NUMBER, OR STREET ADDRESS OF THE PROJECT.)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

UPON THE RECEIPT OF THE SUM OF $                    , THE MECHANIC AND/OR MATERIALMAN WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY THE UNDERSIGNED TO OR ON ACCOUNT OF SAID CONTRACTOR FOR SAID PROPERTY.

GIVEN UNDER HAND AND SEAL THIS                  DAY OF                         ,                 .

Contractor

By:

Printed Name:

Its:

Sworn and subscribed before me this

day of                     , 200            .

Notary Public
My Commission Expires:

NOTICE: [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F-4

SUBCONTRACTOR’S WAIVER AND RELEASE UPON FINAL PAYMENT

By executing and submitting its payment application and the lien waiver below, in consideration for the final payment described in the lien waiver below, and for the purpose of inducing Contractor and the Owner to make final payment, the Subcontractor or Supplier, for itself, its employees, subcontractors, sub-subcontractors, mechanics, materialmen and laborers, does hereby represent and warrant as follows:

1.	All Parties Paid. Upon receipt of the amount set forth in the lien waiver below, it has been paid in full all amounts owed for all materials or labor furnished to the Project, and that all parties supplying labor or materials to it in connection with the Project have been paid in full for all labor, services, equipment or materials ordered or supplied.

2.	Warranty Of Work. It warrants that all work, labor and materials furnished by or through it are free from defects and fully comply with all requirements of the plans, specifications, subcontract, the Agreement and all documents related thereto.

3.	Waiver Of Claims. Upon receipt of the amount set forth in the lien waiver below, it waives and releases any and all payment claims, causes of action, suits, damages, judgments, demands of any kind, character and description, whether known or unknown, against the Contractor, the Contractor’s Surety, the Owner, any construction lender, and their respective directors, officers, principals, partners, employees, agents, subsidiaries, parent and related firms, successors and assigns, arising out of or pertaining in any manner to the Subcontract, the Agreement, the property described below, or the Project.

4.	Authorization. It warrants that it is the sole owner of the payment claims released herein, that it has not sold, assigned or conveyed such claims to any other party, and that the individual whose signature appears below has personal knowledge of these matters and is fully authorized and qualified to make these representations on behalf of the Subcontractor or Supplier.

5.	Scope Of Release. The representations, waiver and release contained herein are independent covenants and operate, and are effective, final and binding and shall not be invalidated by any future occurrence or claim by any person or entity, including any trustee acting on behalf of any person, entity or bankrupt estate.

WAIVER AND RELEASE UPON FINAL PAYMENT

STATE OF [***]

COUNTY OF

THE UNDERSIGNED MECHANIC AND/OR MATERIALMAN HAS BEEN EMPLOYED BY                                                               (“CONTRACTOR”) TO FURNISH                                      (DESCRIBE MATERIALS AND/OR LABOR) FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS                                                          (TITLE OF THE PROJECT OR BUILDING), WHICH IS LOCATED IN THE CITY OF                                         , COUNTY OF                         , AND IS OWNED BY [***] (“OWNER”), AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

(DESCRIBE THE PROPERTY UPON WHICH THE IMPROVEMENTS WERE MADE BY USING EITHER A METES AND BOUNDS DESCRIPTIONS, THE LAND LOT DISTRICT, BLOCK AND LOT NUMBER, OR STREET ADDRESS OF THE PROJECT.)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

UPON THE RECEIPT OF THE SUM OF $                        , THE MECHANIC AND/OR MATERIALMAN WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY THE UNDERSIGNED TO OR ON ACCOUNT OF SAID CONTRACTOR FOR SAID PROPERTY.

GIVEN UNDER HAND AND SEAL THIS                  DAY OF                         ,             .

Subcontractor/Supplier

By:

Printed Name:

Its:

Sworn and subscribed before me this

day of                             , 201                .

Notary Public
My Commission Expires:

NOTICE: [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit G Requirements for Progress Reporting

EXHIBIT G

REQUIREMENTS FOR PROGRESS REPORTING

Contractor shall provide regular progress and schedule reporting in accordance with Section 7.5 of the Agreement and Exhibit A—Statement of Work. The Monthly Progress Report shall be organized in accordance with the following Table of Contents:

1.	Executive Summary

2.	Project Team

2.1.	EPC Contractor

2.2.	Major Contractors/Suppliers

3.	Health, Safety and Environment

3.1.	Workforce Report

3.2.	Reportable Incidents

3.3.	Environmental Compliance

4.	Contract Schedule updates and modifications

4.1.	PV Solar Plant

A.	Key Milestone Status

B.	Activities planned for next month

C.	Procurement Progress and Status Report

D.	Construction Progress Curves including at a minimum:

i.	Site Grading

ii.	Post install

iii.	Tilt Bracket install

iv.	Rail install

v.	Module/Cartridge install

vi.	PCS Vault installation

vii.	DC Feeders installation

viii.	AC Feeders installation

ix.	(PCS) Power Conversion Station install

x.	Start-up and Testing progress

E.	Manufacturing Status Report

F.	Arrival of materials at Site and planned deliveries for next 3 months

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2.	Substations and Transmission – (if applicable)

A.	Key Milestone Status, identification and status of critical path activities (including float)

B.	Activities planned for next month

C.	Procurement Process and Status Report

D.	Step-up Transformer and Switchgear off-Site Functional Test Schedule

E.	Arrival of materials at site and planned deliveries for next 3 months

4.3.	Mobilization of key contractors and planned mobilization for next 3 months

4.4.	Major Accomplishments Project to Date

4.5.	Major Accomplishment This Month

4.6.	Goals for Next Month

5.	Quality Control

5.1.	Shop Inspection and Testing

5.2.	Non-conformance metrics

5.3.	Areas of concern and action plans

6.	Startup and Commissioning Process and Technical discussion

7.	Commercial

7.1.	Change Order Status

7.2.	Payment Status

7.3.	Reforecast of project cash-flow through project completion

7.4.	Monthly cancelation exposure for next three months

8.	Training

9.	Issues and Remedies

10.	Deliverables

10.1.	Current drawing list

10.2.	Current equipment list

11.	Community

12.	Photos

13.	Any other information reasonably requested by Owner

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit H Testing and Commissioning

Exhibit H

Testing and Commissioning

EXHIBIT H

Testing and Commissioning

[***]

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H

Testing and Commissioning

Contents

1.0	Performance Testing Overview	3

2.0	Five Consecutive Day Operational Test	3

3.0	Five Day Performance Ratio Test	3

4.0	System Commissioning	7

4.1	Mechanical Completion	7

4.1.1	Insulation Resistance Testing (IRT)	7

4.1.2	DC String Combiner Box Commissioning:	7

4.1.3	DC Re- Combiner Box Commissioning:	8

4.1.4	AC Distribution Commissioning:	8

4.1.5	Pile Testing:	8

4.1.6	High Pot/VLF Testing	8

4.1.7	Meter Commissioning:	8

4.1.8	Open Circuit Voltage Test:	9

4.2	Substantial Completion	9

4.2.1	Transformer Commissioning:	9

4.2.2	AC Distribution Commissioning:	9

4.2.3	Racking Commissioning:	9

4.2.4	Pyranometer Calibration:	10

4.2.5	Switchgear Commissioning	10

4.2.6	Inverter Commissioning:	10

4.2.7	DAS Commissioning:	10

4.2.8	DC Amperage Test:	10

4.2.9	Infrared (IR) Scanning:	11

4.2.10	Power Factor Test:	11

2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H

Testing and Commissioning

1.0	Performance Testing Overview

Per Sections 1.1 and 1.2 below, Owner and the third party engineer retained by Owner (“Independent Engineer”) shall oversee a Five Consecutive Day Operational Test and a Five Day Performance Ratio Test (collectively, the “Performance Tests”) conducted by Contractor, which may be witnessed by Owner and the Independent Engineer, to demonstrate the reliability and performance of the Project.

Contractor shall give Owner at least seven (7) days written notice in advance of the date on which Contractor intends to commence the initial Performance Test. Thereafter, Contractor shall give Owner at least three (3) days’ notice of all subsequent Performance Tests unless a shorter notice period is agreed to in advance and in writing by Owner.

Contractor guarantees that the Project will have an Actual Performance Ratio (as defined below), determined as described herein, of 100% of the Base Case Performance Ratio of the Project (“Guaranteed Performance Ratio”). The “Base Case Performance Ratio” is defined as the performance ratio generated in the base case PVSYST model, corresponding to the month in which Substantial Completion is achieved. See Table 1 for Monthly Base Case Performance Ratios.

If Contractor believes that the Project has achieved the Guaranteed Performance Ratio, then Contractor shall provide written certification of passage to Owner with the written results of the Actual Performance Ratio as compared to the Base Case Performance Ratio, in a form reasonably acceptable to Owner.

If Contractor believes that the Project has achieved the Reliability Guaranty, then Contractor shall provide written certification of passage to Owner with the written results of the Five Consecutive Day Operational Test in a form reasonably acceptable to Owner.

2.0	Five Consecutive Day Operational Test

In addition to guaranteeing the Guaranteed Performance Ratio, Contractor guarantees that the Project will perform for five (5) consecutive days (the “Five Consecutive Day Operational Test”) without a Significant System Misoperation (“Reliability Guaranty”). Events qualifying as “Significant System Misoperation” will be determined by the Independent Engineer and will include, but not be limited to, the following: (a) inverter shutdowns (that require component repair, replacement or manual intervention to clear, (b) control system malfunctions, and (c) more than 0.5% of all source circuit fuses open, or component failures during the test period. If a Significant System Misoperation occurs, corrective action will be taken promptly by Contractor to correct such Significant System Misoperation, and the data for that day will be discarded and the Five Consecutive Day Operational Test will be restarted the following day.

3.0	Five Day Performance Ratio Test

The “Five Day Performance Ratio Test” will be a test during which data will be collected at 15-minute intervals for use as data points in the test evaluation, such test to be based on 5-days of Project operation during which the Project receives Sufficient Insolation and no Significant System Misoperation occurs. “Sufficient Insolation” means insolation that is equal to or greater than eighty-five percent (85%) of the “Average Daily Insolation (POA)” set forth in Table 1 below in the relevant month. A minimum of one day must have insolation greater than 100% of the average daily insolation in the relevant month. Days that experience Significant System Misoperation or do not have Sufficient Insolation can be excluded and the test resumed on the next qualifying day without restarting the test. For clarity, days with Sufficient Insolation without Significant System Misoperation cannot be excluded.

3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H

Testing and Commissioning

Data collected will be used to calculate the Actual Performance Ratio. A single Actual Performance Ratio will be calculated for the five-day test. This will then be compared with the Base Case Performance Ratio in Table 1 below.

The acceptance criterion for the Five Day Performance Ratio Test: the Actual Performance Ratio divided by the applicable monthly Base Case Performance Ratio must be equal to 100%.

The “Actual Performance Ratio” with respect to the Project shall be calculated using the following formula:

PR = E/((kWp) * [POA/STC] * [Tcorr]).

Where:

PR = Actual Performance Ratio

E = measured AC electrical generation (kWh) over the five days of operation

kWp = summation of installed Module nameplate capacity, the greater of kWp or DC as specified in the EPC

Contract

POA = cumulative Acknowledged POA Irradiance over five days of operation, in kWh/m2.

STC = irradiance at standard test conditions (1,000 W/m2)

Tcorr = 1 + Tc x (T – Tavg)

Tc = Module temperature coefficient of power (TBD/C), as defined in the Module manufacturer’s datasheet

T = Irradiance Weighted Measured Module temperature (C)

Tavg = Irradiance Weighted Module temperature for the month (from Table 1)

4

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H

Testing and Commissioning

Table 1 – Base Case Monthly Performance Ratios

Month	Base Case PR1	Irradiance Weighted Module Temperature[2], °C	Average Daily Insolation (Horizontal) [kWh/m2]	Average Daily Insolation (POA) [kWh/m2]

January

February

March

April

May

June

July

August

September

October

November

December

Total

1 PR shown is based on the corresponding irradiance weighted module temperature in the adjacent column, not STC.

2 The irradiance weighted temperature of the Module (shown in Table 1) is calculated for each month from the PVSYST hourly output file by:

where

•	tweighted-target [°C] is the irradiance weighted temperature of the Module for a given month

•	ti is the Module temperature for a given time interval,

•	Ii is the insolation incident on the Module during the given time interval, and

•	i is the index for all time intervals in a given month

•	j is an index which refers to the specified month

This same equation is used to calculate the irradiance weighted Module temperature during the 5-day measurement period.

5

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H

Testing and Commissioning

Table 2 – Standards of Measurement

Model and class pyranometer(s) to be used for the Plane of Array sensors

Three POA sensors: Kipp & Zonen CMP-22 – Considered a secondary standard pyranometer

POA instruments shall be mounted on a properly aligned and adequately precise mounting system, as determined by an inclinometer located at each POA Pyranometer installation.

Module temperature sensors to be used	Four (4) Module temperature points of reference will be used, throughout the field and mounted near the middle of the string.
Model and class pyranometer(s) to be used for the Global Horizontal sensor.	Three GHI sensors: Kipp & Zonen CMP-22
Insolation will be based on POA measurements

Both POA and GHI data will be available, but for purposes of the test in this Exhibit 4, POA measurements will be used.

For the purposes of the Actual Performance Ratio Criterion, the Acknowledged POA Irradiance (as defined below), determined as described herein, shall be determined in the following order of applicability

a. If all POA Pyranometers are within Inclination Tolerance, then the median measurement shall constitute the Acknowledged POA Irradiance.

b. If two POA Pyranometers are within Inclination Tolerance, then the average of the two measurements from the instruments which are within Inclination Tolerance shall constitute the Acknowledged POA Irradiance.

c. If one Pyranometer is within Inclination Tolerance, then the absolute value of the measurement from the instrument which is within Inclination Tolerance shall constitute the Acknowledged POA Irradiance.

To the extent there is a 2% difference or greater between the two pyranometers, Owner and Contractor agree to discuss whether an averaging approach is appropriate in order to avoid averaging an uncalibrated reading.

If all POA Pyranometers are out of Inclination Tolerance for a consecutive period of time less than 30 minutes, then these data points shall be excluded.

Cleaning Schedule for pyranometers for the duration of the test.	The pyranometer domes will be cleaned at the beginning of the test, visually inspected daily, and cleaned as necessary.
Handling of nighttime power and irradiance values	Any negative power reading will be zeroed. Any negative POA irradiance reading will be zeroed.

6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H

Testing and Commissioning

4.0	System Commissioning

The following is a list of the activities will be completed in order to verify proper system design, construction and quality to ensure proper and reliable operation. The activities are grouped by project Milestone to indicate what will be completed as of the date that Milestone is achieved.

4.1	Mechanical Completion

4.1.1	Insulation Resistance Testing (IRT)

All AC and DC conductors are to be tested by applying a known voltage at low current and measuring resistance to ensure no ground-faults are occurring. IRT testing will be done in accordance with all applicable national and local electrical testing requirements.

4.1.2	DC String Combiner Box Commissioning:

All the DC Combiner Boxes are inspected and tested to verify the following:

a)	Correct number of Modules are wired in each string

b)	Verification of proper string polarity

c)	Confirmation that all Modules are functioning properly to the module manufacturer’s specifications

d)	Confirmation that there are no ground-faults present

e)	verify that all string fuses are properly sized and fuse holders operate properly

f)	verify that disconnect switch operates properly

g)	verify that equipment ground is properly installed

h)	verify that all conduit is properly installed and sealed

i)	verify that conduit sleeves have been properly employed in locations where there is ground motion potential

j)	verify that weep-hole has been installed and meets the enclosure NEMA rating

k)	Verification that all string feeder cables have been installed to the requirements of the design drawings and all cable testing has been completed.

l)	Verify that door seal is intact and that door operation is correct, with no bowing or off-center closure, all locking mechanisms are in place, and no surface damage is evident that has not been repaired according to manufacturer’s specifications, No enclosure integrity is compromised.

m)	verify that UL label (where required) is present and that the equipment voltage class meets the operating voltage class

n)	for all cables verify that the cable installed meets the voltage class of operation and that the cable meets the conditions where installed including UV exposure, UG/TC installation etc.

7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H

Testing and Commissioning

4.1.3	DC Re- Combiner Box Commissioning:

All the DC Re-Combiner Boxes are inspected and tested to verify the following:

a)	Confirm proper input circuit voltage.

b)	Verification of proper string polarity.

c)	Confirmation that there are no ground-faults present.

d)	Verify that all fuses are properly sized and fuse holders operate properly.

e)	Verify that disconnect switch operates properly.

f)	Verify that equipment ground is properly installed.

g)	Verify that all conduit is properly installed and sealed.

h)	Verify that all string feeder cable termination lugs are properly torqued and torque-marks are appropriately applied.

i)	Verify that re-combiner bus-bars reflect no damage.

j)	Verification that all string feeder cables have been installed to the requirements of the design drawings and all cable testing has been completed.

k)	Verify that door seal is intact and that door operation is correct, with no bowing or off-center closure, all locking mechanisms are in place, no surface damage is evident that has not been repaired according to manufacturer’s specifications, and no enclosure integrity is compromised.

l)	Verify that UL label (where required) is present and that the equipment voltage class meets the operating voltage class.

4.1.4	AC Distribution Commissioning:

Inspection and commissioning of all equipment incorporated into the AC Distribution scheme including switchgear, disconnects, relays, breakers, fuses and other equipment required based on AC Distribution configuration. Inspection and testing includes verification of all component specifications and verifying proper installation.

4.1.5	Pile Testing:

A designated population of piles will be tested to verify stability and resistance to up-lift forces. The number of piles is dependent on overall pier quantity and location in the project site as determined by a licensed professional engineer. The piles are tested after installation to verify structural integrity within the design parameters of the system. Piles are cycled through lateral loading at specified values and deflection is measured to verify whether piles are sufficiently stable at the various loads.

4.1.6	High Pot/VLF Testing.

High Pot/VLF testing will be done in accordance with all applicable national and local electrical testing requirements.

4.1.7	Meter Commissioning:

Meters are inspected and tested to ensure the following:

a)	Verify proper wiring and installation.

8

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H

Testing and Commissioning

b)	Verifying proper Current and Voltage Transformer (CT/VT) selection based on required accuracy classification.

c)	Verify proper CT & VT ratio programming into meter.

d)	Verify meter is accurately capturing and recording performance data.

e)	Verify meter is capable of being remotely read.

4.1.8	Open Circuit Voltage Test:

The open circuit voltage test provides a simple method to determine that a string is properly connected and that all strings are producing the appropriate level of voltage. This test should be done under stable sky conditions.

a)	Measure string Voc at the combiner box for all strings at the combiner box.

b)	Measure average module temperature.

c)	Measure plane of array irradiance.

d)	Calculate the expected Voc for each measurement using the following formula:

Where n is the number of modules in series, Voc, expected is the Expected Open Circuit Voltage, Voc,ref is the open circuit voltage of a single module as specified on the module data sheet, b is the module Voc temperature coefficient measured in [1/°C] as listed on the module data sheet, and Tmeasured is the measured module temperature during the time of Voc measurement.

e)	Compare the expected Voc to the measured Voc for every string using the following equation (Voc measured – Voc expected) / Voc expected. This value shall be 95% to 105% for the string to pass. If the string does not pass, the string connectivity shall be inspected; all modules in the string shall be inspected for visible damage, and j-box tabs shall be re-soldered as required. Defective modules shall be replaced.

4.2	Substantial Completion

4.2.1	Transformer Commissioning:

All transformers are inspected to verify proper installation, proper specifications, inspect for leaks and measure oil pressure and temperature. Typical parameters measured are below along with whether a failure occurred during the test:

a)	Voltage.

b)	Current.

c)	Capacitance.

d)	Frequency.

4.2.2	AC Distribution Commissioning:

Verifying proper operation with respect to system operation.

4.2.3	Racking Commissioning:

All racking units are inspected to verify proper installation according to the manufacturer. Commissioning typically includes the following activities:

9

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H

Testing and Commissioning

a)	Verification of proper site latitude and longitude.

b)	Inspection of racking alignment and assembly.

4.2.4	Pyranometer Calibration:

The calibration of the pyranometer occurs in a controlled environment by the manufacturer who provides a calibration certificate verifying the results of the calibration, along with any corrective actions necessary to ensure the component is operating within acceptable parameters. After installation, commissioning documentation confirming (a) proper horizontal (level) installation of the GHI sensor and (b) proper alignment of the POA sensor on a properly-aligned and adequately-precise tracker is required to be supplied.

4.2.5	Switchgear Commissioning.

Inspect to verify proper installation and meets specifications. Testing will be done in accordance with all applicable national and local electrical testing requirements. Verifying proper operation with respect to system operation.

4.2.6	Inverter Commissioning:

All inverters are inspected and tested to verify proper installation and performance per manufacturer’s specifications given the current system performance parameters. Commissioning is typically completed in conjunction with the manufacturer and to the manufacturers specified requirements but generally involves the following:

a)	Inspection and verification of proper installation per system and inverter specifications.

b)	Verification of proper and reliable electrical performance given environmental conditions and system DC power input.

c)	Verification of proper communication and reporting to the system Data Acquisition System (DAS).

4.2.7	DAS Commissioning:

Commissioning of the DAS requires complete system operation and entails the following:

a)	Verifying proper installation to all components providing data.

b)	Verifying accurate and reliable data collection and recording.

c)	Verifying data is being communicated to the Renewable Operations Center (ROC) successfully and accurately.

4.2.8	DC Amperage Test:

The dc amperage test provides assurance that provides all strings are producing similar operating current

a)	Current in each string will be measured and corrected for measured module temperature and measured irradiance.

b)	The irradiance, module temperature and capacity adjusted currents shall be within 5% of the average. All currents will be corrected to 800 W/m2 and nominal operating cell temperature as reported on the module data sheet.

c)	For differences which exceed 5% modules will be inspected for physical damage and wires will be inspected (visually and with IR scanning) for connectivity.

10

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H

Testing and Commissioning

4.2.9	Infrared (IR) Scanning:

Conduct IR scanning on all combiner boxes, re-combiner boxes, inverter cable terminations, sectionalizer cabinets, transformer cabinets, switchgear, and substation.

4.2.10	Power Factor Test:

The power factor demonstration test will be performed during peak plant output and coordinated with the Transmission Provider to manage voltage at the Point of Interconnection and observed by the Independent Engineer. (Teleconference participation will be sufficient—given potential need for remote personnel and locations to participate during the test).

Choose a clear day with no cloud cover and begin the test at peak plant output. Coordinate testing with Transmission Provider so it can help hold voltage steady at the Point of Interconnection to minimize voltage rise/drop on the system and within the Project.

Take readings of real power output and power factor at the SEL relay on the primary side of the GSU:

1.0

0.97 lag

0.95 lag

0.97 lag

1.0

0.97 lead

0.95 lead

0.97 lead

1.0

Also record at each set point: Pf, voltage, real and reactive power output at the inverter level DC power input to the inverters.

For successful demonstration the test must demonstrate the following:

a)	Set points could be changed remotely as specified.

b)	Power factor at GSU primary SEL relay achievable as specified without inverter trips.

c)	Real power output of the inverters as measured is within specifications of the inverter ratings at the test temperature across the power factor operating range demonstrated.

11

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit I [***] Schedule

EXHIBIT I—MILESTONE PAYMENT SCHEDULE Page 1 of 1

Milestone	Invoice	Projected Date	% Invoiced	Aggrgte.	$ Invoiced / Milestone Payment

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Exhibit I Pages 2-3 of 3

Milestone	Invoice	Projected Date	% Invoiced	Aggrgte.	$ Invoiced / Milestone Payment

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit K Major Subcontractors

EXHIBIT K Page 1-2 of 2

MAJOR SUBCONTRACTORS

[***]

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit L Quality Requirements Pages 1-20 of 20

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit M Form of Performance and Payment Bonds

EXHIBIT M – FORM OF PERFORMANCE AND PAYMENT BONDS

Document A312™ – 2010

Performance Bond

CONTRACTOR:		SURETY:
(Name, legal status and address)		(Name, legal status and principal place of business)
OWNER: (Name, legal status and address)

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Any singular reference to Contractor, Surety, Owner or other party shall be considered plural where applicable.

AIA Document A312–2010 combines two separate bonds, a Performance Bond and a Payment Bond, into one form. This is not a single combined Performance and Payment Bond.

CONSTRUCTION CONTRACT Date:
Amount: Description: (Name and location)
BOND Date: (Not earlier than Construction Contract Date)
Amount: Modifications to this Bond: ☐ None ☐ See Section 16
CONTRACTOR AS PRINCIPAL		SURETY
Company:	(Corporate Seal)	Company:	(Corporate Seal)

Signature:		Signature:
Name		Name
and Title:		and Title:
(Any additional signatures appear on the last page of this Performance Bond.)

(FOR INFORMATION ONLY — Name, address and telephone)
AGENT or BROKER:		OWNER’S REPRESENTATIVE: (Architect, Engineer or other party:)

	AIA Document A312™ – 2010. The American Institute of Architects.	061110
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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 1 The Contractor and Surety, jointly and severally, bind themselves, their heirs, executors, administrators, successors and assigns to the Owner for the performance of the Construction Contract, which is incorporated herein by reference.

§ 2 If the Contractor performs the Construction Contract, the Surety and the Contractor shall have no obligation under this Bond, except when applicable to participate in a conference as provided in Section 3.

§ 3 If there is no Owner Default under the Construction Contract, the Surety’s obligation under this Bond shall arise after

.1	the Owner first provides notice to the Contractor and the Surety that the Owner is considering declaring a Contractor Default. Such notice shall indicate whether the Owner is requesting a conference among the Owner, Contractor and Surety to discuss the Contractor’s performance. If the Owner does not request a conference, the Surety may, within five (5) business days after receipt of the Owner’s notice, request such a conference. If the Surety timely requests a conference, the Owner shall attend. Unless the Owner agrees otherwise, any conference requested under this Section 3.1 shall be held within ten (10) business days of the Surety’s receipt of the Owner’s notice. If the Owner, the Contractor and the Surety agree, the Contractor shall be allowed a reasonable time to perform the Construction Contract, but such an agreement shall not waive the Owner’s right, if any, subsequently to declare a Contractor Default;

.2	the Owner declares a Contractor Default, terminates the Construction Contract and notifies the Surety; and

.3	the Owner has agreed to pay the Balance of the Contract Price in accordance with the terms of the Construction Contract to the Surety or to a contractor selected to perform the Construction Contract.

§ 4 Failure on the part of the Owner to comply with the notice requirement in Section 3.1 shall not constitute a failure to comply with a condition precedent to the Surety’s obligations, or release the Surety from its obligations, except to the extent the Surety demonstrates actual prejudice.

§ 5 When the Owner has satisfied the conditions of Section 3, the Surety shall promptly and at the Surety’s expense take one of the following actions:

§ 5.1 Arrange for the Contractor, with the consent of the Owner, to perform and complete the Construction Contract;

§ 5.2 Undertake to perform and complete the Construction Contract itself, through its agents or independent contractors;

§ 5.3 Obtain bids or negotiated proposals from qualified contractors acceptable to the Owner for a contract for performance and completion of the Construction Contract, arrange for a contract to be prepared for execution by the Owner and a contractor selected with the Owner’s concurrence, to be secured with performance and payment bonds executed by a qualified surety equivalent to the bonds issued on the Construction Contract, and pay to the Owner the amount of damages as described in Section 7 in excess of the Balance of the Contract Price incurred by the Owner as a result of the Contractor Default; or

§ 5.4 Waive its right to perform and complete, arrange for completion, or obtain a new contractor and with reasonable promptness under the circumstances:

.1	After investigation, determine the amount for which it may be liable to the Owner and, as soon as practicable after the amount is determined, make payment to the Owner; or

.2	Deny liability in whole or in part and notify the Owner, citing the reasons for denial.

§ 6 If the Surety does not proceed as provided in Section 5 with reasonable promptness, the Surety shall be deemed to be in default on this Bond seven days after receipt of an additional written notice from the Owner to the Surety demanding that the Surety perform its obligations under this Bond, and the Owner shall be entitled to enforce any remedy available to the Owner. If the Surety proceeds as provided in Section 5.4, and the Owner refuses the payment or the Surety has denied liability, in whole or in part, without further notice the Owner shall be entitled to enforce any remedy available to the Owner.

AIA Document A312™ – 2010. The American Institute of Architects.
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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 7 If the Surety elects to act under Section 5.1, 5.2 or 5.3, then the responsibilities of the Surety to the Owner shall not be greater than those of the Contractor under the Construction Contract, and the responsibilities of the Owner to the Surety shall not be greater than those of the Owner under the Construction Contract. Subject to the commitment by the Owner to pay the Balance of the Contract Price, the Surety is obligated, without duplication, for

.1	the responsibilities of the Contractor for correction of defective work and completion of the Construction Contract;

.2	additional legal, design professional and delay costs resulting from the Contractor’s Default, and resulting from the actions or failure to act of the Surety under Section 5; and

.3	liquidated damages, or if no liquidated damages are specified in the Construction Contract, actual damages caused by delayed performance or non-performance of the Contractor.

§ 8 If the Surety elects to act under Section 5.1, 5.3 or 5.4, the Surety’s liability is limited to the amount of this Bond.

§ 9 The Surety shall not be liable to the Owner or others for obligations of the Contractor that are unrelated to the Construction Contract, and the Balance of the Contract Price shall not be reduced or set off on account of any such unrelated obligations. No right of action shall accrue on this Bond to any person or entity other than the Owner or its heirs, executors, administrators, successors and assigns.

§ 10 The Surety hereby waives notice of any change, including changes of time, to the Construction Contract or to related subcontracts, purchase orders and other obligations.

§ 11 Any proceeding, legal or equitable, under this Bond may be instituted in any court of competent jurisdiction in the location in which the work or part of the work is located and shall be instituted within two years after a declaration of Contractor Default or within two years after the Contractor ceased working or within two years after the Surety refuses or fails to perform its obligations under this Bond, whichever occurs first. If the provisions of this Paragraph are void or prohibited by law, the minimum period of limitation available to sureties as a defense in the jurisdiction of the suit shall be applicable

§ 12 Notice to the Surety, the Owner or the Contractor shall be mailed or delivered to the address shown on the page on which their signature appears.

§ 13 When this Bond has been furnished to comply with a statutory or other legal requirement in the location where the construction was to be performed, any provision in this Bond conflicting with said statutory or legal requirement shall be deemed deleted herefrom and provisions conforming to such statutory or other legal requirement shall be deemed incorporated herein. When so furnished, the intent is that this Bond shall be construed as a statutory bond and not as a common law bond.

§ 14 Definitions

§ 14.1 Balance of the Contract Price. The total amount payable by the Owner to the Contractor under the Construction Contract after all proper adjustments have been made, including allowance to the Contractor of any amounts received or to be received by the Owner in settlement of insurance or other claims for damages to which the Contractor is entitled, reduced by all valid and proper payments made to or on behalf of the Contractor under the Construction Contract.

§ 14.2 Construction Contract. The agreement between the Owner and Contractor identified on the cover page, including all Contract Documents and changes made to the agreement and the Contract Documents.

§ 14.3 Contractor Default. Failure of the Contractor, which has not been remedied or waived, to perform or otherwise to comply with a material term of the Construction Contract.

§ 14.4 Owner Default. Failure of the Owner, which has not been remedied or waived, to pay the Contractor as required under the Construction Contract or to perform and complete or comply with the other material terms of the Construction Contract.

§ 14.5 Contract Documents. All the documents that comprise the agreement between the Owner and Contractor.

§ 15 If this Bond is issued for an agreement between a Contractor and subcontractor, the term Contractor in this Bond shall be deemed to be Subcontractor and the term Owner shall be deemed to be Contractor.

AIA Document A312™ – 2010. The American Institute of Architects.
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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 16 Modifications to this bond are as follows:

(Space is provided below for additional signatures of added parties, other than those appearing on the cover page.)

CONTRACTOR AS PRINCIPAL		SURETY
Company:	(Corporate Seal)	Company:	(Corporate Seal)

Signature:		Signature:
Name and Title:		Name and Title:
Address		Address

CAUTION: You should sign an original AIA Contract Document, on which this text appears in RED. An original assures that changes will not be obscured.

AIA Document A312™ – 2010. The American Institute of Architects.
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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Document A312™ – 2010

Payment Bond

CONTRACTOR:		SURETY:
(Name, legal status and address)		(Name, legal status and principal place of business)
OWNER: (Name, legal status and address)

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Any singular reference to Contractor, Surety, Owner or other party shall be considered plural where applicable.

AIA Document A312–2010 combines two separate bonds, a Performance Bond and a Payment Bond, into one form. This is not a single combined Performance and Payment Bond.

CONSTRUCTION CONTRACT Date:
Amount: Description: (Name and location)
BOND Date: (Not earlier than Construction Contract Date)
Amount: Modifications to this Bond: ☐ None ☐ See Section 18
CONTRACTOR AS PRINCIPAL		SURETY
Company:	(Corporate Seal)	Company:	(Corporate Seal)

Signature:		Signature:
Name		Name
and Title:		and Title:
(Any additional signatures appear on the last page of this Payment Bond.)

(FOR INFORMATION ONLY — Name, address and telephone)
AGENT or BROKER:		OWNER’S REPRESENTATIVE: (Architect, Engineer or other party:)

	AIA Document A312™ – 2010. The American Institute of Architects.	061110
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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 1 The Contractor and Surety, jointly and severally, bind themselves, their heirs, executors, administrators, successors and assigns to the Owner to pay for labor, materials and equipment furnished for use in the performance of the Construction Contract, which is incorporated herein by reference, subject to the following terms.

§ 2 If the Contractor promptly makes payment of all sums due to Claimants, and defends, indemnifies and holds harmless the Owner from claims, demands, liens or suits by any person or entity seeking payment for labor, materials or equipment furnished for use in the performance of the Construction Contract, then the Surety and the Contractor shall have no obligation under this Bond.

§ 3 If there is no Owner Default under the Construction Contract, the Surety’s obligation to the Owner under this Bond shall arise after the Owner has promptly notified the Contractor and the Surety (at the address described in Section 13) of claims, demands, liens or suits against the Owner or the Owner’s property by any person or entity seeking payment for labor, materials or equipment furnished for use in the performance of the Construction Contract and tendered defense of such claims, demands, liens or suits to the Contractor and the Surety.

§ 4 When the Owner has satisfied the conditions in Section 3, the Surety shall promptly and at the Surety’s expense defend, indemnify and hold harmless the Owner against a duly tendered claim, demand, lien or suit.

§ 5 The Surety’s obligations to a Claimant under this Bond shall arise after the following:

§ 5.1 Claimants, who do not have a direct contract with the Contractor,

.1	have furnished a written notice of non-payment to the Contractor, stating with substantial accuracy the amount claimed and the name of the party to whom the materials were, or equipment was, furnished or supplied or for whom the labor was done or performed, within ninety (90) days after having last performed labor or last furnished materials or equipment included in the Claim; and

.2	have sent a Claim to the Surety (at the address described in Section 13).

§ 5.2 Claimants, who are employed by or have a direct contract with the Contractor, have sent a Claim to the Surety (at the address described in Section 13).

§ 6 If a notice of non-payment required by Section 5.1.1 is given by the Owner to the Contractor, that is sufficient to satisfy a Claimant’s obligation to furnish a written notice of non-payment under Section 5.1.1.

§ 7 When a Claimant has satisfied the conditions of Sections 5.1 or 5.2, whichever is applicable, the Surety shall promptly and at the Surety’s expense take the following actions:

§ 7.1 Send an answer to the Claimant, with a copy to the Owner, within sixty (60) days after receipt of the Claim, stating the amounts that are undisputed and the basis for challenging any amounts that are disputed, and

§ 7.2 Pay or arrange for payment of any undisputed amounts.

§ 7.3 The Surety’s failure to discharge its obligations under Section 7.1 or Section 7.2 shall not be deemed to constitute a waiver of defenses the Surety or Contractor may have or acquire as to a Claim, except as to undisputed amounts for which the Surety and Claimant have reached agreement. If, however, the Surety fails to discharge its obligations under Section 7.1 or Section 7.2, the Surety shall indemnify the Claimant for the reasonable attorney’s fees the Claimant incurs thereafter to recover any sums found to be due and owing to the Claimant.

§ 8 The Surety’s total obligation shall not exceed the amount of this Bond, plus the amount of reasonable attorney’s fees provided under Section 7.3, and the amount of this Bond shall be credited for any payments made in good faith by the Surety.

§ 9 Amounts owed by the Owner to the Contractor under the Construction Contract shall be used for the performance of the Construction Contract and to satisfy claims, if any, under any construction performance bond. By the Contractor furnishing and the Owner accepting this Bond, they agree that all funds earned by the Contractor in the performance of the Construction Contract are dedicated to satisfy obligations of the Contractor and Surety under this Bond, subject to the Owner’s priority to use the funds for the completion of the work.

AIA Document A312™ – 2010. The American Institute of Architects.
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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 10 The Surety shall not be liable to the Owner, Claimants or others for obligations of the Contractor that are unrelated to the Construction Contract. The Owner shall not be liable for the payment of any costs or expenses of any Claimant under this Bond, and shall have under this Bond no obligation to make payments to, or give notice on behalf of, Claimants or otherwise have any obligations to Claimants under this Bond.

§ 11 The Surety hereby waives notice of any change, including changes of time, to the Construction Contract or to related subcontracts, purchase orders and other obligations.

§ 12 No suit or action shall be commenced by a Claimant under this Bond other than in a court of competent jurisdiction in the state in which the project that is the subject of the Construction Contract is located or after the expiration of one year from the date (1) on which the Claimant sent a Claim to the Surety pursuant to Section 5.1.2 or 5.2, or (2) on which the last labor or service was performed by anyone or the last materials or equipment were furnished by anyone under the Construction Contract, whichever of (1) or (2) first occurs. If the provisions of this Paragraph are void or prohibited by law, the minimum period of limitation available to sureties as a defense in the jurisdiction of the suit shall be applicable.

§ 13 Notice and Claims to the Surety, the Owner or the Contractor shall be mailed or delivered to the address shown on the page on which their signature appears. Actual receipt of notice or Claims, however accomplished, shall be sufficient compliance as of the date received.

§ 14 When this Bond has been furnished to comply with a statutory or other legal requirement in the location where the construction was to be performed, any provision in this Bond conflicting with said statutory or legal requirement shall be deemed deleted herefrom and provisions conforming to such statutory or other legal requirement shall be deemed incorporated herein. When so furnished, the intent is that this Bond shall be construed as a statutory bond and not as a common law bond.

§ 15 Upon request by any person or entity appearing to be a potential beneficiary of this Bond, the Contractor and Owner shall promptly furnish a copy of this Bond or shall permit a copy to be made.

§ 16 Definitions

§ 16.1 Claim. A written statement by the Claimant including at a minimum:

.1	the name of the Claimant;

.2	the name of the person for whom the labor was done, or materials or equipment furnished;

.3	a copy of the agreement or purchase order pursuant to which labor, materials or equipment was furnished for use in the performance of the Construction Contract;

.4	a brief description of the labor, materials or equipment furnished:

.5	the date on which the Claimant last performed labor or last furnished materials or equipment for use in the performance of the Construction Contract;

.6	the total amount earned by the Claimant for labor, materials or equipment furnished as of the date of the Claim;

.7	the total amount of previous payments received by the Claimant; and

.8	the total amount due and unpaid to the Claimant for labor, materials or equipment furnished as of the date of the Claim.

§ 16.2 Claimant. An individual or entity having a direct contract with the Contractor or with a subcontractor of the Contractor to furnish labor, materials or equipment for use in the performance of the Construction Contract. The term Claimant also includes any individual or entity that has rightfully asserted a claim under an applicable mechanic’s lien or similar statute against the real property upon which the Project is located. The intent of this Bond shall be to include without limitation in the terms “labor, materials or equipment” that part of water, gas, power, light, heat, oil, gasoline, telephone service or rental equipment used in the Construction Contract, architectural and engineering services required for performance of the work of the Contractor and the Contractor’s subcontractors, and all other items for which a mechanic’s lien may be asserted in the jurisdiction where the labor, materials or equipment were furnished.

§ 16.3 Construction Contract. The agreement between the Owner and Contractor identified on the cover page, including all Contract Documents and all changes made to the agreement and the Contract Documents.

AIA Document A312™ – 2010. The American Institute of Architects.
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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 16.4 Owner Default. Failure of the Owner, which has not been remedied or waived, to pay the Contractor as required under the Construction Contract or to perform and complete or comply with the other material terms of the Construction Contract.

§ 16.5 Contract Documents. All the documents that comprise the agreement between the Owner and Contractor.

§ 17 If this Bond is issued for an agreement between a Contractor and subcontractor, the term Contractor in this Bond shall be deemed to be Subcontractor and the term Owner shall be deemed to be Contractor.

§ 18 Modifications to this bond are as follows:

(Space is provided below for additional signatures of added parties, other than those appearing on the cover page.)

CONTRACTOR AS PRINCIPAL		SURETY
Company:	(Corporate Seal)	Company:	(Corporate Seal)

Signature:		Signature:
Name and Title:		Name and Title:
Address		Address

CAUTION: You should sign an original AIA Contract Document, on which this text appears in RED. An original assures that changes will not be obscured.

AIA Document A312™ – 2010. The American Institute of Architects.
Init.
8
/

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit P Form of Change Order

EXHIBIT P

FORM OF CHANGE ORDER

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ENTER PROJECT NAME]

CHANGE ORDER NO.

Contractor:	Title:	Date:

CHANGE IN WORK: (Detail)			Amount (Circle Credits)

This Change Order No. [    ], effective [        ], is issued to amend the Engineering, Procurement and Construction Agreement between [***], a [***] corporation (“Owner”) and                                          (“Contractor”) dated [                    ], as amended (the “Agreement”) as specified below. The initial capitalized terms used herein, unless otherwise defined in this Change Order, shall have the meanings ascribed to them in the Agreement.

[INSERT DETAIL OF CHANGE IN WORK]

Total Authorized Amount
This Change Order

CHANGE IN WORK START DATE:	CHANGE IN WORK END DATE:

The Parties hereby agree that, if this Change Order is executed by Owner, then Contractor shall implement the above-referenced Change In Work. If this Change Order is executed by Owner the Change In Work, and any adjustment to the Contract Price and/or any other provisions of the Agreement, as the case may be, described in this Change Order are considered amendments to the Agreement. Except as otherwise set forth in this Change Order, the Change In Work described in this Change Order shall not relieve Owner or Contractor of their obligations and liabilities set forth in the Agreement. If this Change Order is executed by Owner, this Change Order constitutes a full and complete settlement with respect to the Change In Work, and any adjustment to the Contract Price and/or any other provisions of the Agreement, as the case may be, described in this Change Order, including, without limitation, the settlement of compensation to Contractor, for the Change In Work described in this Change Order

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONTRACT PRICE HISTORY			Primary Cause of Change in Work (Check One)

Original Contract Price		$	☐ Variance from Quantity Estimate

Total Previous Change Orders			☐ Regulatory Requirements

This Change Order (Net Amount)			☐ Construction Changes

☐ Firm ☐ Estimate			☐ Engineering Changes

Adjusted Contract Price		$	☐ Other Department Requests

☐ Contractor caused (Identity Back Charges)

Could this Change Order Impact Other Contracts?			☐ Constructability

☐ Yes	☐ No		☐ Owner Initiated

☐ Force Majeure/Excusable Event

☐ Permit Litigation

☐ Other (Specify)

Accepted by Contractor:	Accepted by Owner: [***]

Signature:	Signature:
Name (Print)	Name (Print)
Title (Print)	Title (Print)
Date:	Date:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit Q-1 Notice of Substantion Completion

EXHIBIT Q-1

NOTICE OF SUBSTANTIAL COMPLETION

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TO:	Owner

RE:	Notice of Substantial Completion in accordance with Section 13.3 of the Agreement

This Notice of Substantial Completion is delivered to you pursuant to Section 13.3 of the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Agreement and all section references shall refer to Agreement.

The undersigned, in his capacity as an officer of                      and not in his personal capacity, and without undertaking any personal liability, certifies on or before the date hereof:

(a)	the Project has achieved Mechanical Completion;

(b)	the Punchlist is in final form or is deemed approved as provided for in Section 13.1.2 and only Non-Critical Deficiencies remain on the Punchlist

(c)	the Five Consecutive Day Operational Test has been Successfully Run;

(d)	the results of the Five Day Performance Ratio Test reflects achievement of the Guaranteed Performance Ratio;

(e)	Owner has received all Contractor Deliverables (if any) as required to be delivered by the Substantial Completion Date pursuant to the Contractor Deliverables Table;

(f)	the Project has all Applicable Permits, required for the construction and continuous operation of the Project and with Applicable Laws and

(i)	to the extent required by such permits or Applicable Law, such permits are in the name of Owner;

(ii)	copies of each such permit are attached to such certificate;

(iii)	the Project is capable of operating in compliance with such permits and Applicable Laws;

(g)	the Owner’s Engineer has certified that the Project has been completed in all material respects in accordance with this Agreement and has achieved Substantial Completion; and;

(h)	no Contractor Liens have been filed against the Project and/or Site; provided that Contractor shall be deemed to have satisfied this Section

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.2(h) if Contractor has elected to bond or satisfy such Contractor Lien (in accordance with Article 27).

[signature page follows]

2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, the undersigned has executed this Notice of Substantial Completion this [—] day of [—], 20[—].

By:
Name: [—]
Title: [—]
Date: [—]

3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit Q-2 Notice of Final Completion

EXHIBIT Q-2

NOTICE OF FINAL COMPLETION

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TO:	Owner

RE:	Notice of Final Completion in accordance with Section 13.5 of the Agreement

This Notice of Final Completion is delivered to you pursuant to Section 13.5 of the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Agreement.

The undersigned, in his capacity as an officer of                     , and not in his personal capacity, and without undertaking any personal liability, certifies on or before the date hereof:

(a)	Substantial Completion has been achieved;

(b)	all items on the Punchlist shall have been completed by Contractor;

(c)	all Contractor’s and Subcontractors’ personnel shall have left the Site, and all Contractor’s and Subcontractors’ (i) surplus materials, (ii) waste materials, (iii) rubbish and (iv) construction facilities other than those to which Owner holds title shall have been removed from the Site;

(d)	Owner shall have received all Contractor Deliverables in relation to the Project as set forth on the Contractor Deliverables Table;

(e)	Contractor shall have delivered to Owner final record drawings of the Project;

(f)	Contractor has completed any work required with respect to any claims under the Warranties for which Contractor has been given Notice prior to completion of the Punchlist;

(g)	no Contractor Liens in respect of amounts paid to Contractor hereunder shall be outstanding against the Project and Owner shall have received all required Final Lien Waivers and the Final Completion Affidavit under Section 27.2; and

(h)	Contractor has completed performance of all other Work on the Project;

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, the undersigned has executed this Notice of Final Completion this [—] day of [—], 20[—].

By:
Name: [—]
Title: [—]
Date: [—]

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit R Form of Contractor’s Invoice

EXHIBIT R

FORM OF CONTRACTOR’S INVOICE

Constantine Matthiadis, Beth Hope 1609 Heritage Commerce Court Wake Forest, NC 27587 (919) 556-3056 bhope@powersecure.com

Invoice
Project Name:	Date	Invoice #
[***]		[***]
[***]

PowerSecure Solar

Bill To:	Remit Payment To:

PowerSecure Solar 1609 Heritage Commerce Court Wake Forest, NC 27587

PO Number		Terms	Due Date	PSS Project Number

		Net 25

Milestone #	% of Total	Description			Amount
1

				Total Due	$0.00

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit S Insurance Requirements

EXHIBIT S

INSURANCE REQUIREMENTS

1.1 General.

(a)	Contractor shall procure at its own expense and maintain in full force and effect as required under this Agreement, with responsible insurance companies authorized to do business in the United States, the types and limits of insurance as set forth in Sections 1.2 and 1.5 of this Exhibit S. Such insurances may be procured in whole or in part on a blanket policy basis.

(b)	Such insurance companies shall have an A.M. Best Insurance financial strength rating of at least “A-” or better, or equivalent, or shall be of recognized responsibility satisfactory to the Parties.

(c)	Capitalized terms used in this Exhibit S and not otherwise defined in the Agreement shall have the meanings generally ascribed to them in the commercial insurance industry in the United States.

(d)	Each Party, at its own cost, may purchase any additional insurance it believes necessary to protect its interests, but these costs cannot be passed on to the other Party.

1.2 Contractor’s Insurance.

1.2.1 Workers’ Compensation and Employer’s Liability Insurance. Contractor shall maintain workers’ compensation insurance and such other forms of insurance which Contractor is required to maintain in order to comply with Applicable Law and any statutory limits under workers’ compensation laws of the state of [***] (and any other location in which the Work is to be performed) including USL&H coverage (if any exposure exists), where applicable, and employer’s liability (including occupational disease, injury or death) coverage with limits of One Million Dollars ($1,000,000) per accident, One Million Dollars ($1,000,000) for disease, and One Million Dollars ($1,000,000) for each employee, which shall cover all of Contractor’s employees, whether full-time, leased, temporary or casual, who are engaged in the Work.

1.2.2 Commercial General Liability Insurance. Contractor shall maintain Commercial General Liability (or equivalent) insurance written with a combined single limit of One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) in the annual aggregate on a per project basis. Defense costs shall be provided as an additional benefit and not included within the limits of liability. Such coverage shall be written on an “occurrence” basis and shall be at least as broad as the Insurance Services Office Commercial General Liability Coverage “occurrence” form. Such insurance shall include coverage for bodily injury, products/completed operations, broad form/blanket contractual liability, broad form property damage and personal injury liability, premises/operations explosion, independent contractor liability, and collapse and underground hazards coverage and hostile fire liability.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.2.3 Automobile Liability Insurance. Contractor shall maintain automobile liability insurance (including coverage for owned, unowned and hired automobiles) covering vehicles used by Contractor in connection with the Work in an amount of One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury and property damage. Such coverage shall be at least as broad as the Insurance Services Office Business Auto Coverage form covering Automobile Liability, code 1 “any auto.” Contractor’s automobile liability insurance coverage shall contain appropriate no-fault insurance provisions or other endorsements in accordance with Applicable Laws. To the extent the Work involves hauling any Hazardous Materials, coverage shall be endorsed in accordance with Section 30 of the Motor Carrier Act of 1980 (Category 2) of the CA 99 48 endorsement.

1.2.4 Umbrella or Excess Liability Insurance. Contractor shall maintain umbrella/excess insurance on an “occurrence” basis covering claims in excess of the underlying insurance described in Sections 1.2.1, 1.2.2 and 1.2.3 of this Exhibit S, in the amount of Twenty Five Million Dollars ($25,000,000) per occurrence, and on a following-form basis.

1.2.5 Liability Limits. The liability limits under Section 1.2 of this Exhibit S may be met with any combination of primary, excess or umbrella insurance policies.

1.2.6 Professional Liability Insurance. If the Work includes engineering, architectural, design or other professional services, Contractor shall secure and maintain, professional liability insurance (errors and omissions) with a minimum single limit of Five Million Dollars ($5,000,000). Such coverage shall be in place throughout the performance of the Work and for three (3) years after Final Completion. Such coverage shall not exclude bodily injury or property damage from professional errors or omissions.

1.2.7 Contractor’s Pollution Liability Insurance. Contractor shall maintain pollution liability coverage with a limit not less than One Million Dollars ($1,000,000) per occurrence. Such insurance shall include coverage for bodily injury and property damage, including clean up costs and defense costs, resulting from sudden, accidental pollution conditions, including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, hydrocarbons, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any water course or body of water.

1.2.8 Equipment, Supplies and Materials. All equipment, supplies and materials (a) belonging to Contractor or to any of the Subcontractors or (b) used by or on behalf of Contractor or any of the Subcontractors for its performance hereunder which is not intended to become a permanent part of the completed Work shall be brought to and kept at the Site at the sole cost, risk and expense of Contractor or the applicable Subcontractor, and Owner shall not be liable for loss or damage thereto. Should such property be insured, said insurers shall waive rights of subrogation against Owner and Owner Financing Parties.

1.2.9 Site Access Insurance Requirements. For all Contractor’s insurance specified in Section 1.2 of this Exhibit S, Contractor shall add as additional insured (with the

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

exception of workers’ compensation) and provide waiver of subrogation in favor of the Grantor (as that term is defined in the Easement Agreement). Contractor agrees to provide to Owner certificates evidencing compliance within ten (10) Business Days of Effective Date and subsequent annual renewals until the expiration of any Warranty Periods under the Agreement.

1.2.10 Subcontractor’s Insurance. All requirements of 1.2 (Contractor’s Insurance) or of any other Contract insurance provision also apply to each subcontractor (substituting “subcontractor” for “Contractor” in each provision), unless a specific coverage is not required by the Contract (e.g., due to a limited scope of work) or Company provides an express written waiver. Contractor must require each subcontractor to provide evidence of its compliance with all Contract insurance provisions and must provide a copy of each subcontractor’s certificate to Company upon request. If a subcontractor does not have insurance as required by the Contract, Contractor is fully responsible for any shortfall in the subcontractor’s coverage. Contractor must indemnify Persons Indemnified for any Claim against subcontractor in excess of subcontractor’s policy limits, up to the amount of the policy limits required by Contract.

1.3 Owner’s Insurance.

1.3.1 Workers’ Compensation Insurance and Employers’ Liability Insurance. Owner shall maintain workers’ compensation insurance and such other forms of insurance which Owner is required to maintain in order to comply with Applicable Law and any statutory limits under workers’ compensation laws of the state of [***] (and any other location in which the Work is to be performed) including USL&H coverage (if any exposure exists), where applicable, and employer’s liability (including occupational disease, injury or death) coverage with limits of One Million Dollars ($1,000,000) per accident, One Million Dollars ($1,000,000) for disease, and One Million Dollars ($1,000,000) for each employee, which shall cover all of Owner’s employees, whether full-time, leased, temporary or casual, who are engaged in the Work.

1.3.2 Commercial General Liability Insurance. Owner shall maintain Commercial General Liability (or equivalent) insurance written with a combined single limit of One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) in the annual aggregate on a claims made basis. Such insurance shall include coverage for bodily injury, products/completed operations, broad form/blanket contractual liability, broad form property damage and personal injury liability, premises/operations explosion, independent contractor liability, and collapse and underground hazards coverage and hostile fire liability.

1.3.3 Automobile Liability Insurance. Owner shall maintain automobile liability insurance (including coverage for owned, unowned and hired automobiles) covering vehicles used by Owner, including the loading or unloading of such vehicles, in an amount of One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury and property damage. Owner’s automobile liability insurance coverage shall contain appropriate no-fault insurance provisions or other endorsements in accordance with Applicable Law.

1.3.4 Umbrella or Excess Liability Insurance. Owner shall maintain umbrella/excess insurance covering claims in excess of the underlying insurance described in Sections 1.3.2 and 1.3.3 of this Exhibit S in the amount of Twenty Five Million Dollars ($25,000,000) per occurrence, and on a following-form basis.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3.5 Liability limits under Section 1.3 of this Exhibit S may be met with any combination of self-insurance, primary, excess or umbrella insurance.

1.4 Endorsements. The policies of liability insurance to be maintained by Contractor shall be written or endorsed to include the following:

(a)	With respect to workers’ compensation/employer’s liability insurance, to provide that the insurer shall waive for the benefit of Owner and where permitted by law, all rights of subrogation against Owner, its subsidiaries and Affiliates, co-venturers, or their directors, officers, members, managers, as well as their respective employees and/or agents of each.

(b)	With respect to general liability, automobile liability and excess/umbrella insurance, to provide that such insurance shall waive any and all right of subrogation or recovery which the insurer may have or acquire against Owner, its subsidiaries and Affiliates, co-venturers, or their directors, officers, members, managers, as well as the employees and/or agents of each.

(c)	To provide a severability of interest and cross liability clause.

(d)	That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by Owner.

(e)	With the exception of the insurance required under Sections 1.2.1 and 1.2.6 (each, in the case of Contractor) of this Exhibit S, to identify Owner, its subsidiaries and Affiliates, co-venturers, and their directors, officers, members, managers, as well as the employees and/or agents of each and Owner Financing Parties as additional insureds for their legal liability arising out of the operations of Contractor. This additional insured status shall apply regardless of the enforceability of the indemnity provisions in this Agreement.

(f)	With respect to coverage for completed operations under the general liability insurance, to be in place throughout the performance of the Work and for three (3) years after Final Completion.

1.5 Builder’s All-Risk Insurance; Operational Insurance; Marine Cargo Insurance. Prior to significant accumulation by Contractor or any Subcontractor of insurable values at the Site, but no later than the earlier to occur of Site mobilization and thirty (30) days after the Effective Date, Contractor shall obtain and thereafter at all times during performance of the Work until the Substantial Completion Date, maintain, or cause to be maintained, builder’s all-risk insurance at Contractor’s sole cost and expense. Such builder’s all-risk insurance shall insure as additional insureds Owner, Owner Financing Parties, Owner Consultant(s) and all

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Subcontractors, as such parties’ interests may appear until the Substantial Completion Date. If requested by Owner, Owner Financing Parties will be named sole loss payees in respect of claims of $1 million or more. Builder’s all-risk shall cover all property in the course of transit or construction, including the Work, Plant Hardware, miscellaneous equipment, buildings and structures, machinery, fixtures, furnishings and other properties constituting a part of the Project (other than Plant Hardware properly covered under Contractor’s equipment floater), from physical loss or damage caused by perils covered by a builder’s all-risk form or equivalent coverage. Such insurance shall: (a) include “extended coverage” (including earthquake, flood, collapse, sinkhole, subsidence), (b) include mechanical and electrical breakdown coverage during testing and commissioning, including any Capacity Tests and other operations of the Project prior to Substantial Completion, (c) cover the Project and the Site for removal of debris, (d) include at least $1 million per occurrence limit for pollution clean-up costs and (e) otherwise cover damage to property and other claims arising out of the unloading, lifting, lowering or other handling of property at the Site, in an amount to cover materials and equipment to be used by Contractor in performance of this Agreement. The limit of liability shall be the full replacement cost of the Work or the property in relation to the Project, as the case may be, then at risk, including primary cost of the Plant Hardware plus freight. Any required payments of the deductibles for builders all-risk insurance shall be the responsibility of Contractor. The builder’s all-risk coverage shall not contain an exclusion for resultant damage caused by faulty workmanship, design or materials. Such insurance shall provide for a waiver of the underwriters’ right to subrogation against Owner, Contractor, Owner Financing Parties and all Subcontractors.

No later than the earlier to occur of thirty (30) days prior to the loading for shipment of any machinery or equipment intended to become part of the Project and thirty (30) days after the Effective Date, Contractor shall obtain and thereafter at all times during performance of the Work until the Substantial Completion Date, maintain, or cause to be maintained, ocean marine/cargo insurance in an amount sufficient to cover claims on a replacement cost basis against physical loss of or damage to any and all machinery and equipment intended to become part of the Project, including primary cost of the Plant Hardware plus freight. Said insurance shall commence with the loading of the machinery and equipment, prior to dispatch to the Site from the originating factory, warehouse, or place of storage, and remain in force until completion of unloading within the legal boundaries of the Site. Such insurance shall cover all risks of loss or damage including war risk, strikes, riots and civil commotion. Such insurance shall include extra/expediting expense coverage and shall insure as additional insureds Owner, Owner Financing Parties and all Subcontractors. If requested by Owner, Owner Financing Parties will be named sole loss payees in respect of claims of $1 million or more. Any required payments of the deductibles for ocean marine/cargo insurance shall be the responsibility of Contractor. Such insurance shall provide for a waiver of the underwriters’ right to subrogation against Owner, Contractor, Owner Financing Parties and all Subcontractors.

1.6 Waiver; Waiver of Subrogation. Each Party releases, assigns and waives any and all rights of recovery against the other Party and its respective Affiliates, subsidiaries, employees, successors, permitted assigns, insurers and underwriters, because of the existence of deductible clauses in, or inadequacy of limits of, any policies of insurance maintained or required to be maintained by such Party pursuant to this Agreement in the amounts stated herein. The Parties shall in all policies of insurance related to the Project maintained by each include clauses providing that each underwriter shall release, assign to the other Party, and its successors and

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

assigns and waive all of its rights of recovery, under subrogation or otherwise, against the other Party, and each of their parent companies, Affiliates, subsidiaries, employees, successors, permitted assigns, insurers and underwriters.

1.7 Contractor Certificates. To the extent available from the applicable insurer, on or prior to the Effective Date in the case of the insurance required by Section 1.2 of this Exhibit S and no later than the time required to have the applicable insurance in effect in the case of the insurance required by Section 1.5 of this Exhibit S, Contractor shall furnish to Owner certificates of insurance (in all cases, excluding the declaration page) from each insurance carrier showing that the insurance required by Section 1.2 and Section 1.5 of this Exhibit S is in full force and effect and the amount of the carrier’s liability thereunder. Certificates of insurance submitted under Section 1.7 of this Exhibit S shall be in form and content reasonably acceptable to Owner and shall provide that Owner and any Owner Financing Parties shall timely receive copies of any Notices to Owner or Contractor under such policies of any default or other act or omission by Owner, Contractor or other insured parties that might invalidate, render unenforceable or result in a lapse of such policy in whole or in part. Certificates of each renewal of the insurance should also be delivered to Owner and any Owner Financing Party promptly after receipt.

1.8 Descriptions Not Limitations. The insurances coverages referred to in this Exhibit S will be set forth in full in the respective policy forms, and the foregoing descriptions of such policies are not intended to be complete, nor to alter or amend any provision of the actual policies and in matters (if any) in which the said description may be conflicting with such instruments, the provisions of the policies of the insurance shall govern; provided that neither the content of any insurance policy or certificate nor approval thereof shall relieve either Party of any of their obligations under this Agreement.

1.9 Cost of Premium. It is expressly agreed and understood that the cost of premiums and deductibles for insurance required to be maintained by Contractor as set forth in this Exhibit S and all Taxes thereon shall be borne by Contractor, and shall be endorsed to provide that Owner shall have no liability for the payment of any premium thereon; and

1.10 Owner’s Right to Provide Insurances. If Contractor fails to provide or maintain any insurance required of it hereunder, the Owner shall have the right, but not the obligation, to provide or maintain any such insurance, and to deduct the cost thereof from any amounts due and payable to the Contractor, or, if there are no such amounts due and payable C, the Contractor shall reimburse the Owner for such costs on demand. Should any of the policies required to be maintained become unavailable or be cancelled for any reason during the period of the Agreement, the Contractor shall immediately procure replacement coverage. The failure of Contractor to procure such replacement coverage which is within the reasonable control of the Contractor (so as to provide continuous coverage) shall constitute a material breach hereunder.

1.11 No Limitation of Liability. The insurance coverages required of Contractor set forth in this Exhibit S shall in no way affect, nor are they intended as a limitation of, Contractor’s liability with respect to its performance of the Work. Other Terms and Provisions.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.11.1 Omissions; Errors. It is hereby understood and agreed that the coverages afforded by the insurance coverages set forth in Exhibit S of the Agreement shall not be invalidated or affected by any unintentional omissions or errors.

1.11.2 Notification. Contractor shall Notify the Owner of any and all incidents giving rise to an insurance claim, and otherwise keep the Owner timely apprised of insurance claim proceedings.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EPC Exhibit T Owner’s Site Rules

EXHIBIT T

OWNER’S SITE RULES

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

OWNER’S SITE RULES

Violation of the rules listed below will be grounds for barring the violator from the Site in accordance with Section 3.10.2 of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

I. OWNER TOOLS, EQUIPMENT, AND MATERIAL

All tools, supplies, material, equipment, vehicles and services belonging to or procured by Owner shall be used only in Owner’s interest. A clearance pass signed by an authorized Owner representative must accompany any such material, tools, equipment, etc., leaving the Site.

II. CONDUCT ON THE JOB

The following are examples of conduct which will not be tolerated:

1.	Stealing.

2.	Fighting.

3.	Harassment based on sex, race, religion, national origin or other unlawful reason, including conduct or languages derogatory to race, gender, color, religion, age, national origin, disability or veteran status such as, but not limited to, jokes, pranks, epithets, written or graphic material or hostility or aversion toward any individual or group.

4.	Threats of violence.

5.	Violation of OSHA regulations.

6.	Conduct which will hazard any property or life or limb of any employee.

7.	Use or possession of any firearm on the property.

8.	The use, being under the influence of, or possession of alcoholic beverages or unlawful drugs (including prescription medicine, except as described below, marijuana and narcotics) on the property. Possession or use of a prescription medication shall not be prohibited if the employee (1) notifies his or her supervisor that such medication has been prescribed, (2) uses such medication in accordance with instructions of his or her physician, and (3) furnishes a physician’s statement that the use of such prescription medication will not impair the employee’s safe and efficient performance on the job.